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Proxy Statement

2023 Annual Meeting of
Shareholders

March 22, 2023
To Our Shareholders:
On behalf of your board of directors, it is our privilege to invite you to attend the 2023 annual meeting of shareholders of CF Industries Holdings, Inc. to be held virtually on Wednesday, May 3, 2023, at 10:00 a.m. Central time. At the annual meeting, shareholders will vote on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and any other business matters properly brought before the annual meeting. Whether or not you are able to attend the annual meeting, we encourage you to read the enclosed materials and submit your proxy.
CF Industries’ 2022 Performance
The CF Industries team delivered phenomenal performance in 2022, executing our business well, leveraging our investments in operational excellence and growth over the previous decade, and benefiting from the tightest global nitrogen-supply demand balance in memory.
This global tightness was driven by two primary factors: strong agricultural demand and lower global supply driven by high natural gas prices in Europe and Asia that significantly curtailed nitrogen production in these regions. These dynamics were exacerbated by Russia’s invasion of Ukraine, which triggered further supply disruptions. The combination of these events pushed global nitrogen prices to all-time highs in the spring of 2022. With natural gas prices for marginal producers in Europe and Asia substantially higher than for the Company’s North American asset base, we executed successfully on significant margin opportunities throughout the year, which are reflected in our financial results.
For 2022, CF Industries reported net earnings attributable to common stockholders of $3.35 billion, or $16.38 per diluted share, EBITDA(1) of $5.54 billion and adjusted EBITDA(1) of $5.88 billion. Net cash from operations was $3.9 billion and free cash flow(2) was $2.8 billion.(3) All are Company records.
Strong operational performance underpinned these financial results. We continue to operate safely with our full year recordable incident rate at 0.33 incidents per 200,000 work hours, which is significantly better than industry averages. Gross ammonia production was 9.8 million tons, reflecting a 96% utilization rate, well above our peers. We also leveraged our logistics and distribution capabilities to ship a record volume of exports.
The high natural gas prices in Europe continued to challenge our UK operations. We made the difficult decision to restructure our business there, focusing our operations exclusively at our Billingham Complex, permanently closing our Ince Complex and adopting our global operating model for corporate functions in the U.K. The strategic rationale of this decision was reinforced in September when we were forced to temporarily halt ammonia production at Billingham due to escalating natural gas prices but were able to continue to operate our ammonium nitrate plant at the facility given Billingham has the capability to import ammonia — a key attribute in our view of the facility’s long-term viability.
Progress on Clean Energy Initiatives
We remain focused on our strategy to help accelerate the world’s transition to clean energy. In doing so, we address several topics of interest to stakeholders: how will CF Industries grow?; what are the capital deployment priorities?; how will the Company reduce its carbon footprint?; and

what are the larger social benefits or purpose the Company can serve, all while creating significant value for shareholders?
Ammonia and its associated nitrogen fertilizer products have helped transform the world’s ability to feed itself, as the energy it provides to crops increases yields. However, the conventional ammonia production process is very energy intensive resulting in significant amounts of carbon dioxide (CO2) as a byproduct. The Board and management are focused on reducing the Company’s carbon footprint. Our committed goals include reducing our carbon emissions intensity by 25% by 2030 and to be net zero carbon by 2050. Initiatives undertaken over the last two years, combined with activities in progress, provide us the pathway to achieve our 2030 goal, and put us well on our way toward achieving our 2050 commitment.
Other energy-intensive industries, including power generation and marine shipping, face similar concerns about their respective carbon footprints and have identified ammonia as a clean energy source to decarbonize their industries. This is due to three hydrogen atoms that make up a molecule of ammonia. Hydrogen is widely viewed as a scalable source of clean energy, and ammonia represents an efficient mechanism to both ship and store hydrogen, as well as a clean energy source in its own right as ammonia does not contain or emit carbon.
Our commitment to decarbonize our ammonia production process and the outlook for significant global demand for low-carbon ammonia as a clean energy source has created a unique growth opportunity for our Company. As we decarbonize, we are doing our part while also helping others decarbonize their industries, opening up new sources of demand for ammonia which will enable us to grow profitably, while doing good for the environment.
We have made substantial progress executing our strategy by focusing on a series of disciplined investments, firmly establishing CF Industries at the forefront of low-carbon ammonia production.
First, we have announced investments that will allow us to produce low-carbon blue ammonia (ammonia produced conventionally with CO2 emissions captured and permanently geologically sequestered). This includes our landmark, largest-of-its-kind carbon capture and sequestration (CCS) commercial agreement with ExxonMobil that will permanently sequester 2 million tons of CO2 from our Donaldsonville, LA, facility each year beginning in 2025. This project will enable CF Industries to be first-to-market with significant volumes of blue ammonia, and is an important step forward towards meeting our 2030 emissions intensity reduction goal.
Next, we expect to complete installation of a 20MW electrolyzer at our Donaldsonville Complex by the end of this year, enabling North America’s first commercial-scale green ammonia production (ammonia produced with hydrogen sourced through an electrolysis process that produces no carbon emissions). We have also taken steps to address our scope 3 emissions through the first-of-its kind purchase of natural gas certified to have 90% lower methane emissions intensity — the ratio of methane emissions to natural gas produced — than the industry average.
Additionally, we are evaluating new production capacity growth for low-carbon ammonia. We are conducting a front-end engineering and design study (FEED study), along with our partner in the project, Mitsui & Co., Ltd., for our proposed joint venture to construct an export-oriented blue ammonia facility at our new Blue Point Complex in Louisiana. CF Industries and Mitsui expect to make a final investment decision on the proposed facility in the second half of 2023.
Finally, we regularly collaborate with global industry leaders to build understanding of ammonia’s clean energy attributes, safety track record and regulatory environment.
These efforts have led to what we believe will be substantial global demand for decarbonized ammonia as a clean energy source.
•
In January 2023, we signed a memorandum of understanding (MOU) with JERA Co., Inc. (JERA), Japan’s largest power generator, regarding the supply of up to 500,000 metric tons of clean ammonia to be co-fired in a coal-based power plant to reduce CO2 emissions. The supply could begin as early as 2027, with options including a potential equity investment alongside CF Industries in a greenfield clean ammonia facility.

•
In February 2023, we signed an MOU with LOTTE CHEMICAL, a global chemicals company that is the primary importer of ammonia to South Korea to guide the companies in a joint exploration of clean ammonia production and long-term clean ammonia offtake into South Korea.

We continue to develop our current portfolio of clean energy initiatives and expect more disciplined investments to emerge in the future as we build on our leadership position for decarbonized ammonia.
Capital Deployment
In addition to our investments in clean energy initiatives, we returned nearly 60 percent of our free cash flow — $1.65 billion — to shareholders through share repurchases and dividends in 2022. In the last two years, we have reduced the outstanding share count by 11%. The Board of Directors authorized a new $3 billion share repurchase program in late 2022 that management will leverage to build on this track record as a vehicle to return excess cash to shareholders, creating long-term shareholder value. Given our strong financial results and free cash flow, we also decided to repay $500 million in debt in 2022, further strengthening our balance sheet and earning additional credit rating upgrades.
Sustainability & ESG Initiatives
Our strategy of accelerating the world’s transition to clean energy is linked to a comprehensive set of ESG goals. While our decarbonization efforts often receive the most attention, they are not the sum total of our sustainability and ESG-related initiatives. Our commitment encompasses many other issues important to CF Industries and its stakeholders, including inclusion, diversity and equity (ID&E), safety, food security, nutrient management, biodiversity and community involvement.
One area we want to highlight is our continued progress on CF Industries’ ID&E journey. The Company’s Inclusion Resource Group (IRG), which was first formed in 2021, is a forum for employees to get involved and help create a workplace where all feel included. This employee-led group works to foster a diverse, inclusive workplace aligned with CF Industries’ organizational mission, values, goals, business practices, and objectives. Today, nearly 20% of our employees belong to the IRG.
Our team also continues to make important headway toward the goals of the Multiple Pathways Initiative, a multi-year effort to create skill-based pathways to long-term professional growth for underrepresented groups. In 2021, we joined nearly 80 other companies in signing on to support the initiative, organized by the Business Roundtable, a nonprofit association of chief executive officers of major corporations. This past year, we continued to advance our efforts, including working with internal subject matter experts and external recruitment specialists to develop skills-based job descriptions, partnering with manufacturing sites and outside vendors to build a diverse pipeline through broader talent sourcing strategies, and identifying internal metrics to measure the impact of skills-based recruitment and talent advancement strategies.
We communicate our performance in these areas and others through our annual ESG and sustainability reporting, as well as our annual Inclusion, Diversity & Equity Report, which are now available at www.cfindustries.com. There, you can also access our Global Reporting Initiative (GRI) Index in accordance with GRI Standards, a Sustainability Accounting Standards Board (SASB) Index using the SASB framework for the chemicals industry, and aTask Force on Climate-related Financial Disclosures (TCFD) Index utilizing the TCFD disclosure recommendations.

Governance of CF Industries
The accompanying Proxy Statement describes CF Industries’ corporate governance policies and practices that foster the board’s effective oversight of the Company’s business strategies and practices. We believe the board’s leadership structure and the experience and diversity of our directors has been, and continues to be, critical to our success. Our eleven director nominees offer a diverse set of qualifications and perspectives and possess a wealth of leadership and professional experience, which contributes to the board’s effectiveness in its oversight of strategy and risk management and providing guidance that positions the Company for long-term success. Of the eleven board nominees, ten are independent, which includes our Chairman of the Board and all committee chairs and members. Over half of the members of the Board have joined since 2017 and the composition of the board is 55% diverse (gender or racial/ethnic background).
CF Industries’ Future
As we entered 2023, global nitrogen industry fundamentals remain very favorable and global nitrogen prices, which have moderated from 2022’s records, remain historically high. Longer-term, we believe our position at the forefront of low carbon ammonia production will underpin our ability to grow, while continuing to create long-term shareholder value. As a result, we believe CF Industries is well-positioned for the years ahead.
Thank you for your continued trust in CF Industries. We look forward to discussing our corporate performance in 2022 and our strategy and vision for the future when we gather virtually for our annual meeting on May 3, 2023.
Sincerely,

Stephen J. Hagge Chairman of the Board	W. Anthony Will President and Chief Executive Officer

(1)
EBITDA is defined as net earnings attributable to common stockholders plus interest expense — net, income taxes and depreciation and amortization. See Appendix A for reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures.

(2)
Free cash flow is defined as net cash from operating activities less capital expenditures and distributions to noncontrolling interest. See Appendix A for a reconciliation of free cash flow to the most directly comparable GAAP measure.

(3)
Net cash from operations and free cash flow reflect the impact of $491 million in payments related to a Canada/U.S. tax matter. See our Form 10-K for the year ended December 31, 2022 for more information.

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Deerfield, Illinois 60015
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cfindustries.com
NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
Date and Time:	Wednesday, May 3, 2023, at 10:00 a.m., Central time
Virtual Meeting:	The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) will be conducted virtually at www.virtualshareholdermeeting.com/CF2023
Items of Business:	At the Annual Meeting, shareholders will be asked to:
1. elect the eleven director nominees named in the accompanying Proxy Statement;
2. consider and approve an advisory resolution regarding the compensation of our named executive officers (“Say on Pay”);
3. consider and act upon an advisory vote regarding the frequency of future Say on Pay votes;
4. approve and adopt an amendment and restatement of our certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions;
5. ratify the selection of KPMG LLP as our independent registered public accounting firm for 2023;
6. act upon one shareholder proposal regarding an independent board chair, if properly presented at the Annual Meeting; and
7. consider any other business properly brought before the Annual Meeting.
Record Date:	You may vote at the Annual Meeting if you were a shareholder of record of our company as of the close of business on March 10, 2023.
Meeting Details:	To attend, and to vote and submit questions during, the Annual Meeting, visit www.virtualshareholdermeeting.com/CF2023 and enter the 16-digit control number on your Notice of Internet Availability of Proxy Materials or your proxy card. Additional information regarding the Annual Meeting, including procedures for attending and participating in the virtual meeting, can be found on page 108.
Internet Availability of Proxy Materials:
Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to be held on Wednesday, May 3, 2023: Our Proxy Statement and 2022 Annual Report are available free of charge at www.proxyvote.com.
Your vote is important. Please vote your shares promptly so that your shares will be represented whether or not you attend the Annual Meeting. To vote your shares, you may use the Internet as described on your Notice of Internet Availability of Proxy Materials and proxy card, call the toll-free telephone number listed on your proxy card or complete, sign, date, and return your proxy card. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option.
By order of the board of directors,
Douglas C. Barnard
Senior Vice President, General Counsel, and Secretary
March 22, 2023

COMPENSATION COMMITTEE REPORT	80
EXECUTIVE COMPENSATION	81
PROPOSAL 4: APPROVAL AND ADOPTION OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS AND MAKE VARIOUS CONFORMING AND TECHNICAL REVISIONS	99
PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023	102
Audit and Non-Audit Fees	102
Pre-Approval of Audit and Non-Audit Services	103
Auditor Independence	103
AUDIT COMMITTEE REPORT	104
PROPOSAL 6: SHAREHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIR	105
ANNUAL MEETING INFORMATION	108
Questions and Answers about the Annual Meeting and Voting	108
Important Additional Information	112
Deadlines for Submission of Future Shareholder Proposals, Shareholder Nominated Director Candidates and Other Business of Shareholders	113
OTHER MATTERS	115
APPENDIX A: NON-GAAP DISCLOSURE ITEMS	A-1
APPENDIX B: THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	B-1

PROXY STATEMENT SUMMARY
This summary provides certain key information about CF Industries’ business and strategy and highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. This Proxy Statement and a form of proxy were first sent or made available to shareholders on or about March 22, 2023.
2023 ANNUAL MEETING OF SHAREHOLDERS INFORMATION
Date and Time:
Wednesday, May 3, 2023, at 10:00 a.m. Central time

Location:
www.virtualshareholdermeeting.com/CF2023

Record Date:
March 10, 2023

VOTING MATTERS
Shareholders will be asked to vote on the following matters at the Annual Meeting:
Proposals	Board Recommendation	Page Reference
1. Election of Directors The Board believes the director nominees provide us with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board.	Vote FOR each director nominee	13
2. Advisory Vote on Compensation of Named Executive Officers (“Say on Pay”) Our executive compensation program is designed to align pay with performance, taking into account shareholder feedback and interests.	Vote FOR	43
3. Advisory Vote on Frequency of Future “Say on Pay” Votes (“Say on Frequency”) The Board believes Say on Pay advisory votes should be conducted each year so that our shareholders can annually express their views on our executive compensation program.	Vote for 1 YEAR	44
4. Approval and adoption of an amendment and restatement of our certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions The Board believes that having an officer exculpation provision in our certificate of incorporation strikes the appropriate balance between shareholders’ interest in management accountability and their interest in the company’s ability to attract and retain highly-qualified officers.	Vote FOR	99
5. Ratification of Selection of Independent Registered Public Accounting Firm for 2023 The audit committee has selected KPMG LLP to serve as CF Industries’ independent registered public accounting firm for 2023. The audit committee and the Board believe that the continued retention of KPMG to serve as CF Industries’ independent registered public accounting firm is in the best interests of the company and its shareholders.	Vote FOR	102
6. Shareholder Proposal Regarding an Independent Board Chair, if Properly Presented at the Annual Meeting The Board believes that the action requested by the proponent is unnecessary and not in the best interests of the company and its shareholders.	Vote AGAINST	105

OUR BUSINESS AND STRATEGY
At CF Industries, our mission is to provide clean energy to feed and fuel the world sustainably. With our employees focused on safe and reliable operations, environmental stewardship, and disciplined capital and corporate management, we are on a path to decarbonize our ammonia production network — the world’s largest — to enable green and blue hydrogen and nitrogen products for energy, fertilizer, emissions abatement and other industrial activities. Our manufacturing complexes in the United States, Canada, and the United Kingdom, an unparalleled storage, transportation and distribution network in North America, and logistics capabilities enabling a global reach underpin our strategy to leverage our unique capabilities to accelerate the world’s transition to clean energy. Our best-in-class operational capability and disciplined capital and corporate stewardship — supported by a culture rooted in our core values that we live each and every day — drive business results that create long-term value for all our stakeholders. Our strategy is reviewed and endorsed annually by the Board, and the Board plays an active role in overseeing the successful execution of our strategy.
For more information on our business, see “Item 1. — Business” and “Item 7. — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Annual Report.
Our Commitment to a Clean Energy Economy
We are taking significant steps to support a global hydrogen and clean fuel economy, through the production of green and blue ammonia. Since ammonia is one of the most efficient ways to transport and store hydrogen and is also a fuel in its own right, we believe that CF Industries, as the world’s largest producer of ammonia, with an unparalleled manufacturing and distribution network and deep technical expertise, is uniquely positioned to fulfill anticipated demand for hydrogen and ammonia from green and blue sources. Our approach includes green ammonia production, which refers to ammonia produced through a carbon-free process, and blue ammonia production, which relates to ammonia produced by conventional processes but with CO2 byproduct removed through carbon capture and sequestration.
In April 2021, we signed an engineering and procurement contract with thyssenkrupp to supply a 20 MW alkaline water electrolysis plant to produce green hydrogen at our Donaldsonville complex. Construction and installation, which is being managed by us, is expected to finish in 2023, with an estimated total cost of approximately $100 million. We will integrate the green hydrogen generated by the electrolysis plant into existing ammonia synthesis loops to enable the production of approximately 20,000 tons per year of green ammonia. We believe that the Donaldsonville green ammonia project will be the largest of its kind in North America.
In July 2022, we and Mitsui & Co., Ltd. (Mitsui) signed a joint development agreement for the companies’ proposed plans to construct an export-oriented blue ammonia facility. We and Mitsui continue to progress a front-end engineering and design (FEED) study for the project, and expect to make a final investment decision on the proposed facility in the second half of 2023. Should the companies agree to move forward, the ammonia facility would be constructed at our new Blue Point complex. We acquired the land on the west bank of the Mississippi river in Ascension Parish, Louisiana, for the complex during the third quarter of 2022. Construction and commissioning of a new world-scale ammonia plant typically takes approximately four years from the time construction begins.
We are also exploring opportunities to produce blue ammonia from our existing ammonia production network. We have announced a project with an estimated cost of $200 million to construct a CO2 dehydration and compression facility at our Donaldsonville complex to enable the transport and permanent sequestration of the ammonia process CO2 byproduct. Engineering activities and procurement of major equipment for the facility are in progress, and modification of the site’s existing equipment to allow integration with existing operations has begun. Once the dehydration and compression unit is in service and sequestration is initiated, we expect that the Donaldsonville complex will have the capacity to dehydrate and compress up to 2 million tons per year of CO2, enabling the production of blue ammonia. In October 2022, we announced that we had entered into a definitive CO2 offtake agreement with ExxonMobil to transport and permanently sequester the CO2 from Donaldsonville. Start-up for the project is scheduled for early 2025. Under current regulations, the project would be expected to qualify for tax credits under Section 45Q of the Internal Revenue Code, which provides a credit per tonne of CO2 sequestered.
We believe that execution of our strategy and development of the market for green and blue ammonia will provide significant growth opportunities and generate sustainable long-term value for all of our stakeholders.

Shareholder Returns
The global nitrogen industry is inherently cyclical, and our financial results can be significantly impacted by the pronounced effects of highly volatile commodity prices for our products as well as for natural gas, which is our principal feedstock. Additionally, we execute our strategy and evaluate our performance over a full cycle for our industry, which typically occurs over multiple years. As a result, we believe it is important to view total shareholder return over a longer time horizon than just one year. The following table shows the cumulative total shareholder return (“TSR”), assuming the reinvestment of dividends, for our common stock and a peer group index for the 1-, 3-, 5-, 7-, and 10-year periods ended December 31, 2022.

Total Shareholder Return (TSR)
CF
Peer Group Index
200%
150%
100%
50%
0%
22%
6%
93%
70%
128%
58%
159%
93%
174%
26%
1
3
5
7
10
Number of Years

Each of the peer group companies is or was a publicly traded manufacturer of agricultural chemical fertilizers. The companies comprising the peer group are:
• Agrium, Inc.*	• The Mosaic Company	• LSB Industries, Inc.
• Incitec Pivot Limited	• OCI N.V.**	• Potash Corporation of Saskatchewan Inc.*
• Nutrien Ltd.*	• CVR Partners LP	• Yara International ASA

*
Agrium, Inc. (“Agrium”) and Potash Corporation of Saskatchewan Inc. (“Potash Corp”) are included in the peer group from December 31, 2012 through December 31, 2017. On January 2, 2018, Agrium and Potash Corp completed a merger of equals transaction to form Nutrien, Ltd. The cumulative investment in each of Agrium and Potash Corp, assuming dividend reinvestments up to December 31, 2017, was converted into shares of Nutrien, Ltd. on January 2, 2018 using the exchange ratio in the merger of equals transaction consummated on that date. Nutrien, Ltd. is included in the peer group for the period from January 2, 2018 through December 31, 2022.

**
OCI N.V. has been excluded from the calculation of the 10-year total shareholder return because its shares had less than 10 years of trading history as of December 31, 2022.

For purposes of calculating the TSR of CF Industries and the peer group index for the 1-, 3-, 5-, 7-, and 10-year periods ending December 31, 2022, the beginning stock price for each peer group company was established by its respective closing price on the last trading day immediately preceding January 1 of the first fiscal year of the applicable measurement period. The returns of the peer group companies were weighted according to their respective market capitalizations as of the date used to establish the beginning stock price. For Yara International ASA, Incitec Pivot Limited and OCI N.V., we used their respective home exchange stock prices, converted into U.S. dollars, for TSR calculation purposes.

2022 PERFORMANCE HIGHLIGHTS
Operating Results
CF Industries’ 2022 financial results were driven by our strong operational performance, underpinned by favorable global nitrogen industry dynamics.
Net Earnings Attributable to Common Stockholders	Earnings Per Diluted Share	EBITDA(1)	Adjusted EBITDA (As Reported)(1)	Net Cash Provided by Operating Activities
$3.35 Billion	$16.38	$5.54 Billion	$5.88 Billion	$3.86 Billion
In addition to strong financial results, the company continued to deliver on its strategic priorities and create long-term shareholder value.
Safety	As of December 31, 2022, the company’s 12-month rolling average recordable incident rate was 0.33 incidents per 200,000 work hours – an industry leading result
Operational Excellence	Long-term asset utilization over the last five years is approximately 10 percent higher than the average utilization rate of our North American competitors
Efficiency	SG&A costs as a percentage of sales remained among the lowest in both the chemicals and fertilizer industries in 2022
Return to Shareholders	Returned $1,649 million to shareholders in 2022 through $1,346 million in share repurchases and $303 million in dividend payments.
Clean Energy Commitment	We are taking significant steps to decarbonize our own production network and support a global hydrogen and clean fuel economy, through the production of green and blue ammonia
Comprehensive ESG Goals	In line with our commitment to the clean energy economy and our focus on sustainability, we have published comprehensive environmental, social and governance (“ESG”) goals covering critical environmental, societal, and workforce imperatives

(1)
EBITDA is defined as net earnings attributable to common stockholders plus interest expense-net, income taxes and depreciation and amortization. Adjusted EBITDA as reported is EBITDA adjusted for selected items as shown in Appendix A. See Appendix A for a reconciliation of EBITDA and adjusted EBITDA as reported to the most directly comparable GAAP measure.

OUR DIRECTOR NOMINEES
Our corporate governance and nominating committee regularly reviews the overall composition of the Board and its committees to assess whether each reflects the appropriate mix of experience, qualifications, attributes, and skills that are relevant to CF Industries’ current and future global strategy, business, and governance.
Nominee Primary Occupation	Age	Director Since	Independent	Other Public Boards	Committee Memberships(1)
					AC	CC	GC	EC
Javed Ahmed Former CEO of Tate & Lyle PLC	63	2018	Yes	0		●	●
Robert C. Arzbaecher Former Chairman and CEO of Actuant Corporation	63	2005	Yes	0	●			C
Deborah L. DeHaas Former Vice Chairman and Managing Partner Center for Board Effectiveness, Deloitte	63	2021	Yes	1	●			●
John W. Eaves Executive Chairman of Arch Resources, Inc.	65	2017	Yes	1	●	C		●
Stephen J. Hagge Former President and CEO of AptarGroup, Inc.	71	2010	Yes	1		●	●
Jesus Madrazo Former EVP, Public Affairs and Sustainability of Bayer AG, Crop Science division	53	2021	Yes	0			●	●
Anne P. Noonan President and CEO of Summit Materials, Inc.	59	2015	Yes	1		●	C
Michael J. Toelle Owner, T & T Farms	60	2017	Yes	0		●		●
Theresa E. Wagler CFO and EVP of Steel Dynamics, Inc.	52	2014	Yes	0	C			●
Celso L. White Former Global Chief Supply Chain Officer of Molson Coors Brewing Company	61	2018	Yes	1			●	●
W. Anthony Will President and CEO of CF Industries	57	2014	CEO	1
(1)	AC	= Audit Committee
	CC	= Compensation and Management Development Committee
	GC	= Corporate Governance and Nominating Committee
	EC	= Environmental Sustainability and Community Committee
	C	= Committee Chair
*
Based on specific areas of focus or expertise that are particularly relevant to a director nominee’s service on our Board of Directors. It should not be inferred that other director nominees do not also possess meaningful experience or skills in these areas.

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to implementing sound corporate governance practices that enhance the effectiveness of the Board and our management and that serve the interests of our shareholders. Highlights of our governance practices include:
	Governance Practice	For More Information
Board Structure and Governance
•
All of director nominees are independent, except for our chief executive officer (“CEO”). All of our standing Board committees are 100 percent independent.

•
We have an independent Chair of the Board and separate CEO.

•
Our directors are elected annually based on a majority voting standard for uncontested elections. We have a resignation policy for incumbent directors who fail to receive a majority of votes cast.

•
Each of our directors attended 75% or more of the combined total meetings of the full Board and the committees on which he or she served during 2022.

•
Our non-employee directors meet in executive session, without management present, during each regularly scheduled Board meeting.

•
Annual Board and committee self-assessments and peer evaluations monitor the performance and effectiveness of the Board and its committees and directors.

•
The Chair of the Board and chair of the governance committee lead an active process to regularly assess Board composition and attributes and consider succession planning.

•
We consider diversity of background, including experience and skills as well as personal characteristics such as race, gender and age, in identifying nominees for director and incorporate recruitment protocols in our candidate searches that seek to identify candidates with these diversity characteristics.

•
The Board plays an active role in reviewing and approving our strategy and in overseeing the successful execution of our strategy.

•
Diligent Board oversight of risk management is a cornerstone of our risk management program.

•
The Board has an integral role in oversight of sustainability and engages with senior management on a broad range of environmental, social, and governance topics, including climate change, human capital management and diversity and inclusion, and our related comprehensive ESG goals.

P. 25-28 P. 25-26 P. 13 P. 28 P. 26 P. 26 P. 13-15 P. 16-17 P. 28-30 P. 28-30 P. 30-31;33-34
Stock Ownership
•
We have strong stock ownership guidelines for our executive officers and directors.

•
We prohibit hedging and pledging of our common stock by directors and executive officers.

•
We have a robust clawback policy covering incentive awards.

P. 77-78 P. 79 P. 78-79
Corporate Responsibility
•
Our ethics program includes a strong Code of Corporate Conduct for all of our directors, officers and employees.

•
We discuss corporate responsibility on our website and in our sustainability reports, including our values and “Do It Right” culture, our commitment to our stakeholders and communities, and our strong corporate commitment to respect the dignity and human rights of others.

•
We provide disclosure of charitable contributions and corporate political contributions and trade associate dues in semiannual reports.

P. 34 https://sustainability. cfindustries.com www.cfindustries.com/reports
Shareholder Rights
•
Eligible shareholders can utilize the proxy access provisions of our bylaws to include their own nominees for director in our proxy materials along with Board-nominated candidates.

•
We do not have a shareholder rights plan, or poison pill. The Board has adopted a policy whereby any shareholder rights plan adopted without shareholder approval must be submitted to shareholders for ratification, or the plan must expire, within one year of such adoption.

•
One or more holders of our common stock representing at least 25% of the voting power of our common stock have the right to call a special meeting of shareholders.

•
All supermajority voting provisions have been eliminated from our certificate of incorporation and our bylaws.

P. 15; Bylaws Bylaws Charter and Bylaws

SHAREHOLDER ENGAGEMENT
We believe that building positive relationships with our shareholders is critical to CF Industries’ success. We conduct shareholder outreach campaigns in the spring and in the fall to engage with shareholders to understand their perspectives on a variety of topics, such as our financial performance, environmental, social, and governance initiatives, executive compensation, human capital management, environmental sustainability, community relations, and related matters.
We also communicate with shareholders through a number of routine forums, including
•
quarterly earnings releases;

•
Securities and Exchange Commission (“SEC”) filings;

•
the annual report and proxy statement;

•
the annual shareholders meeting;

•
investor meetings, conferences and web communications; and

•
sustainability reporting, including our ESG Report and our Sustainability Report.

We relay shareholder feedback and trends on corporate governance and sustainability developments to the Board and its committees. Our engagement activities have resulted in valuable feedback that has contributed to our decision-making with respect to these matters. See “Corporate Governance — Shareholder Engagement” for a further discussion of our shareholder engagement activities.

COMPENSATION PROGRAM HIGHLIGHTS
Our executive compensation practices are overseen and administered by the compensation and management development committee, which is composed exclusively of independent directors. The committee is responsible for designing an executive compensation program — including approving any changes to it — that effectively incentivizes our executives to create long-term value for our shareholders.
	Summary		More Details
Compensation Philosophy	Our compensation philosophy seeks to align the interests of our employees and our shareholders through focusing on the total compensation (base salary, short-term incentives, long-term incentives, and benefits) of our employees, including our executive officers. We seek to benefit from this strategy by attracting key talent, retaining strong performers, increasing productivity, and maximizing operational and financial results, while also implementing compensation programs that are cost effective, market competitive, and sustainable across business cycles.		P. 56
Key Elements of Compensation Program	Salary	Paid in line with individual performance and contribution to company goals and aligned to competitive market data	P. 57;61
Annual Cash Incentives
The amount of the actual incentive earned is determined based on our level of achievement of three performance metrics:
•
80%: level of achievement of Adjusted EBITDA* (Financial Metric)

•
10%: level of achievement of the completion of specified Program Simplification milestones related to an enterprise-wide project to increase automation and better integrate the company’s processes, technology and reporting systems to strengthen and expand its capabilities for the company’s long-term growth and sustainability (Strategic Initiative Metric)

•
10%: level of achievement of the completion of safety critical equipment inspections on schedule and timely management of changes, subject to first achieving a gating level of behavioral safety practices goals (Process Safety Metric)

P. 57; 60-66
Long-Term Equity Incentives
A specified cash value amount is split between two equity award types:
•
60%: performance restricted stock units (“PRSUs”) (3-year cliff vesting based on average return on net assets (“RONA”)* over three one-year periods, and a TSR modifier that can decrease or increase payout by up to 20%)

•
40%: restricted stock units (“RSUs”) (3-year ratable vesting)

P. 57; 67-72
Rigorous Benchmarking and Incentive Target Setting	Benchmarking	Our total direct compensation is targeted at the 50th percentile of our Industry Reference Group, which is composed of 17 companies in related industries, and the overall general industry market data.	P. 59
Incentive Metrics and Performance Levels
•
We utilize performance metrics for our incentive compensation programs that align executive interests with those of our shareholders.

•
Executives are focused on achieving top performance across metrics that are directly tied to shareholder value creation and our core strategic objectives.

•
The compensation and management development committee considers the previous year’s financial performance, market trends and the company’s annual business plan when setting goals and targets for our incentive compensation programs.

•
The performance metrics and target performance levels reflect the inherent cyclicality of our business.

P. 57-60; 61-66; 67-71
Leading Compensation Governance Practices	Our leading compensation governance practices include:
	Strong pay-for-performance alignment	No employment agreements
	Robust clawback policy covering incentive awards	No repriced stock options
	Stock ownership guidelines	Minimal perquisites
	Performance metrics that align executive interests with interests of shareholders	Executive officers are prohibited from hedging or pledging our stock
	A majority of compensation for CEO and other executive officers is performance-based, at risk, and paid in equity	No new excise tax gross-ups after 2011 (CEO, chief financial officer and senior vice president, human resources have no such gross-up)

*
For the definitions of Adjusted EBITDA and RONA, see “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program — Our Metrics Defined.” Adjusted EBITDA as defined under our annual incentive plan may differ from the company’s adjusted EBITDA as reported due to further adjustments permitted under the terms of the annual incentive plan and approved by the compensation and management development committee.

2022 Target Total Compensation
The compensation and management development committee believes the majority of compensation should be composed of awards that are performance-based, with direct ties to the company and individual employee performance. The significant majority of the target compensation of each named executive officer (“NEO”) is at-risk based on company performance.
The following graphs illustrate the mix of total target direct compensation for our chief executive officer and for our other named executive officers for 2022:
AIP:
Annual Incentive Plan (annual bonus), cash settled

LTIP:
Long-Term Incentive Plan, denominated in equity

Annual Incentive Plan Performance Metrics
Financial Metric	Strategic Initiative Metric	Process Safety Metric
Adjusted EBITDA(1)	Program Simplification Milestones(2)	Behavioral Safety Gate Threshold(3)	Timely Completion Percentage(4)
$5.88 Billion	Achieved 4 milestones	Achieved 99%	Achieved 100%
Target: $3.2 Billion	Target: 2 milestones	Threshold: ≥ 95%	Target: 95%
When setting performance levels for the short-term incentive program, the compensation and management development committee considers the previous year’s financial performance, market trends and the company’s annual business plan. Going into 2022, positive nitrogen industry fundamentals were projected to continue. High crop prices and the need to replenish global grain stocks were expected to drive strong global fertilizer demand, while global nitrogen supply was expected to remain constrained with production in Europe and Asia affected by high energy prices. The company expected favorable energy spreads between North America producers and marginal production in Europe to persist throughout 2022, but at lower levels than the highs experienced in 2021. Building on the strong nitrogen outlook, the company expected increased production from its network, based on a return to higher ammonia utilization rates and a more normal level of turnaround activity in 2022 after completing a record level of maintenance activity in 2021.
Actual financial results in 2022 greatly exceeded the company’s forecasts, driven by the company’s strong operational performance and underpinned by global nitrogen industry dynamics, including the impact of Russia’s invasion of Ukraine and the resulting war between Russia and Ukraine. Nitrogen product prices benefited from robust global nitrogen demand driven by the need to replenish global grain stocks, coupled with reduced global supply availability from lower operating rates due to high energy costs for marginal production in Europe and Asia. Although natural gas prices and energy costs were higher than planned as demand growth from both power generation and liquefied natural gas (LNG) exports exceeded production increases, the historically wide energy differentials between North America and marginal production in Europe and Asia drove record results for the company.

(1)
See “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program — Our Metrics Defined” for the definition of Adjusted EBITDA for purposes of our annual incentive plan. Adjusted EBITDA as defined under our annual incentive plan may differ from the company’s adjusted EBITDA as reported due to further adjustments permitted under the terms of the annual incentive plan and approved by the compensation and management development committee.

(2)
The completion of specified Program Simplification milestones related to an enterprise-wide project to increase automation and better integrate the company’s processes, technology and reporting systems to strengthen and expand its capabilities for the company’s long-term growth and sustainability.

(3)
The Process Safety Metric has a behavioral safety gate threshold. If at least 95% of all individual safety scores of all employees at manufacturing sites were “80 points” or better for the year, the safety performance gating requirement would be achieved. If the safety performance gating requirement was not achieved, there would be no payout under the Process Safety Metric.

(4)
The completion of scheduled safety critical equipment inspections on schedule and timely management of changes (MOCs).

FORWARD-LOOKING STATEMENTS AND WEBSITE REFERENCES
All statements in this Proxy Statement by CF Industries Holdings, Inc. (together with its subsidiaries, the “company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and management’s expectations with respect to the production of green and blue (low-carbon) ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, statements about future financial and operating results, and other items described in this Proxy Statement.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the company’s business and the impact of global supply and demand on the company’s selling prices; the global commodity nature of the company’s nitrogen products, the conditions in the international market for nitrogen products, and the intense global competition from other producers; conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for our fertilizer products; the volatility of natural gas prices in North America and the United Kingdom; weather conditions and the impact of adverse weather events; the seasonality of the fertilizer business; the impact of changing market conditions on the company’s forward sales programs; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the company’s reliance on a limited number of key facilities; risks associated with cybersecurity; acts of terrorism and regulations to combat terrorism; risks associated with international operations; the significant risks and hazards involved in producing and handling the company’s products against which the company may not be fully insured; the company’s ability to manage its indebtedness and any additional indebtedness that may be incurred; the company’s ability to maintain compliance with covenants under its revolving credit agreement and the agreements governing its indebtedness; downgrades of the company’s credit ratings; risks associated with changes in tax laws and disagreements with taxing authorities; risks involving derivatives and the effectiveness of the company’s risk management and hedging activities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; regulatory restrictions and requirements related to greenhouse gas emissions; the development and growth of the market for green and blue (low-carbon) ammonia and the risks and uncertainties relating to the development and implementation of the company’s green and blue ammonia projects; risks associated with expansions of the company’s business, including unanticipated adverse consequences and the significant resources that could be required; and risks associated with the operation or management of the strategic venture with CHS (the “CHS Strategic Venture”), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS over the life of the supply agreement, and the risk that any challenges related to the CHS Strategic Venture will harm the company’s other business relationships.
More detailed information about factors that may affect the company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the company’s website. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this Proxy Statement and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Website references have been provided for convenience only. The content on any referenced websites is not incorporated by reference into this Proxy Statement and does not constitute a part of this Proxy Statement.

PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTOR NOMINEES
The Board has nominated the eleven individuals named in this Proxy Statement as director nominees for election at the Annual Meeting. All of the director nominees are present directors of the company standing for re-election. Each director elected at the Annual Meeting will serve until our next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or retirement.
Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable to serve, an event that the Board does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person as the Board may recommend, unless the Board decides to reduce its total size.
If all eleven director nominees are elected, the Board will consist of eleven directors, each of whom other than our CEO will be “independent” under the listing standards of the New York Stock Exchange (the “NYSE”).
Majority Vote Standard for Election of Directors
Our directors are elected by a majority of the votes cast in uncontested elections, which means that, for a director nominee to be elected in an uncontested election, the number of shares voted “for” that director nominee must exceed the number of votes cast “against” that director nominee. In a contested election, directors are elected by receiving a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. A contested election is a situation in which the number of nominees for election exceeds the number of directors to be elected. Whether an election is contested is determined fourteen days in advance of the date we file our definitive proxy statement with the SEC.
Director Resignation Policy
In accordance with procedures set forth in the company’s corporate governance guidelines, any incumbent director (including the 11 nominees standing for re-election at the Annual Meeting) who fails to receive a majority of votes cast in an uncontested election will be required to tender his or her resignation for consideration by the company’s corporate governance and nominating committee. The corporate governance and nominating committee will consider the resignation and, within 45 days following the date of the applicable annual meeting, make a recommendation to the Board concerning the acceptance or rejection of the resignation. The Board will then take formal action on the corporate governance and nominating committee’s recommendation no later than 90 days following the date of the annual meeting. Following the Board’s decision on the committee’s recommendation, we will publicly disclose the Board’s decision, together with an explanation of the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.
DIRECTOR SUCCESSION PLANNING AND NOMINATION PROCESS
The Board is responsible for nominating candidates for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The corporate governance and nominating committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership.
Regular Assessment of Board Composition and Succession Planning
The chair of the Board and chair of the corporate governance and nominating committee lead an active process to regularly review the overall composition of the Board and each Board committee and assess whether each reflects the appropriate mix of experience, qualifications, attributes, and skills that are relevant to CF Industries’ current and future global strategy, business, and governance. Board composition and succession planning is a standing item on the calendar for corporate governance and nominating committee meetings each year. The review process incorporates the results of the annual Board and committee performance and skills self-assessment processes described in “Corporate Governance — Leadership of the Board — Annual Board and Committee Self-Evaluations and Director Peer Evaluations” in assessing and determining whether any gaps in experience, qualifications, attributes, and skills exist and the characteristics and critical skills required of prospective candidates for election to the Board.
To maintain a Board with an appropriate mix of experience and qualifications and to permit time for orientation, the succession planning process generally considers the development of the Board over a time horizon extending for the next five years. In the case of an anticipated change in the composition of the Board, whether as a result of a retirement consistent with our general age-based retirement policy described below or otherwise, the Board generally prefers to recruit and add new directors such that there is time for the new directors to learn in detail our strategy, business, and governance sufficiently in advance of expected departures. The Board has also concluded that the appropriate number of directors is generally no fewer than eight and no more than twelve. The Board believes this range permits diversity of experience without hindering effective discussion or diminishing individual accountability. Therefore, the Board attempts to coordinate director additions and departures to maintain this size while allowing orientation time for new members as discussed above. Consistent with this process, the Board has added four new independent directors over the past five years, and five independent directors have retired over the past five years. The gradual refreshment process over the last several years reflects the Board’s intention to allow orientation time for new directors while maintaining the benefit of departing directors’ experience.
Identifying and Evaluating Candidates for Director
The corporate governance and nominating committee generally identifies potential nominees for election to the Board by engaging third party search firms that specialize in identifying director candidates. Current directors and executive officers may also notify the committee if they become aware of potential candidates, and the committee refers any such potential candidate to the third party search firm to first evaluate whether the potential candidate meets the criteria for Board membership discussed below. The committee will also consider candidates for election to the Board recommended by shareholders as described below.
Once a person has been identified by the corporate governance and nominating committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the corporate governance and nominating committee determines that the person warrants further consideration, the committee chair or another member of the committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the corporate governance and nominating committee will request information from the person, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and ask directors to conduct one or more interviews with the person. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The committee’s evaluation process will not vary based on whether or not a candidate is recommended by a shareholder, although, as stated below, the committee may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Recent Director Searches
As a result of our active succession planning and candidate evaluation processes, directors Ahmed, DeHaas, Madrazo and White were identified as candidates and added to the Board over the last five years. Each of these independent directors brings important skills and experience to our company that have further strengthened the Board and complemented the skills and experience of our other Board members. Each of these four individuals was recommended for consideration to the corporate governance and nominating committee by a third party search firm, and none of these four individuals was known to our chair of the Board or CEO prior to the candidate evaluation process.
Shareholder Recommendations of Director Candidates
The corporate governance and nominating committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the corporate governance and nominating committee, a shareholder must submit the recommendation to the committee in writing and include the following information:
•
the name of the shareholder and evidence of the shareholder’s ownership of our stock, including the number of shares owned and the length of time of ownership; and

•
the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of CF Industries, and the candidate’s consent to be named as a director if selected by the committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the corporate governance and nominating committee c/o the corporate secretary at our principal executive offices at the address on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement and must be received by the corporate secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of shareholders.
Proxy Access
Our bylaws allow eligible shareholders to include their own nominees for director in our proxy materials along with the Board-nominated candidates. Subject to applicable procedural and other requirements under our bylaws, the proxy access provisions of our bylaws permit any shareholder or group of up to 20 shareholders who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to nominate and include in our proxy materials director nominees constituting not more than 25% of the number of the directors in office at the time of the nomination. For further information in this regard, see the discussion under the heading “Annual Meeting Information — Deadlines for Submission of Future Shareholder Proposals, Shareholder Nominated Director Candidates and Other Business of Shareholders — Director Nominations for Inclusion in CF Industries’ Proxy Materials (Proxy Access).”

CRITERIA FOR BOARD MEMBERSHIP
Director Qualifications and Attributes
The corporate governance and nominating committee takes into consideration a number of factors and criteria in reviewing candidates for potential nomination to the Board. The corporate governance and nominating committee believes that the minimum qualifications for serving as a director of CF Industries are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and affairs and have an impeccable record and reputation for honesty and ethical conduct in his or her professional and personal activities.
In addition, the committee will examine a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, age, potential conflicts of interest, material relationships with CF Industries, and independence from management and the company.
Diversity
Our corporate governance guidelines and corporate governance and nominating committee charter reflect the intention of the Board that the board of directors represent a diversity of backgrounds. In accordance with the corporate governance and nominating committee charter and our corporate governance guidelines, the corporate governance and nominating committee considers diversity in identifying nominees for director, including personal characteristics such as race, gender and age, and the experiences and skills relevant to the Board’s performance of its responsibilities in the oversight of the company. As discussed above, four independent directors have joined the Board over the last five years. These directors’ experience and skills backgrounds include senior executive leadership (one retired chief executive officer, a retired managing partner of a big four accounting firm, a public affairs and sustainability executive, and a global supply chain executive) and three directors with industry expertise. In terms of personal characteristics, these directors include one woman, an African American, a director of Hispanic origin who has dual citizenship in the United States and Mexico and a director of Asian origin who lives in the United Kingdom and has dual citizenship in the United States and the United Kingdom. Since 2014, composition of the Board has transitioned from zero percent gender, racial and ethnic diversity to 27% gender diverse and 27% racially or ethnically diverse, resulting in 55% overall diversity representation on the Board in 2022. In addition, two of the three women serving on the Board have key leadership roles: Theresa Wagler has served as Chair of the Audit Committee since 2017, and Anne Noonan has served as Chair of Nominating and Corporate Governance Committee since 2020. The Board is committed to maintaining and improving upon its current diversity. In furtherance of this objective, the corporate governance and nominating committee will continue to incorporate recruitment protocols that seek to identify candidates in any future director search who meet the diversity characteristics described above.
Retirement Age
As set forth in the company’s corporate governance guidelines, it is the general policy of the company that no director having attained the age of 74 years shall be nominated for re-election or reappointment to the Board. However, the Board may determine to waive this policy in individual cases.
Director Tenure
To ensure that the Board maintains an appropriate balance of experience, continuity, and an openness to new ideas and a willingness to critically re-examine the status quo, the corporate governance and nominating committee considers the issue of continuing director tenure in connection with each director nomination recommendation.

Two director nominees, comprising 18% of the nominees, have served 10 or more years on the Board, and five director nominees, comprising 46% of the nominees, have served between five and 10 years on the Board. These directors bring a wealth of experience and knowledge concerning CF Industries. The remaining four director nominees, comprising 36% of the nominees, have served less than five years on the Board and bring fresh perspective to Board deliberations.
Service on Other Public Company Boards
The company recognizes the substantial time commitments attendant to Board membership and expects that the members of the Board will be fully committed to devoting all such time as is necessary to fulfill their Board responsibilities, in terms of both preparation for and attendance and participation at meetings. Accordingly, directors should generally not serve on more than three other public company boards. A director who also serves as the chief executive officer or named executive officer of a public company generally should not serve on the board of more than one other public company.
In addition, in recognition of the enhanced time commitments associated with membership on a public company’s audit committee, the Board has adopted a policy that no member of the audit committee may serve simultaneously on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the company’s audit committee.

Summary of Director Core Competencies*
We consider the depth and diversity of experience on the Board a key strength. Our eleven director nominees offer a diverse set of qualifications and perspectives and possess a wealth of leadership and professional experience. The following table summarizes experiences and skills that we have identified as key to our current and future global strategy, business, and governance.
Accounting and Finance Expertise	Environmental, Health & Safety Aspects of Operations
8 of 11 nominees	7 of 11 nominees
A strong understanding of accounting and finance is important for ensuring the integrity of our financial reporting and critically evaluating our performance.	Safety and environmental stewardship are core values of ours. We take guidance from our directors who have served in executive or operating positions at industrial manufacturing companies.
Environmental Sustainability	Human Capital Management
8 of 11 nominees	10 of 11 nominees
Insight and expertise in environmental sustainability and related matters help guide the company as it embraces a global hydrogen and clean fuel economy and pursues its ESG goals.	Insight and experience regarding culture, talent development, compensation, recruiting and retention, and diversity and inclusion are critical given the importance of the company’s human capital.
Industry Focus	Operations
7 of 11 nominees	8 of 11 nominees
Directors who are knowledgeable about the chemical, energy, and agriculture industries help guide the company in assessing the trends and external forces relevant to its strategy and operations.	As a global manufacturing and distribution company, we benefit from the experience of our directors who have served in senior executive roles of global manufacturing companies.
Public Company Governance	Risk Management
8 of 11 nominees	11 of 11 nominees
A deep understanding of the Board’s duties and responsibilities enhances board effectiveness and ensures independent oversight that is aligned with shareholder interests.	Directors with significant risk management experience provide important oversight as we manage the risks inherent in our strategy and operations.
Senior Executive Leadership	Strategy & Strategic Initiatives
11 of 11 nominees	10 of 11 nominees
We believe that directors who have served as CEOs or senior executives are in a position to challenge management and contribute practical insight into business strategy and operations.	Experience with major strategic initiatives helps us identify, pursue and consummate the right major initiatives that achieve our strategic objectives and realize synergies and optimal growth.

*
Based on specific areas of focus or expertise that are particularly relevant to a director nominee’s service on our Board of Directors. It should not be inferred that other director nominees do not also possess meaningful experience or skills in these areas.

Snapshot of Director Nominees

BOARD RECOMMENDATION
In connection with the Annual Meeting and in accordance with the above guidelines, the corporate governance and nominating committee recommended that the Board nominate the eleven individuals named in this Proxy Statement for election to the Board. The Board believes these nominees provide CF Industries with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board. Our eleven director nominees offer a diverse set of qualifications and perspectives and possess a wealth of leadership and professional experience in areas relevant to our current and future global strategy, business, and governance.
The Board unanimously recommends that you vote FOR the election of the nominees presented in Proposal 1.

DIRECTOR NOMINEE BIOGRAPHIES
The following biographical information about each of our director nominees highlights the particular experiences, qualifications, attributes, and skills possessed by each director nominee that led the Board to determine that he or she is qualified to serve as a public company director and that he or she should serve as member of the Board. All director nominee biographical information is as of March 22, 2023.

Javed Ahmed
Javed Ahmed served as chief executive officer of Tate & Lyle PLC, a British-headquartered, global provider of solutions and ingredients for food, beverage and industrial markets with facilities and offices in over 30 locations worldwide whose products are sold or distributed in over 120 countries, from October 2009 until April 2018. Prior to this role, he spent 17 years with Benckiser NV (later Reckitt Benckiser Group plc), a leading consumer products group, in a number of senior roles. He began his career with The Procter & Gamble Company before spending five years with Bain & Co.
Qualifications
As the former chief executive officer of Tate & Lyle PLC, Mr. Ahmed brings public company governance, agriculture and food industry focus, human capital management, strategic initiative, environmental sustainability, risk management, environmental, health and safety aspects of operations, and accounting and financial expertise to the Board.
Other Public Company Directorships (within the past 5 years)
•
Tate & Lyle PLC (Oct. 2009 – Apr. 2018)

Age 63	Director Since 2018
CF Industries Committees • Compensation and management development • Corporate governance and nominating

Qualifications
•
Accounting and Finance

•
Agriculture and Food Industry

•
CEO

•
EHS Aspects of Operations

•
Environmental Sustainability

•
Human Capital

•
Public Company Governance

•
Risk Management

•
Strategic Initiatives

Robert C. Arzbaecher
Robert C. Arzbaecher served as chief executive officer of Actuant Corporation, a diversified manufacturer and marketer of industrial products and systems with operations in more than 30 countries, from 2000 until January 2014 and as interim president and chief executive officer of Actuant from August 2015 until March 2016. He served as a director of Actuant from 2000 until January 2017 and as chairman of the board of Actuant from 2001 until March 2016. From 1992 until 2000, he held various financial positions with Applied Power, Inc., Actuant’s predecessor, the most recent of which was chief financial officer. Prior to 1992, Mr. Arzbaecher held various financial positions with Grabill Aerospace Industries Ltd., Farley Industries Inc., and Grant Thornton LLP, a public accounting firm. Mr. Arzbaecher is a certified public accountant and he is also a director of Fiduciary Management, Inc. mutual funds.
Qualifications
As the former chairman and chief executive officer of Actuant, Mr. Arzbaecher brings public company governance, human capital, operations, strategic initiative, and risk management expertise to the Board. As a certified public accountant who has served as a financial executive, he is an “audit committee financial expert” within the meaning of SEC rules.
Other Public Company Directorships (within the past 5 years)
•
None

Age 63	Director Since 2005
CF Industries Committees • Audit • Environmental sustainability and community (Chair)
Qualifications • Accounting and Finance • CEO • Human Capital • Operations • Public Company Governance • Risk Management • Strategic Initiatives

Deborah L. DeHaas
Deborah L. DeHaas retired from Deloitte as a vice chairman and the managing partner of the Center for Board Effectiveness in September 2020. She held numerous leadership roles at Deloitte during her 18 years of service to the firm, including as the firm’s first chief inclusion officer, as the regional managing partner for the midwest and central regions of Deloitte — in which role she led the quality, client satisfaction, growth, marketplace and talent initiatives for over 10,000 professionals in fourteen states — as the Chicago office managing partner, as a member of the Deloitte US board of directors, and as a member of the Deloitte US Executive Committee. Before joining Deloitte, Ms. DeHaas was a partner at Arthur Andersen LLP. She has served as the chief executive officer of Corporate Leadership Center, an executive leadership development organization, since November 2020. She previously served on the board and executive committee of the Value Reporting Foundation Board (formerly known as the Sustainability Accounting Standards Board Foundation Board) until it was consolidated into the IFRS Foundation in August 2022. She is also a trustee and chair of the audit committee at both Northwestern University and the University of Denver. Since February 2021, Ms. DeHaas has also been a member of the board of directors of Dover Corporation, a diversified global manufacturer and solutions provider.
Qualifications
With her roles and responsibilities at Deloitte, Corporate Leadership Center, and the Value Reporting Foundation Board, Ms. DeHaas brings substantial environmental sustainability, human capital management, public company governance, risk management, and strategic initiative experience to the Board. Ms. DeHaas is a certified public accountant and is an “audit committee financial expert” within the meaning of SEC rules.
Other Public Company Directorships (within the past 5 years)
•
Dover Corporation (Feb. 2021 – Present)

Age 63	Director Since 2021
CF Industries Committees • Audit • Environmental Sustainability and Community
Qualifications • Accounting and Finance • Environmental Sustainability • Human Capital • Public Company Governance • Senior Executive Leadership • Risk Management • Strategic Initiatives

John W. Eaves
John W. Eaves is the executive chairman of Arch Resources, Inc. (formerly Arch Coal, Inc.), a top coal producer for the global steel and power generation industries, and served as president and chief executive officer of Arch Resources from 2012 to April 2020. He has been a member of its board of directors since 2006. Mr. Eaves has more than 30 years of experience in the coal industry. During his tenure with Arch Resources, he has held positions of president and chief operating officer; senior vice president of marketing; and vice president of marketing and president of Arch Coal Sales, the company’s marketing subsidiary. Mr. Eaves joined Arch Resources in 1987 after serving in various marketing-related positions at Diamond Shamrock Coal Company and Natomas Coal Company. He serves on the boards of the National Association of Manufacturers and the National Mining Association. On January 11, 2016, Arch Resources filed a voluntary petition for reorganization under the provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Missouri. On October 5, 2016, Arch Resources’s reorganization plan became effective, and it emerged from Chapter 11.
Qualifications
As the executive chairman and former president and chief executive officer of Arch Resources, Mr. Eaves brings substantial energy industry, operations, strategic initiative, human capital management, environmental sustainability and environmental, health and safety of operations expertise to the Board. Mr. Eaves has extensive experience in risk management and accounting and finance expertise through his active supervision of those performing financial accounting and reporting at Arch Resources and he is an “audit committee financial expert” within the meaning of SEC rules.
Other Public Company Directorships (within the past 5 years)
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Arch Resources, Inc. (2006 – Present)

Age 65	Director Since 2017
CF Industries Committees • Audit • Compensation and management development (Chair) • Environmental sustainability and community

Qualifications
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Accounting and Finance

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CEO

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EHS Aspects of Operations

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Energy Industry

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Environmental Sustainability

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Human Capital

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Operations

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Public Company Governance

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Risk Management

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Strategic Initiatives

Stephen J. Hagge
Stephen J. Hagge served as president and chief executive officer of AptarGroup, Inc., a leading global supplier of a broad range of innovative dispensing systems for the beauty, personal care, home care, prescription drug, consumer health care, injectables, food and beverage markets with manufacturing facilities in North America, Europe, Asia and Latin America, from 2012 until January 2017 and as special advisor to the chief executive officer of AptarGroup from February 2017 to March 2017. He served as chief operating officer of AptarGroup from 2008 to 2011, as chief financial officer of AptarGroup from 1993 to 2011 and as an executive vice president and secretary of AptarGroup from 1993 to 2011. Mr. Hagge served as a director of AptarGroup from 2001 to 2019 and as a director of Crown Holdings, Inc. since 2019. He is also a member of the board of directors of Transcendia Topco Holdings, Inc., a privately held specialty package company, since 2018.
Qualifications
Through his experience as a director, chief executive officer, chief financial officer, and chief operating officer of AptarGroup, Mr. Hagge brings substantial public company governance, operations, human capital management, strategic initiative, environmental, health and safety of operations, and risk management expertise to the Board. Mr. Hagge has served as a financial executive and is an “audit committee financial expert” within the meaning of SEC rules.
Other Public Company Directorships (within the past 5 years)
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AptarGroup, Inc. (2001 – 2019)

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Crown Holdings, Inc. (2019 – Present)

Age 71	Director Since 2010
Chairman of the Board and Lead Independent Director
CF Industries Committees • Compensation and management development • Corporate governance and nominating
Qualifications • Accounting and Finance • CEO • EHS Aspects of Operations • Human Capital • Operations • Public Company Governance • Risk Management • Strategic Initiatives

Jesus Madrazo
Jesus Madrazo Yris is the former executive vice president of public affairs and sustainability of Bayer AG’s Crop Science division, having served in that capacity from August 2018 to November 2019. Prior to that role, Mr. Madrazo held numerous leadership positions during his 19 years of service at Monsanto Company, including as the executive vice president, operations, Europe, Middle East, Asia, Africa and global supply chain — in which role he had oversight of more than 9,000 employees and held responsibility for planning, production, manufacturing, procurement, engineering and customer care — as vice president of global corporate engagement, and as vice president of the International Row Crops Business. Mr. Madrazo is the founder and chairman of Kompali Farms, a large wine venture in Mexico renowned for its innovation in uniting technology and sustainability to deliver value to consumers while minimizing environmental impact. He also serves as a member of the boards of Reiter Affiliated Companies, a privately held company and the largest fresh multi-berry producer in the world, and Monte Xanic, a premium winery in Mexico.
Qualifications
As the former executive vice president of public affairs and sustainability of Bayer AG’s Crop Science division, as founder and chairman of Kompali Farms and with previous leadership roles at Monsanto Company, Mr. Madrazo brings agricultural industry, environmental sustainability, human capital, operations, and risk management expertise to the Board.
Other Public Company Directorships (within the past 5 years)
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None

Age 53	Director Since 2021
CF Industries Committees • Corporate governance and nominating • Environmental sustainability and community
Qualifications • Agriculture Industry • Environmental Sustainability • Human Capital • Operations • Risk Management • Senior Executive Leadership

Anne P. Noonan
Anne P. Noonan has served as president and chief executive officer and as a director of Summit Materials, Inc., a leading vertically integrated construction materials company that supplies aggregates, cement, ready-mix concrete and asphalt paving mix in the United States and western Canada, since September 2020. From December 2016 to April 2020, Ms. Noonan served as president and chief executive officer of OMNOVA Solutions Inc., a global provider of emulsion polymers, specialty chemicals, and engineered surfaces for a variety of commercial, industrial, and residential end uses with manufacturing, technical, and other facilities located in North America, Europe, China, and Thailand. She served as OMNOVA’s president, performance chemicals from 2014 until December 2016. Ms. Noonan previously held several positions of increasing responsibility with Chemtura Corporation, a global specialty chemicals company, from 1987 through 2014, including most recently as senior vice president and president of Chemtura’s Industrial Engineered Products business and Corporate Development function.
Qualifications
As the president and chief executive officer of Summit Materials, former president and chief executive officer of OMNOVA Solutions and with previous executive operating positions at both OMNOVA Solutions and Chemtura, Ms. Noonan brings operations, chemical industry, environmental, health and safety of operations, environmental sustainability, human capital, public company governance, risk management and strategic initiative expertise to the Board.
Other Public Company Directorships (within the past 5 years)
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Summit Materials, Inc. (Sept. 2020 – Present)

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OMNOVA Solutions Inc. (Dec. 2016 – Apr. 2020)

Age 59	Director Since 2015
CF Industries Committees • Compensation and management development • Corporate governance and nominating (Chair)

Qualifications
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CEO

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Chemical Industry

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EHS Aspects of Operations

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Environmental Sustainability

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Human Capital

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Operations

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Public Company Governance

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Risk Management

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Strategic Initiatives

Michael J. Toelle
Michael J. Toelle is the owner of T & T Farms, a diversified farming company. He has been a member of the board of Nationwide Mutual Insurance Company, one of the largest insurance and financial services companies in the world, since 2013. He is a former board chairman and former longtime board member of CHS Inc., a diversified global agribusiness cooperative. He also served as a board member for Cenex, Inc., before it merged with Harvest States Cooperatives to create CHS in 1998. Mr. Toelle is past chairman of the CHS Foundation and previously served as a director for the Agricultural Council of America and Country Partners Cooperative. Since June 2020, Mr. Toelle has served as a member of the board of directors of CIBO, a privately-owned science-based software company that applies science and technology to the scaling of environmentally and economically sustainable agriculture.
Qualifications
As the owner and operator of a major diversified farming company, a director of Nationwide Mutual Insurance Company and CIBO and former chairman and director of CHS, Mr. Toelle brings agricultural industry, accounting and financial, risk management and strategic initiative expertise to the Board.
Other Public Company Directorships (within the past 5 years)
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None

Age 60	Director Since 2017
CF Industries Committees • Compensation and management development • Environmental sustainability and community
Qualifications • Accounting and Finance • Agriculture Industry • Risk Management • Senior Executive Leadership • Strategic Initiatives

Theresa E. Wagler
Theresa E. Wagler has served as chief financial officer and executive vice president of Steel Dynamics, Inc., one of the largest domestic steel producers and metals recyclers in the United States, since 2007 and 2009, respectively. She serves as Steel Dynamics’ principal accounting officer and also has oversight responsibility for information technology and cybersecurity, human resources, business development and strategy, decarbonization and other ESG initiatives, and several operating joint ventures. She has held various positions of increasing responsibility since joining Steel Dynamics in 1998. Prior to joining Steel Dynamics, she served as assistant corporate controller for Fort Wayne National Bank and as a certified public accountant with Ernst & Young LLP.
Qualifications
With her roles and responsibilities at Steel Dynamics, Ms. Wagler brings substantial public company governance, accounting and finance, strategic initiative, risk management, human capital, operations, environmental, health and safety of operations and environmental sustainability expertise to the Board. Her background also brings an understanding of information technology and cyber risk to the Board to help ensure proper risk oversight. Ms. Wagler is a certified public accountant and an “audit committee financial expert” within the meaning of SEC rules.
Other Public Company Directorships (within the past 5 years)
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None

Age 52	Director Since 2014
CF Industries Committees • Audit (Chair) • Environmental sustainability and community

Qualifications
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Accounting and Finance

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CFO

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EHS Aspects of Operations

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Environmental Sustainability

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Human Capital

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Operations

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Public Company Governance

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Risk Management

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Strategic Initiatives

Celso L. White
Celso L. White served as global chief supply chain officer at Molson Coors Brewing Company, one of the largest global brewers with breweries in the United States, Canada, Europe and India and worldwide distribution, from January 2013 to December 2019. From September 2010 to January 2013, he was vice president of international supply chain at Molson Coors. Prior to joining Molson Coors, he was Pepsi Cola’s vice president and general manager of Concentrate Operations, responsible for the Americas and parts of Asia, from 2004 to 2010. In January 2020, Mr. White co-founded Igniting Business Growth LLC, a consultancy business. Mr. White serves on the board of Colorado UpLift based in Denver, Colorado and is a member of the Bradley University Board of Trustees. He is also a member of the board of directors of Armada Acquisition Corp. I, a newly formed acquisition company concentrating in the FinTech industry, since 2021.
Qualifications
As the global chief supply chain officer at Molson Coors Brewing Company, Mr. White was responsible for all aspects of the supply chain from grain fields to finished product retailer distribution, including procurement; operations; planning; logistics and distribution; environmental health and safety; engineering; and technical innovation. Mr. White brings operational, agricultural industry, strategic initiative, risk management, human capital management, environmental sustainability and environmental, health and safety of operations expertise to the Board.
Other Public Company Directorships (within the past 5 years)
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Armada Acquisition Corp. I (Aug. 2021 – Present)

Age 61	Director Since 2018
CF Industries Committees • Corporate governance and nominating • Environmental sustainability and community

Qualifications
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Agriculture Industry

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EHS Aspects of Operations

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Environmental Sustainability

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Human Capital

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Global Chief Supply Chain Officer

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Operations

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Risk Management

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Strategic Initiatives

W. Anthony Will
W. Anthony Will has served as our president and chief executive officer and as a member of the Board since January 2014. He was previously our senior vice president, manufacturing and distribution, from January 2012 to January 2014, our vice president, manufacturing and distribution, from March 2009 to December 2011, and our vice president, corporate development, from April 2007 to March 2009. Before joining CF Industries, Mr. Will was a partner at Accenture Ltd., a global management consulting, technology services, and outsourcing company. Earlier in his career, he held positions as vice president, business development at Sears, Roebuck and Co. and vice president, strategy and corporate development at Fort James Corporation. Prior to that, Mr. Will was a manager with the Boston Consulting Group, a global management consulting firm. He is also a member of the board of directors of Olin Corporation, a global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition, since 2021.
Qualifications
As the president and chief executive officer of CF Industries and with his previous executive operations and corporate development positions, Mr. Will brings public company governance, operations, fertilizer and chemical industry, strategic initiative, environmental sustainability and environmental, health and safety of operations expertise to the Board. Mr. Will has extensive experience and expertise in risk management, accounting and finance and human capital management through his active supervision of those performing those functions at CF Industries.
Other Public Company Directorships (within the past 5 years)
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Olin Corporation (Sept. 2021 – Present)

Age 57	Director Since 2014
CF Industries Committees • None

Qualifications
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Accounting and Finance

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CEO

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EHS Aspects of Operations

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Environmental Sustainability

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Fertilizer / Chemical Industry

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Human Capital

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Operations

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Public Company Governance

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Risk Management

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Strategic Initiatives

CORPORATE GOVERNANCE
CF Industries is committed to implementing sound corporate governance practices that enhance the effectiveness of the Board and our management and that serve the interests of our shareholders. Our corporate governance and nominating committee periodically reviews corporate governance developments and best practices along with our policies and business strategies. The committee advises the Board and management in an effort to strengthen existing governance practices and develop new policies that make CF Industries a better company. We are proud of the steps we have taken and the progress we have made to further strengthen our corporate governance practices and demonstrate our responsiveness to shareholder concerns.
CORPORATE GOVERNANCE GUIDELINES
The Board has adopted corporate governance guidelines to document its overall corporate governance philosophy. According to these guidelines, the business and affairs of CF Industries shall be managed by or under the direction of the Board. The Board’s goal is to build long-term value for our shareholders and assure the vitality of the company for our customers and employees and the other individuals and organizations who depend on us. A copy of our corporate governance guidelines is available to shareholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.
DIRECTOR INDEPENDENCE
The experience and diversity of our directors has been, and continues to be, critical to our success. Our corporate governance guidelines require that the Board be composed of at least a majority of directors who qualify as independent directors under the listing standards of the NYSE. Additionally, in accordance with NYSE listing standards, the members of our audit, compensation, and corporate governance and nominating committees must be independent. The Board has made an affirmative determination that all of our non-employee directors who served in 2022 or are currently serving as directors, including all of our non-employee director nominees, have no material relationship with CF Industries or any of its subsidiaries (other than, as applicable, being a director and shareholder of CF Industries) and, accordingly, meet the applicable requirements for “independence” set forth in the NYSE’s listing standards.
LEADERSHIP OF THE BOARD
Separate Independent Board Chair and Chief Executive Officer
The Board has determined that the most effective leadership structure is to maintain an independent Board chair role separate from the chief executive officer. In making this determination, the Board considered a number of factors, including (1) that separating these positions allows our Board chair to focus on the Board’s role of providing advice to, and independent oversight of, management and (2) the time and effort our chief executive officer needs to devote to the management and operation of CF Industries and the development and implementation of our business strategies. Although our governance documents provide the Board with the flexibility to select the leadership structure in the way that it deems best for CF Industries at any given point in time, the Board intends to continue to maintain an independent Board chair separate from the chief executive officer. In addition, according to our corporate governance guidelines, if the chair of the Board is not an independent director, our independent directors will designate one of their number to serve as a lead independent director. Otherwise, if the chair of the Board is an independent director, he or she will serve as the lead independent director.
Stephen J. Hagge became our Board chair effective January 1, 2022. Mr. Hagge succeeded Stephen A. Furbacher, who served as our lead independent director beginning in 2010 and as Board chair from May 2014 through December 2021. Mr. Hagge was selected by the directors to serve as chair because of his contributions to the leadership of the Board. Because Mr. Hagge is an independent director, he also serves as our lead independent director. The lead independent director’s duties include (i) coordinating the activities of the independent directors, (ii) coordinating the agenda for and moderating sessions of the independent directors, and (iii) facilitating communications between the other members of the Board. Unless otherwise provided in a short-term succession plan approved by the Board:
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in the event that our chief executive officer should unexpectedly become unable to perform his or her duties, the chair of the Board (if the chair is an independent director or else the lead independent director) shall allocate the duties of the chief executive officer among our other senior officers; and

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in the event that the chair of the Board should unexpectedly become unable to perform his or her duties, the chief executive officer (if the chair of the Board is an independent director or else the lead independent director) shall assume the duties of the chair of the Board, in each case, until the Board has the opportunity to consider the situation and take action.
Executive Sessions
At each regularly scheduled meeting, the Board conducts executive sessions, which are discussions that involve only the non-employee directors. Our corporate governance guidelines state that the lead independent director or, in such director’s absence, another independent director designated by the lead independent director will preside at the executive sessions of the Board.
Annual Board and Committee Self-Evaluations and Director Peer Evaluations
Our corporate governance and nominating committee sponsors an annual self-assessment of the Board’s performance and the performance of each committee of the Board as well as director peer evaluations. The assessment includes a review of any areas in which the Board believes the Board can make a better contribution to CF Industries. In addition, the chair of the corporate governance and nominating committee sponsors an annual self-assessment of director skills and experience. The assessment asks each director to rank the importance of various business experiences, qualifications, attributes, and skills to our current and future global strategy, business, and governance and to rate the director’s own competency level in each of these skills. The results of the assessments are discussed with the full Board and each committee. The corporate governance and nominating committee considers the results of these self-evaluation processes as applicable in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.
COMMITTEES OF THE BOARD
The Board has established four separate standing committees: the audit committee, the compensation and management development committee, the corporate governance and nominating committee and the environmental sustainability and community committee. The Board has adopted written charters for each of these committees, and copies of these charters are available to shareholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.
Audit Committee. Our audit committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The committee currently consists of Theresa E. Wagler (chair), Robert C. Arzbaecher, Deborah L. DeHaas and John W. Eaves. During 2022, the audit committee members were Theresa E. Wagler (chair), Robert C. Arzbaecher, Deborah L. DeHaas, John W. Eaves, Stephen A. Furbacher (from January to May 2022) and Stephen J. Hagge (from January to

May 2022). The Board has affirmatively determined that all of the directors who served on the audit committee during 2022 and all of the directors who presently serve on the committee are independent under the corporate governance standards of the NYSE applicable to audit committee members. The Board has also determined that Ms. Wagler, Ms. DeHaas and Messrs. Arzbaecher, Eaves and Hagge are “audit committee financial experts,” as defined by the SEC. The audit committee assists the Board in fulfilling its oversight responsibility for (1) the integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls, (2) the performance of our internal audit function, (3) the annual independent integrated audit of our consolidated financial statements and internal control over financial reporting, and (4) our compliance with legal and regulatory requirements, including our disclosure controls and procedures. The duties and responsibilities of the audit committee include the engagement of our independent registered public accounting firm and the evaluation of our accounting firm’s qualifications, independence, and performance. The audit committee’s report to shareholders appears elsewhere in this Proxy Statement.
Compensation and Management Development Committee. Our compensation and management development committee currently consists of John W. Eaves (chair), Javed Ahmed, Stephen J. Hagge, Anne P. Noonan and Michael J. Toelle. During 2022, the compensation and management development committee members were John W. Eaves (chair), Javed Ahmed, Stephen J. Hagge, Anne P. Noonan, Michael J. Toelle, and Celso L. White (from January to May 2022). The Board has affirmatively determined that all of the directors who served on the compensation and management development committee during 2022 and all of the directors who presently serve on the committee are independent under the corporate governance standards of the NYSE applicable to compensation committee members. The Board has also determined that all of the directors who served on the compensation and management development committee during 2022 and all of the directors who presently serve on the committee qualify as “non-employee directors,” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and “outside directors,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The compensation and management development committee oversees our compensation and employee wellbeing plans and practices, including our executive compensation plans, director compensation plans, and incentive compensation and equity-based plans. In addition, the compensation and management development committee supports the full Board with succession planning for the CEO, while overseeing and reviewing management’s development and retention of, and succession planning for, other key executives and senior management as well as overseeing diversity, equity and inclusion initiatives within the company. The compensation and management development committee may delegate to subcommittees of two or more members such power and authority, other than any power or authority required by any law, regulation or listing standard to be exercised by the compensation and management development committee as a whole, as the compensation and management development committee deems appropriate. The compensation and management development committee’s report to shareholders appears elsewhere in this Proxy Statement under the heading “Compensation Committee Report.” Additional information regarding the processes and procedures of the compensation and management development committee in recommending and determining compensation for our directors and executive officers is set forth below under the heading “Compensation Discussion and Analysis.”
Corporate Governance and Nominating Committee. Our corporate governance and nominating committee currently consists of Anne P. Noonan (chair), Javed Ahmed, Stephen J. Hagge, Jesus Madrazo, and Celso L. White. During 2022, the corporate governance and nominating committee members were Anne P. Noonan (chair), Javed Ahmed, Stephen A. Furbacher (from January to May 2022), Stephen J. Hagge (effective May 2022), Jesus Madrazo, and Celso L. White. The Board has affirmatively determined that all of the directors who served on the corporate governance and nominating committee during 2022 and all of the directors who presently serve on the committee are independent under the corporate governance standards of the NYSE. The corporate governance and nominating committee’s responsibilities include identifying and recommending to the Board individuals qualified to serve as directors and on committees of the

Board; advising the directors with respect to the Board’s composition, procedures, and committees; developing and recommending to the Board a set of corporate governance principles; overseeing the evaluation of the Board; and coordinating the Board’s evaluation of the president and chief executive officer.
Environmental Sustainability and Community Committee. Our environmental sustainability and community committee currently consists of Robert C. Arzbaecher (chair), Deborah L. DeHaas, John W. Eaves, Jesus Madrazo, Michael J. Toelle, Theresa E. Wagler and Celso L. White. During 2022, the environmental sustainability and community committee members were Robert C. Arzbaecher (chair), Deborah L. DeHaas, John W. Eaves, Jesus Madrazo, Michael J. Toelle, Theresa E. Wagler and Celso L. White (effective May 2022). The Board has affirmatively determined that all of the directors who served on the environmental sustainability and community committee during 2022 and all of the directors who presently serve on the committee are independent under the corporate governance standards of the NYSE. The purpose of the environmental sustainability and community committee is to assist the Board in fulfilling its oversight responsibility with respect to the strategies, goals, objectives, policies and practices, and related risks that pertain to energy, emissions and climate change, food security, product stewardship, public advocacy, community engagement, and charitable contributions (“ESC Committee Matters”). The environmental sustainability and community committee’s responsibilities include considering, reviewing and monitoring the company’s general strategy and objectives relating to ESC Committee Matters; assessing the effectiveness of and advising the Board on the company’s programs and initiatives related to ESC Committee Matters; reviewing and discussing current and emerging trends with respect to ESC Committee Matters; and discussing and reviewing with management the company’s identification, assessment and management of risks associated with ESC Committee Matters. The environmental sustainability and community committee also reviews the goals established from time to time with respect to ESC Committee Matters, assesses the company’s sustainability performance and progress towards its goals and strategic objectives, discusses reports and rankings published by relevant third parties with respect to the company’s profile, programs and initiatives related to ESC Committee Matters, and oversees the company’s external reporting on ESC Committee Matters, including our ESG Report and Sustainability Report.
ATTENDANCE OF DIRECTORS AT MEETINGS
Directors are expected to attend meetings of the Board and the committees on which they serve, as well as our annual meeting of shareholders. A director who is unable to attend a meeting (which it is understood will occur on occasion) is expected to notify the chair of the Board or the chair of the appropriate committee in advance of such meeting.
During 2022, the Board held nine meetings, our audit committee held nine meetings, our compensation and management development committee held seven meetings, our corporate governance and nominating committee held four meetings and our environmental sustainability and community committee held five meetings. Each of our directors attended 75% or more of the combined total meetings of the full Board and the committees on which he or she served during 2022. All eleven of our directors then in office attended the 2022 annual meeting, which was held virtually on May 11, 2022.
BOARD OVERSIGHT OF STRATEGY AND RISK MANAGEMENT
Shareholders elect the Board to oversee management and to serve shareholders’ long-term interests. Management is responsible for delivering on our strategy, creating our culture, establishing accountability, and managing risk. The Board and its committees work closely with management to balance and align strategy, risk, sustainability, and other areas while considering feedback from shareholders. Essential to the Board’s oversight role is a transparent and active dialogue between the Board and its committees and management. To support that dialogue, the Board and its committees have access to, receive presentations from, and conduct regular meetings with our executive officers, other internal business and function leaders and subject matter experts, as well as external experts and advisors.
Board Oversight of Strategy
One of the Board’s primary responsibilities is reviewing and approving the strategy established by management and overseeing the successful execution of our strategy. Throughout the year, the Board and its committees provide oversight and guidance to management regarding our strategy, operating plans, and overall performance. While elements of strategy are embedded in every regularly-scheduled meeting of the Board, the Board also dedicates at least one full day meeting each year to focus on our long-term business strategic planning. At all of these reviews, the Board engages with our executive officers and other business leaders regarding business objectives, the competitive landscape, economic trends, political and regulatory developments and sustainability matters. At meetings occurring throughout the year, the Board also assesses strategic initiatives, our budget and capital allocation plans, and performance for alignment to our strategy.
Board Oversight of Risk Management
Our management is responsible for establishing and maintaining systems to assess and manage the company’s risk exposure, and the Board provides oversight in connection with those efforts. We believe that our Board leadership structure supports the Board’s risk oversight function. In fulfilling its risk oversight role, the Board focuses on the adequacy of our risk management process and the effectiveness of our overall risk management system. In addition, the Board routinely assesses policies and procedures in critical areas to ensure that the responsibilities and authority delegated to senior management are appropriate from an operational and risk management perspective. The Board also receives regular reports from senior management addressing financial and operational risk exposure, including monthly scorecards and quarterly dashboards that include financial metrics and safety and environmental statistics.
Our management has established an enterprise risk management (“ERM”) program that includes an annual assessment process designed to identify risks that could affect us and the achievement of our objectives; to understand, assess, and prioritize those risks; and to facilitate the implementation of risk management strategies and processes across the company that are responsive to the company’s risk profile, business strategies, and specific material risk exposures. The ERM program seeks to integrate consideration of risk and risk management into business decision-making throughout the company, including through the implementation of policies and procedures intended to ensure that necessary information with respect to material risks is transmitted to senior executives and, as appropriate, to the Board or relevant committees. Each year, the Board reviews and discusses with the key members of management responsible for management of risk the guidelines and policies governing the ERM process, the key risks identified in the ERM process, the likelihood of occurrence and the potential impact assigned to those risks by management, and the risk mitigation strategies in each instance.
The standing committees assist the Board in its oversight role with respect to risks relating to the committees’ respective areas of responsibility.
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The audit committee oversees the integrity of CF Industries’ financial statements, the effectiveness of the internal control environment, the external auditors and the internal audit function. In addition, the audit committee receives regular reports on the efficacy of our information security and technology risks (including cybersecurity) and related policies and procedures from our chief information officer and other members of senior management who are tasked with monitoring cybersecurity risks.

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The compensation and management development committee reviews risks associated with the design and implementation of our compensation plans and arrangements (see “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Other Compensation Governance Practices and Considerations — Compensation and Benefits Risk Analysis,” below). In addition, the compensation and management development committee supports the full Board with succession plans for the CEO, while overseeing and reviewing management’s development, retention and succession planning for other key executives and senior management.
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The nominating and corporate governance committee reviews risks related to our governance structures and processes, including Board succession planning.

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The environmental sustainability and community committee assists the Board with the oversight of our strategy and processes to identify, assess, and address the risks and opportunities to our company associated with energy, emissions and climate change, food security, product stewardship, public advocacy, community engagement, and charitable contributions.

All Board members are invited to attend every committee meeting, and Board members who do not attend a committee meeting receive information about committee activities and deliberations.
OUR APPROACH TO HUMAN CAPITAL MANAGEMENT
Our long-term success depends on our people. We are dedicated to creating a workplace where employees are proud to work and grow and everyone feels empowered to do their best work. We do this by investing in extensive recruitment, training and professional development opportunities for our employees and fostering diversity and inclusion in CF Industries’ culture. In addition, we have an effective succession management process to safeguard the long-term achievement of our strategy.
Culture, Inclusion and Diversity
Doing the right thing is the cornerstone of our culture and is a significant factor in our success. Our culture is rooted in our core values — We Do It Right, We Do It Well, We Execute as a Team and We Take a Long-Term View — which you can read more about on our website at www.cfindustries.com.
Our core values and their underlying principles reflect our commitment to a diverse and inclusive culture, treating one another with respect. We have developed a long-term Inclusion, Diversity and Equity (ID&E) strategy to provide direction to our ongoing efforts to strengthen our culture of inclusive leadership. Our strategy focuses on three key areas: employee education and skill development, representation, and belonging. As part of the education and skill development pillar of our ID&E strategy, we introduced curated training for enterprise learning and targeted audiences. Across the company, all employees complete training to learn to recognize and address the effects of unconscious bias by challenging assumptions; encouraging diversity of experience, opinion, and expression; and supporting a workplace culture that actively strives to be more inclusive. Leaders in the organization also receive training in inclusive leadership, completing a three-part course that includes an instructor-led session. We have established an Inclusion Council, a committee of diverse leaders empowered to champion the company’s ID&E strategy and be change agents and allyship leaders across the organization. Our Inclusion Council oversees the efforts of our Inclusion Resource Group (IRG), an employee-led group that fosters a diverse, equitable and inclusive workplace through activities centered around community, connection, career and culture.
In order to continue to improve the inclusiveness and diversity of our company and culture, our comprehensive ESG goals announced in 2020 include goals to increase the representation of females and persons of color in senior leadership roles and to implement a program designed to increase the hiring and promotion of minority and female candidates. As of December 31, 2022, we had exceeded our representation goal with approximately 38% of senior leadership roles held by females and persons of color.
In addition, to improve our ID&E transparency, we publish an annual Inclusion, Diversity & Equity Report and make our most recently filed U.S. Federal Employer Information Report EEO-1 available on our website www.cfindustries.com. We are on a journey to build a culture of belonging where it is safe to be yourself — a workplace where everyone feels welcomed, valued, empowered and inspired to do their best work. We believe we have made significant progress in these efforts while also recognizing that there is much work to do to create new opportunities and growth for employees from traditionally underrepresented groups.
Workforce Health & Safety
Operating in a safe and responsible manner is a core value and an integral part of what sets CF Industries apart to all our stakeholders. Our safety culture permeates our business in three key ways:
•
Engaged culture that empowers consistent behaviors that drive toward excellence.

•
Robust systems and processes that provide a clear, repeatable direction toward excellence.

•
Superior performance that aligns effective and efficient environmental, health, and safety activities with operations.

Our commitment to safety is unwavering, and we have demonstrated that our focus on this priority is yielding positive results. We believe that focusing on leading indicators — such as our Process Safety Metric and the behavioral safety practices we have incorporated into our annual incentive plan — to drive and measure activities that prevent and control safety incidents, results in our industry-leading safety record.
Talent Development
A core aspect of our culture is our commitment to identifying and developing talent to help employees accelerate growth and achieve their career goals. We invest in extensive assessment, training and professional development opportunities for our employees through a robust set of formal and informal programs, including targeted job movements, key experiences, and training with an emphasis on creating a culture of inclusion. At CF Industries, leadership is the quality that drives our values and sets us apart. To help foster leadership, the company has developed a set of leadership competencies that provide a common language for how to demonstrate leadership at every level of the organization. We view training and development programs as being a key part of succession planning, allowing us to grow a stronger company, today and in the future.
Board Oversight of Human Capital Management and Succession Planning
The Board plays a critical role in the oversight of talent and culture at CF Industries. The Board and the compensation and management development committee engage with senior management and human resources executives across a broad range of human capital management topics, including culture, succession planning and development, compensation, recruiting and retention, and diversity and inclusion.
The Board plays an integral oversight role in talent development by recognizing the importance of succession planning for the CEO and other key executives at CF Industries. To assist the Board, the chief executive officer prepares and distributes to the Board an annual report on succession planning for all senior officers of the company with an assessment of senior managers and their potential to succeed the chief executive officer and other senior management positions. In addition, the chief executive officer prepares, on a continuing basis, a short-term succession plan which delineates a temporary delegation of authority to certain officers of the company, if all or a portion of the senior officers should unexpectedly become unable to perform their duties.

BEYOND THE BOARDROOM
On-Site Visits to Nitrogen Manufacturing Facilities
In 2022, after holding meetings virtually through video conferencing or in-person with limited non-executive attendees during the COVID-19 pandemic, we returned to more in-person Board and committee meetings. In a typical year, most Board and committee meetings are held on-site at our headquarters or near other CF Industries facilities. Last fall, our director Mr. Toelle led our Board and executive officers on a tour of his 6,000 acre farm, as well as on a tour of a nearby state-of-the-art crop input distribution and grain processing center, owned by CHS Inc., one of the company’s largest customers, expanding the Board’s understanding of farming operations, agricultural innovations and developments, and business conditions faced by farmers and other stakeholders in the agricultural industry. Over the last several years, the Board has visited our nitrogen manufacturing facilities in Verdigris, Oklahoma; Yazoo City, Mississippi; Port Neal, Iowa; Donaldsonville, Louisiana; and Ince, United Kingdom. Locating the Board and committee meetings on-site or near our headquarters or manufacturing locations allows our directors to deepen their understanding of the company and interact with on-site employees.
Director Orientation
All new members of the Board participate in the company’s new director orientation program led by members of senior management. The new director orientation program enables new members of the Board to quickly become active, knowledgeable and effective Board members. Orientation includes a visit to the company’s corporate headquarters for a personal comprehensive briefing by senior management on our business, financial position, strategic plans, significant financial, accounting and risk management issues, compensation practices, corporate governance and key policies and our principal officers and internal and independent auditors as well as the roles and responsibilities of our directors. In addition, within a few months of joining the Board, new directors visit one of our nitrogen manufacturing facilities to see our operations in person and learn about our manufacturing processes.
Continuing Education
All directors are encouraged to participate in outside continuing education programs to increase their knowledge and understanding of the duties and responsibilities of directors and the company, regulatory developments and best practices. The Board materials for every corporate governance and nominating committee meeting include a schedule and summary of upcoming relevant continuing education programs, sponsored by leading universities or other organizations, with any associated expenses to be reimbursed by the company. Directors who have participated in such programs share their lessons and insights with other members of the Board. The company also provides continuing director education through individual speakers who make relevant presentations in connection with Board meetings, for our directors to stay current and knowledgeable about the company’s industry, market and overall environment. The company’s senior management also monitors pertinent developments in business, corporate governance and issues pertaining to the company and the industries in which it participates and regularly shares articles, reports and current events with directors. The corporate governance and nominating committee reviews the director education process to ensure the continuing education provided remains relevant and helpful.
Individual Discussions and Mentoring Management
Outside of regularly scheduled Board and committee meetings, our directors have discussions with each other, including with our CEO. Directors have access to management at any time and are encouraged to have small group or individual meetings, as necessary. Additionally, high-potential employees join members of the Board for dinners prior to on-site Board and committee meetings. These dinners are designed to give directors the opportunity to engage with employees directly and afford employees an opportunity to ask questions and get to know our directors.

SUSTAINABILITY AT CF INDUSTRIES
We believe we have an important role to play in solving some of the world’s greatest challenges, such as providing clean energy to the world, feeding a growing global population and protecting the environment. We also believe that our ability to integrate sustainable business practices into our strategy and operations is integral to delivering long-term value. That is why sustainability is an inherent part of how we run our business and part of our commitment to the communities where we live and work.
Sustainability Focus
CF Industries is a leader in an industry whose mission is fundamental to human survival: putting food on the world’s table. By providing plant nutrients to farmers, we feed the crops that feed the world and produce building blocks for a better life. We are proud of the role the company plays in fulfilling this increasingly challenging mission. As a company, we are also addressing issues such as energy efficiency, resource use, and economic growth. We are taking significant steps to support a global hydrogen and clean fuel economy through the production of green and blue ammonia. Ammonia, which is composed of three-parts hydrogen and one-part nitrogen, is a highly efficient transport and storage mechanism for hydrogen as well as a fuel in its own right. We believe that CF Industries, as the world’s largest producer of ammonia, with an unparalleled manufacturing and distribution network and deep technical expertise, is uniquely positioned to fulfill anticipated demand for hydrogen and ammonia from green and blue sources.
Our approach includes green ammonia production, which refers to ammonia produced through a carbon-free process, and blue ammonia production, which relates to ammonia produced by conventional processes but with CO2 byproduct removed through carbon capture and sequestration. Construction and installation of our Donaldsonville green ammonia project to enable the production of approximately 20,000 tons per year of green ammonia is expected to be completed in 2023. Additionally, we have signed a joint development agreement for an export-oriented blue ammonia facility in the southeastern United States.
Concurrently, we are taking steps to produce blue ammonia from our existing ammonia production network, including a project to construct a CO2 dehydration and compression facility at our Donaldsonville complex to enable the transport and permanent sequestration of the ammonia process CO2 byproduct. Engineering activities and procurement of major equipment for the facility are in progress, and modification of the site’s existing equipment to allow integration with existing operations has begun. Once the dehydration and compression unit is in service and sequestration is initiated, we expect that the Donaldsonville complex will have the capacity to dehydrate and compress up to 2 million tons per year of CO2, enabling the production of blue ammonia. In October 2022, we announced that we had entered into a definitive CO2 offtake agreement with ExxonMobil to transport and permanently sequester the CO2 from Donaldsonville. For more information about our green and blue ammonia projects, see “Proxy Statement Summary — Our Business and Strategy — Our Commitment to a Clean Energy Economy”.
Comprehensive Environmental, Social, and Governance (ESG) Goals
In line with our commitment to the clean energy economy and our focus on sustainability, we have published comprehensive environmental, social and governance goals covering critical environmental, societal, and workforce imperatives. These goals include a 25% reduction in CO2 equivalent emissions intensity by 2030, a reduction in our scope 3 emissions by 10% by 2030 and net-zero carbon emissions by 2050. You can read more about our comprehensive ESG goals at our corporate website, www.cfindustries.com.
Sustainability Reporting
We prepare annual sustainability reports, each of which is posted on our corporate website, www.cfindustries.com. Our sustainability reports are presented annually to the environmental sustainability and community committee. In response to increased interest from the investment community and our commitment to transparency, our sustainability reporting includes a Sustainability Report and an ESG Report, which includes a Global Reporting Initiative (GRI) Index in accordance with GRI Standards, in which we report on a comprehensive basis and cover nearly all GRI indicators, a Sustainability Accounting Standards Board (SASB) Index using the SASB framework for the chemicals industry, and a Task Force on Climate-Related Disclosures (TCFD) Index utilizing the TCFD disclosure recommendations. Additionally, we remain committed to make the UN Global Compact and its principles part of the strategy, culture and day-to-day operations of our company and to engage in collaborative projects that advance the UN Sustainable Development Goals (SDGs). We continue to increase the level of transparency and detail of our sustainability reporting. We joined the World Business Council for Sustainable Development (WBCSD) and are working with both the International Fertilizer Association and the WBCSD to support the development of a nitrogen fertilizer sectoral decarbonization approach. Our sustainability reports are published in tandem with our annual report to better align the timing of our sustainability reporting with our financial reporting and to further integrate our business and sustainability strategies.
CORPORATE RESPONSIBILITY
Corporate responsibility and sustainability are inherent to our values and our “Do It Right” culture and an intrinsic part of our commitment to the communities in which we live and work.
Code of Corporate Conduct
Our commitment to ethical behavior is captured in our code of corporate conduct, which was adopted by the Board. The code is applicable to all of our directors, officers, and employees, all of whom must acknowledge receiving and reading the code annually. We provide annual code of corporate conduct and anti-corruption training to all employees.
A copy of our code of corporate conduct is available at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. We intend to disclose on our corporate website any amendment to any provision of the code that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the Exchange Act, and any waiver from any such provision granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.
Political Contributions Report
We prepare a semiannual Political Contributions Report listing CF Industries’ political contributions. Each Political Contributions Report is posted on our corporate website, www.cfindustries.com, and presented to the environmental sustainability and community committee. Additionally, the Political Contributions Reports set forth the United States trade associations and other similar nonprofit organizations to which the company annually pays dues of $20,000 or more and identify the portion of such dues that is used for advocacy and/or political activities by those associations and other organizations. The most recent Political Contributions Report and our code of corporate conduct, containing our corporate policies related to political activities and contributions, lobbying and related matters, are currently available on our corporate website.
Charitable Activities and Charitable Contributions Report
We also prepare a semiannual Charitable Contributions Report listing CF Industries’ charitable contributions that exceed $20,000. Each Charitable Contributions Report is posted on our corporate website, www.cfindustries.com. Most of our philanthropic and social outreach initiatives are locally based. This enables each of our facilities to address the unique needs and opportunities in their respective communities. We have organized our corporate giving philosophy around four key pillars: environmental sustainability, STEM education and awareness, healthy food access and local community advancement. These pillars serve as our guidepost for our charitable giving philosophy. In December 2022, we formed a not-for-profit corporation, CF Industries Foundation, to advance the company’s philanthropic goals and develop programs that further our charitable objectives. In addition, in 2022 over 650 employees performed more than 3,300 hours of community service through our volunteer time off (VTO) program that provides paid time off for employees to volunteer in their communities with organizations that are part of the company’s giving campaign.
SHAREHOLDER ENGAGEMENT
We believe that building positive relationships with our shareholders is critical to CF Industries’ success. We value the views of, and regularly communicate with, our shareholders on a variety of topics, such as our financial performance, environmental, social, and governance initiatives, executive compensation, human capital management, environmental sustainability, community relations, and related matters. Management shares the feedback received from shareholders with the Board. Our chair, our committee chairs, and other members of the Board may also be available to participate in meetings with shareholders as appropriate. Requests for such a meeting are considered on a case-by-case basis. Our engagement activities have resulted in valuable feedback that has contributed to our decision-making with respect to these matters.
We conduct shareholder outreach campaigns in the spring and in the fall. Our engagements in the spring are primarily focused on ballot items up for a shareholder vote at our annual meeting. Our engagements in the fall generally focus on voting outcomes from our prior annual meeting — including direct shareholder feedback on how they voted on ballot items — as well as our environmental, social, and governance activities and initiatives. The fall engagement also presents an opportunity to discuss with shareholders developments in their methodologies and analyses and potential future areas of focus.

Annual Meeting
Fall Engagement
▪ Discuss investor votes from prior annual meeting
▪ Gather investor feedback on potential changes under consideration
Proxy Filing
Spring Engagement
▪ Discuss ballot items up for shareholder vote
▪ Solicit shareholder support for the Board's recommendations

In both the spring of 2022 leading up to our 2022 annual meeting and during the fall of 2022 following our 2022 annual meeting, we contacted shareholders comprising approximately 75% of our outstanding shares to invite them to engage with us. Combined, we engaged with shareholders representing approximately 30% of our outstanding shares, discussing with these shareholders the ballot items and voting outcomes from our 2022 annual meeting as well as general governance, compensation, corporate responsibility and sustainability matters.

COMMUNICATIONS WITH DIRECTORS
The Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board, any individual director, or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent c/o the corporate secretary to our principal executive offices at the address on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.
All communications received as set forth in the preceding paragraph will be opened by the office of the general counsel for the sole purpose of determining whether the contents represent a message to one or more of our directors and then forwarded promptly to each addressee. In the case of communications to the Board or any group or committee of directors, the office of the general counsel will distribute copies of the contents to each director who is a member of the Board or of the group or committee to which the correspondence is addressed.

DIRECTOR COMPENSATION
Non-employee directors receive compensation, including fees and reimbursements of expenses, for their service and dedication to the company. We recognize the substantial time and effort required to serve as a director of a large public company like ours. We believe that compensation for non-employee directors should be competitive and should encourage increased ownership of CF Industries stock through the payment of a portion of director compensation in shares of our stock. In order to further align the interests of our directors with the interests of our shareholders, our non-employee directors are required to achieve and maintain stock ownership with a market value equal to five times their annual cash retainer.
Our compensation and management development committee is responsible for reviewing director compensation and making recommendations to the Board. The committee reviews the compensation of our non-employee directors annually. In connection with its annual review of the compensation of our non-employee directors, the committee also authorizes its compensation consultant, Exequity LLP (“Exequity”), to work with our human resources department to compare the compensation of our non-employee directors with compensation paid to comparable directors at peer companies and the overall market based on the then most recent National Association of Corporate Directors survey on director compensation. See “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Other Compensation Governance Practices and Considerations — Role of the Compensation Consultant.” Based on this review, in May 2022, the Board, upon the recommendation of the compensation and management development committee, decided to maintain at the 2021 level (i) the amount of the annual cash retainers paid to all non-employee directors and the chair of the Board and (ii) the value of the annual restricted stock grant to non-employee directors and to the chair of the Board, in each case in the amounts set forth below.
Annual Cash Retainer
All non-employee directors are entitled to an annual cash retainer of $105,000 ($185,000 in the case of the chair of the Board), payable quarterly. We do not pay meeting fees to our directors. Each new non-employee director will receive, upon joining the Board between annual meetings of shareholders, a full quarterly cash retainer, payable in advance (but without duplication), and will thereafter receive quarterly cash retainer payments along with the other non-employee directors. The chairs of the Board committees receive additional annual cash retainers in the following amounts, payable quarterly:
Audit committee chair	$22,500
Compensation and management development committee chair	$17,500
Corporate governance and nominating committee chair	$17,500
Environmental sustainability and community committee chair	$17,500
Annual Restricted Stock Grant
Each non-employee director will receive, upon joining the Board between annual meetings of stockholders, a restricted stock grant with a fair market value of $150,000 ($250,000 in the case of the chair of the Board), rounded to the nearest whole share. Thereafter, each continuing non-employee director will receive an annual restricted stock grant with a fair market value of $150,000 ($250,000 in the case of the chair of the Board), rounded to the nearest whole share, on the date of each annual meeting of the shareholders. Assuming continuing service as a non-employee director, all shares of restricted stock will vest on the earlier of (x) the date of the first annual meeting of shareholders following the date of grant or (y) the first anniversary of the date of grant.

2022 Total Director Compensation
The following table sets forth cash and non-cash compensation with respect to the year ended December 31, 2022, for our non-employee directors. Mr. Will receives no additional compensation for his service as a director.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Javed Ahmed	105,000	149,981	2,790	257,770
Robert C. Arzbaecher	122,500	149,981	2,790	275,270
Deborah L. DeHaas	105,000	149,981	2,790	257,770
John W. Eaves	124,117	149,981	2,790	276,887
Stephen A. Furbacher(4)	18,859	—	26,511	45,370
Stephen J. Hagge	190,774	249,968	4,045	444,787
Jesus Madrazo	105,000	149,981	2,862	257,842
Anne P. Noonan	122,500	149,981	2,790	275,270
Michael J. Toelle	105,000	149,981	2,790	257,770
Theresa E. Wagler	127,500	149,981	2,790	280,270
Celso L. White	105,000	149,981	2,790	257,770

(1)
Amounts in this column represent the annual cash retainers that our non-employee directors earned during 2022.

(2)
Amounts in this column represent the grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 of the restricted stock awards that we granted to the non-employee directors during 2022 pursuant to our 2022 Equity and Incentive Plan. Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2022. Additional information with respect to these restricted stock awards is set forth above under the heading “Annual Restricted Stock Grant.” Outstanding unvested restricted stock awards as of December 31, 2022 were as follows: 1,569 shares for each of directors Ahmed, Arzbaecher, DeHaas, Eaves, Madrazo, Noonan, Toelle, Wagler and White, and 2,615 shares for our chair Mr. Hagge.

(3)
Amounts in this column represent dividends on restricted stock. Amounts in this column for Mr. Furbacher also include a $25,000 donation to a charity designated by Mr. Furbacher in connection with his retirement from the Board and in recognition of his many years of service.

(4)
Mr. Furbacher retired from the Board effective as of the 2022 annual meeting of shareholders.

COMMON STOCK OWNERSHIP
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information, as of March 10, 2023, concerning the beneficial ownership of each person known to us to beneficially own more than 5% of our common stock. The information in the table and the related notes is based on statements filed by the respective beneficial owners with the SEC pursuant to Sections 13(d) and 13(g) under the Exchange Act.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	22,272,451(3)	11.4%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	16,586,665(4)	8.5%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	12,144,184(5)	6.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	25,298,470(6)	12.9%

(1)
Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed.

(2)
Unless otherwise indicated, percentages calculated based upon common stock outstanding as of March 10, 2023 and beneficial ownership of common stock as set forth in the statements on Schedule 13G filed by the respective beneficial owners with the SEC.

(3)
Based solely on a Schedule 13G (Amendment No. 17), dated February 10, 2023 and filed with the SEC on February 10, 2023, by BlackRock, Inc. (“BlackRock”), which discloses that BlackRock has sole power to vote or to direct the vote of 20,810,560 shares of common stock and sole power to dispose or to direct the disposition of 22,272,451 shares of common stock.

(4)
Based solely on a Schedule 13G (Amendment No. 1), dated February 9, 2023 and filed with the SEC on February 9, 2023, by FMR LLC (“FMR”) and Abigail P. Johnson, a Director, the Chairman, and the Chief Executive Officer of FMR, which discloses that FMR has sole power to vote or to direct the vote of 16,482,275 shares of common stock and sole power to dispose or to direct the disposition of 16,586,665 shares of common stock.

(5)
Based solely on a Schedule 13G (Amendment No. 7), dated February 14, 2023 and filed with the SEC on February 14, 2023, by T. Rowe Price Associates, Inc. (“T. Rowe Price”), which discloses that T. Rowe Price has sole power to vote or to direct the vote of 6,254,683 shares of common stock and sole power to dispose or to direct the disposition of 12,144,184 shares of common stock.

(6)
Based solely on a Schedule 13G (Amendment No. 13), dated February 9, 2023 and filed with the SEC on February 9, 2023, by The Vanguard Group (“Vanguard”), which discloses that Vanguard has shared power to vote or to direct the vote of 305,782 shares of common stock, sole power to dispose or to direct the disposition of 24,458,981 shares of common stock, and shared power to dispose or to direct the disposition of 839,489 shares of common stock.

COMMON STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT
The following table sets forth information, as of March 10, 2023, concerning the beneficial ownership of our common stock by:
•
each director or director nominee and each of our named executive officers; and

•
all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
Javed Ahmed	15,524	*
Robert C. Arzbaecher(4)	99,748	*
Deborah L. DeHaas	4,592	*
John W. Eaves	19,695	*
Stephen J. Hagge	49,809	*
Jesus Madrazo	4,832	*
Anne P. Noonan	26,411	*
Michael J. Toelle	19,695	*
Theresa E. Wagler	28,823	*
Celso L. White	15,788	*
W. Anthony Will(5)	335,372	*
Christopher D. Bohn	82,471	*
Douglas C. Barnard	27,087	*
Bert A. Frost	43,624	*
Susan L. Menzel	31,264	*
All directors and executive officers as a group (18 persons)	870,422	*

*
Less than 1%

(1)
Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, either individually or jointly or in common with the individual’s spouse, subject to community property laws where applicable.

(2)
The shares indicated include 1,569 shares for each of directors Ahmed, Arzbaecher, DeHaas, Eaves, Madrazo, Noonan, Toelle, Wagler and White, and 2,615 shares for Mr. Hagge, in each case granted under our 2022 Equity and Incentive Plan, that have not yet vested. These shares of restricted stock can be voted during the vesting period. The table does not include restricted stock units or performance vesting restricted stock units granted to our executive officers under our 2014 Equity and Incentive Plan and our 2022 Equity and Incentive Plan, as these awards cannot be voted during the vesting period.

(3)
The shares indicated in this column represent shares underlying stock options granted under an equity and incentive plan that have already vested or that will vest within 60 days. The shares underlying these stock options cannot be voted.

(4)
The shares indicated include 18,565 shares held by the Arzbaecher Family Foundation.

(5)
Mr. Will also holds 29,504 additional “phantom” shares as a deemed investment under our Supplemental Benefit and Deferral Plan (a nonqualified benefits restoration and deferred compensation plan). These phantom shares cannot be voted.

POLICY REGARDING RELATED PERSON
TRANSACTIONS
We recognize that transactions with related persons can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of the company and its shareholders. Accordingly, as a general matter, it is our preference to avoid such transactions.
Nevertheless, we recognize that there are situations where related person transactions may be in, or not inconsistent with, the best interests of the company and its shareholders, including but not limited to situations where we may obtain products or services of a nature, quantity, or quality, or on other terms, that are not readily available from alternative sources, or when we provide products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or to employees generally.
In order to deal with the potential conflicts inherent in such transactions, our audit committee has adopted a written policy regarding related person transactions. For the purposes of this policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest, other than (a) transactions where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; (b) transactions involving services as a bank depositary of funds, transfer agent, registrar, or trustee under a trust indenture, or similar services; (c) transactions in which the interest of the related person derives solely from his or her service as a director of another entity that is a party to the transaction; or (d) transactions in which the interest of the related person derives solely from his or her ownership of less than 10% of the equity interest in another entity (other than a general partnership interest) which is a party to the transaction.
In addition, under our policy regarding related person transactions, transactions involving the purchase of products or services (other than personal or professional services) from an entity for which a director of the company or an immediate family member of a director serves as an executive officer are not considered to involve a material interest on the part of such director (and therefore are not considered related person transactions) if (i) the director did not participate in the decision on the part of the company to enter into such transactions, (ii) the transactions are made in the ordinary course of business and on substantially the same terms as those prevailing at the time for transactions with other unrelated third parties, and (iii) the amount paid in all transactions with any such entity in a twelve-month period is less than the greater of $500,000 or 1% of such entity’s consolidated gross revenues for the most recently completed fiscal year for which data is publicly available.
For purposes of the policy, a “related person” means:
•
any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the company or a nominee to become a director of the company;

•
any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•
any immediate family member of any of the foregoing persons; and

•
any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Under our policy regarding related person transactions, except as described below with respect to certain commercial transactions in the ordinary course of business, any proposed transaction with a related person may be consummated or amended only if approved through the following process:
•
The general counsel will assess whether the proposed transaction is a related person transaction for purposes of the policy.

•
If the general counsel determines that the proposed transaction is a related person transaction, the proposed transaction must be submitted to the audit committee for consideration at the next committee meeting or, in those instances in which the general counsel, in consultation with the chief executive officer or the chief financial officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the chair of the audit committee (who has been delegated authority to act between committee meetings).

•
The audit committee, or where submitted to the chair of the committee, the chair, will consider all of the relevant facts and circumstances available to the committee or the chair, including (if applicable) but not limited to: (i) the benefits to the company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

•
The audit committee (or the audit committee chair) will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the company and its shareholders, as the committee (or the audit committee chair) determines in good faith.

•
The audit committee or the audit committee chair, as applicable, will convey the decision to the general counsel, who shall convey the decision to the appropriate persons within the company.

At the audit committee’s first meeting of each fiscal year, the committee will review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the company’s contractual obligations, the committee will determine if it is in the best interests of the company and its shareholders to continue, modify, or terminate the related person transaction.
FMR and certain of its direct and indirect subsidiaries (collectively, “Fidelity”) own in the aggregate more than 5% of our outstanding common stock and, therefore, are considered related persons under our policy regarding related person transactions. We have agreements in place with Fidelity for Fidelity to provide administrative and trustee services for the company’s 401(k) plan, deferred compensation plan, health savings accounts (HSAs), and flexible spending accounts (FSAs). During 2022, Fidelity earned approximately $270,000 from us and approximately $120,000 from plan participants for these services. At its first meeting in each of 2022 and 2023, the audit committee reviewed and approved the transactions with, and ongoing administrative services from, Fidelity in accordance with our policy.
Our policy regarding related person transactions provides that no member of the audit committee will participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

PROPOSAL 2: ADVISORY VOTE ON
COMPENSATION OF NAMED EXECUTIVE
OFFICERS (“SAY ON PAY”)
Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis (CD&A) beginning on page 47 and the Executive Compensation tables and accompanying narrative discussion beginning on page 81. This proposal is commonly referred to as a “Say on Pay” proposal.
The Board and the compensation and management development committee believe that the compensation of the named executive officers is appropriate for the company and in the best interests of our shareholders over the long term. As discussed in more detail in the CD&A beginning on page 47, our compensation programs are intended to:
•
align the interests of our officers with those of our shareholders,

•
permit the company to remain competitive in the market for highly qualified management personnel,

•
provide appropriate incentives for attainment of both our short-term and long-term goals and

•
retain strong performers.

Accordingly, we are asking you to vote, on an advisory basis, FOR the adoption of the following resolution:
“RESOLVED, that the shareholders of CF Industries Holdings, Inc. approve the compensation of the CF Industries Holdings, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.”
Because the vote on the “Say on Pay” proposal is advisory, it is not binding on the company. Although the advisory vote is non-binding, the Board and the compensation and management development committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Although the compensation and management development committee will consider the outcome of the shareholder advisory vote on Say on Pay frequency in Proposal 3, we expect the next advisory Say on Pay vote will occur at our 2024 annual meeting of shareholders.
Board Recommendation
The Board unanimously recommends that you vote, on an advisory basis, FOR the Say on Pay proposal.

PROPOSAL 3: ADVISORY VOTE ON THE
FREQUENCY OF SAY ON PAY VOTES
As described in Proposal 2 above, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, this Proposal 3 provides shareholders the opportunity to cast an advisory vote on how often we should include a Say on Pay proposal in the matters to be voted on at an annual meeting of shareholders. We are asking shareholders to vote, in an advisory manner, on whether the advisory vote on Say on Pay should occur every 1 year, every 2 years, or every 3 years.
Our shareholders voted on a similar proposal in 2017 with the majority voting to hold the Say on Pay vote every year. We continue to believe a 1-year frequency is most consistent with the company’s approach to compensation because it will enable our stockholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement each year.
In considering their vote, shareholders may wish to review with care the information presented in connection with Proposal 2, the information on the company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis, as well as the discussion regarding the compensation and management development committee.
While the results of the vote are non-binding and advisory in nature, the Board and the compensation and management development committee intend to carefully consider the results of the vote.
It is expected that the next Say on Pay frequency vote will occur at the 2029 annual meeting of shareholders.
BOARD RECOMMENDATION
The Board unanimously recommends that you vote “1 YEAR” as the frequency for future advisory votes on Say on Pay.

EXECUTIVE OFFICERS
Set forth below is certain biographical information for our executive officers other than Mr. Will (whose biographical information appears above under the heading “Director Nominee Biographies”). All of the executive officers of the company serve at the discretion of the Board. In the biographical information set forth below, the ages of our executive officers are as of March 22, 2023.
Douglas C. Barnard (age 64) has served as our senior vice president, general counsel, and secretary since January 2012 and was previously our vice president, general counsel, and secretary from January 2004 to December 2011. Mr. Barnard served as a director of Terra Nitrogen GP Inc. (“TNGP”) from June 2010 to April 2018 and as chairman of the board of TNGP from February 2016 to April 2018. TNGP was our indirect, wholly-owned subsidiary and the sole general partner of Terra Nitrogen Company, L.P., a publicly-traded producer of nitrogen fertilizer products. In April 2018, we purchased all of the publicly traded common units of Terra Nitrogen Company, L.P. Prior to joining CF Industries in January 2004, Mr. Barnard had been an executive vice president and general counsel of Bcom3 Group, Inc., an advertising and marketing communication services group. Earlier in his career, Mr. Barnard was a partner in the law firm of Kirkland & Ellis LLP and, prior to that, was vice president, general counsel, and secretary of LifeStyle Furnishings International Ltd., a manufacturer and distributor of residential furniture and decorative fabrics. Mr. Barnard holds a B.S. degree in physics from the Massachusetts Institute of Technology (“M.I.T”), a J.D. degree from the University of Minnesota, and an M.B.A. degree from the University of Chicago. He also holds a CERT certification in cybersecurity oversight from Carnegie Mellon University. Mr. Barnard has taught as a lecturer at the University of Chicago Law School, and he serves as a lifetime member of the M.I.T Corporation Development Committee.
Christopher D. Bohn (age 55) has served as our senior vice president and chief financial officer since September 2019. He was previously our senior vice president, manufacturing and distribution, from May 2016 to September 2019, our senior vice president, manufacturing, from January 2016 to May 2016, our senior vice president, supply chain, from January 2015 to December 2015, our vice president, supply chain, from January 2014 to December 2014, our vice president, corporate planning, from October 2010 to January 2014 and our director, corporate planning and analysis, from September 2009 to October 2010. Mr. Bohn served as a director of TNGP from February 2016 to April 2018. Prior to joining CF Industries, Mr. Bohn served as chief financial officer for Hess Print Solutions from August 2007 to September 2009. Earlier in his career, Mr. Bohn was vice president global financial planning and analysis for Merisant Worldwide, Inc. He holds a B.S. degree in finance from Indiana University and an M.M. degree (M.B.A.) from the Kellogg Graduate School of Management at Northwestern University.
Linda M. Dempsey (age 59) has served as our vice president, public affairs, since March 2020. Prior to joining CF Industries, Ms. Dempsey served from September 2012 to February 2020 as vice president, international economic affairs, for the National Association of Manufacturers, where she represented the manufacturing sector on international trade, investment, intellectual property and regulatory policies, legislation and agreements. Prior to the National Association of Manufacturers, Ms. Dempsey served as vice president of the Emergency Committee for American Trade from December 2000 to August 2012. Ms. Dempsey holds a B.A. in political science from The Pennsylvania State University and a J.D. degree from Boalt Hall School of Law, University of California at Berkeley.
Bert A. Frost (age 58) has served as our senior vice president, sales, market development, and supply chain, since May 2016. He was previously our senior vice president, sales, distribution, and market development, from May 2014 to May 2016, our senior vice president, sales and market development, from January 2012 to May 2014, and our vice president, sales and market development, from January 2009 to December 2011. Before joining CF Industries in November 2008, Mr. Frost spent over 13 years with Archer Daniels Midland Company, where he served most recently as Managing Director — International Fertilizer/Inputs from June 2008 to November 2008 and Director — Fertilizer, Logistics and Ports Divisions, ADM — Brazil from April 2000 to June 2008. Earlier in his career, Mr. Frost held positions of increasing responsibility at Archer Daniels Midland and Koch Industries, Inc. He holds a B.S. degree from Kansas State University and he is a graduate of the Harvard Business School’s Advanced Management Program.
Richard A. Hoker (age 58) has served as our vice president and corporate controller since November 2007. Mr. Hoker served as a director of TNGP from January 2014 to April 2018 and previously served as a director of TNGP from September 2010 to August 2011. Before joining CF Industries, Mr. Hoker spent over 11 years with Sara Lee Corporation, where he served most recently as vice president and controller from January 2007 to November 2007 and principal accounting officer from July 2007 to November 2007. Prior to being named controller, Mr. Hoker held other financial management positions of increasing responsibility at Sara Lee. Prior to joining Sara Lee, Mr. Hoker was a member of the financial advisory services consulting group at Coopers & Lybrand LLP in Chicago (now PricewaterhouseCoopers) and previously led teams in the firm’s audit practice. Mr. Hoker holds a B.S. degree in accounting from DePaul University and an M.B.A. degree in finance and accounting from the University of Chicago. He is a certified public accountant.
Ashraf K. Malik (age 57) has served as our senior vice president, manufacturing and distribution, since September 2019. He was previously our vice president, site operations, from January 2012 to September 2019. Prior to joining CF Industries, Mr. Malik served as director of manufacturing for GrowHow UK Limited from 2007 to 2012. Earlier in his career, Mr. Malik held positions of increasing responsibility in engineering and plant operations management at Terra Industries Inc. and ICI Plc. Mr. Malik holds a BSc degree in engineering from City, University of London.
Susan L. Menzel (age 57) has served as our senior vice president, human resources, since October 2017. Prior to joining CF Industries, Ms. Menzel served as executive vice president, human resources, for CNO Financial Group, Inc., a holding company for a group of insurance companies operating throughout the United States, from May 2005 to October 2017. Prior to CNO Financial Group, she served as senior vice president, human resources for APAC Customer Services, Inc., and in roles of increasing responsibility for Sears, Roebuck & Co. and Montgomery Ward & Co., Incorporated. Ms. Menzel holds a bachelor’s degree in business administration and economics from Augustana College.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis discussion provides you with a detailed description of our compensation program for our named executive officers (NEOs) for 2022. It also provides an overview of our compensation philosophy and our policies and programs, which are designed to achieve our compensation objectives.
NAMED EXECUTIVE OFFICERS
Our NEOs for 2022 were:
Name	Title
W. Anthony Will	President and Chief Executive Officer
Christopher D. Bohn	Senior Vice President and Chief Financial Officer
Douglas C. Barnard	Senior Vice President, General Counsel, and Secretary
Bert A. Frost	Senior Vice President, Sales, Market Development, and Supply Chain
Susan L. Menzel	Senior Vice President, Human Resources

OVERVIEW OF OUR BUSINESS AND STRATEGY
Business Overview and Corporate Strategy
At CF Industries, our mission is to provide clean energy to feed and fuel the world sustainably. With our employees focused on safe and reliable operations, environmental stewardship, and disciplined capital and corporate management, we are on a path to decarbonize our ammonia production network — the world’s largest — to enable green and blue hydrogen and nitrogen products for energy, fertilizer, emissions abatement and other industrial activities. Our manufacturing complexes in the United States, Canada, and the United Kingdom, an unparalleled storage, transportation and distribution network in North America, and logistics capabilities enabling a global reach underpin our strategy to leverage our unique capabilities to accelerate the world’s transition to clean energy. Our best-in-class operational capability and disciplined capital and corporate stewardship — supported by a culture rooted in our core values that we live each and every day — drive business results that create long-term value for all our stakeholders. Our strategy is reviewed and endorsed annually by the Board, and the Board plays an active role in overseeing the successful execution of our strategy.
For more information on our business, see “Item 1. — Business” and “Item 7. — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Annual Report.
Our Commitment to a Clean Energy Economy
We are taking significant steps to support a global hydrogen and clean fuel economy, through the production of green and blue ammonia. Since ammonia is one of the most efficient ways to transport and store hydrogen and is also a fuel in its own right, we believe that CF Industries, as the world’s largest producer of ammonia, with an unparalleled manufacturing and distribution network and deep technical expertise, is uniquely positioned to fulfill anticipated demand for hydrogen and ammonia from green and blue sources. Our approach includes green ammonia production, which refers to ammonia produced through a carbon-free process, and blue ammonia production, which relates to ammonia produced by conventional processes but with CO2 byproduct removed through carbon capture and sequestration.
In April 2021, we signed an engineering and procurement contract with thyssenkrupp to supply a 20 MW alkaline water electrolysis plant to produce green hydrogen at our Donaldsonville complex. Construction and installation, which is being managed by us, is expected to finish in 2023, with an estimated total cost of approximately $100 million. We will integrate the green hydrogen generated by the electrolysis plant into existing ammonia synthesis loops to enable the production of approximately 20,000 tons per year of green ammonia. We believe that the Donaldsonville green ammonia project will be the largest of its kind in North America.
In July 2022, we and Mitsui & Co., Ltd. (Mitsui) signed a joint development agreement for the companies’ proposed plans to construct an export-oriented blue ammonia facility. We and Mitsui continue to progress a front-end engineering and design (FEED) study for the project, and expect to make a final investment decision on the proposed facility in the second half of 2023. Should the companies agree to move forward, the ammonia facility would be constructed at our new Blue Point complex. We acquired the land on the west bank of the Mississippi river in Ascension Parish, Louisiana, for the complex during the third quarter of 2022. Construction and commissioning of a new world-scale ammonia plant typically takes approximately four years from the time construction begins.
We are also exploring opportunities to produce blue ammonia from our existing ammonia production network. We have announced a project with an estimated cost of $200 million to construct a CO2 dehydration and compression facility at our Donaldsonville complex to enable the transport and permanent sequestration of the ammonia process CO2 byproduct. Engineering activities and procurement of major equipment for the facility are in progress, and modification of the site’s existing equipment to allow integration with existing operations has begun. Once the dehydration and compression unit is in service and sequestration is initiated, we expect that the Donaldsonville complex will have the capacity to dehydrate and compress up to 2 million tons per year of CO2, enabling the production of blue ammonia. In October 2022, we announced that we had entered into a definitive CO2 offtake agreement with ExxonMobil to transport and permanently sequester the CO2 from Donaldsonville. Start-up for the project is scheduled for early 2025. Under current regulations, the project would be expected to qualify for tax credits under Section 45Q of the Internal Revenue Code, which provides a credit per tonne of CO2 sequestered.
We believe that execution of our strategy and development of the market for green and blue ammonia will provide significant growth opportunities and generate sustainable long-term value for all of our stakeholders.
Our Approach to Human Capital Management
Our long-term success depends on our people. We are dedicated to creating a workplace where employees are proud to work and grow and everyone feels empowered to do their best work. We do this by investing in extensive recruitment, training and professional development opportunities for our employees and fostering diversity and inclusion in CF Industries’ culture. In addition, we have an effective succession management process to safeguard the long-term achievement of our strategy.
Culture, Inclusion and Diversity
Doing the right thing is the cornerstone of our culture and is a significant factor in our success. Our culture is rooted in our core values — We Do It Right, We Do It Well, We Execute as a Team and We Take a Long-Term View — which you can read more about on our website at www.cfindustries.com.
Our core values and their underlying principles reflect our commitment to a diverse and inclusive culture, treating one another with respect. We have developed a long-term Inclusion, Diversity and Equity (ID&E) strategy to provide direction to our ongoing efforts to strengthen our culture of inclusive leadership. Our strategy focuses on three key areas: employee education and skill development, representation, and belonging. As part of the education and skill development pillar of our ID&E strategy, we introduced curated training for enterprise learning and targeted audiences. Across the company, all employees complete training to learn to recognize and address the effects of unconscious bias by challenging assumptions; encouraging diversity of experience, opinion, and expression; and supporting a workplace culture that actively strives to be more inclusive. Leaders in the organization also receive training in inclusive leadership, completing a three-part course that includes an instructor-led session. We have established an Inclusion Council, a committee of diverse leaders empowered to champion the company’s ID&E strategy and be change agents and allyship leaders across the organization. Our Inclusion Council oversees the efforts of our Inclusion Resource Group (IRG), an employee-led group that fosters a diverse, equitable and inclusive workplace through activities centered around community, connection, career and culture.
In order to continue to improve the inclusiveness and diversity of our company and culture, our comprehensive ESG goals announced in 2020 include goals to increase the representation of females and persons of color in senior leadership roles and to implement a program designed to increase the hiring and promotion of minority and female candidates. As of December 31, 2022, we had exceeded our representation goal with approximately 38% of senior leadership roles held by females and persons of color.
In addition, to improve our ID&E transparency, we publish an annual Inclusion, Diversity & Equity Report and make our most recently filed U.S. Federal Employer Information Report EEO-1 available on our website www.cfindustries.com. We are on a journey to build a culture of belonging where it is safe to be yourself; a workplace where everyone feels welcomed, valued, empowered and inspired to do their best work. We believe we have made significant progress in these efforts while also recognizing that there is much work to do to create new opportunities and growth for employees from traditionally underrepresented groups.
Workforce Health & Safety
Operating in a safe and responsible manner is a core value and an integral part of what sets CF Industries apart to all our stakeholders. Our safety culture permeates our business in three key ways:
•
Engaged culture that empowers consistent behaviors that drive toward excellence.

•
Robust systems and processes that provide a clear, repeatable direction toward excellence.

•
Superior performance that aligns effective and efficient environmental, health, and safety activities with operations.

Our commitment to safety is unwavering, and we have demonstrated that our focus on this priority is yielding positive results. We believe that focusing on leading indicators — such as the behavioral safety practices we have incorporated into our annual incentive plan — to drive and measure activities that prevent and control safety incidents, results in our industry-leading safety record.
Talent Development
A core aspect of our culture is our commitment to identifying and developing talent to help employees accelerate growth and achieve their career goals. We invest in extensive assessment, training and professional development opportunities for our employees through a robust set of formal and informal programs, including targeted job movements, key experiences, and training with an emphasis on creating a culture of inclusion. At CF Industries, leadership is the quality that drives our values and sets us apart. To help foster leadership, the company has developed a set of leadership competencies that provide a common language for how to demonstrate leadership at every level of the organization. We view training and development programs as being a key part of succession planning, allowing us to grow a stronger company, today and in the future.

2022 Performance Highlights
Operating Results
Net Earnings Attributable to Common Stockholders	Earnings Per Diluted Share	EBITDA(1)	Adjusted EBITDA (As Reported)(1)	Net Cash Provided by Operating Activities
$3.35 Billion	$16.38	$5.54 Billion	$5.88 Billion	$3.86 Billion
Annual Incentive Plan Performance Metrics
Financial Metric	Strategic Initiative Metric	Process Safety Metric
Adjusted EBITDA(2)	Program Simplification Milestones (3)	Behavioral Safety Gate Threshold(4)	Timely Completion Percentage(5)
$5.88 Billion	Achieved 4 milestones	Achieved 99%	Achieved 100%
Target: $3.2 Billion	Target: 2 milestones	Threshold: ≥ 95%	Target: 95%
When setting performance levels for the short-term incentive program, the compensation and management development committee considers the previous year’s financial performance, market trends and the company’s annual business plan. Going into 2022, positive nitrogen industry fundamentals were projected to continue. High crop prices and the need to replenish global grain stocks were expected to drive strong global fertilizer demand, while global nitrogen supply was expected to remain constrained with production in Europe and Asia affected by high energy prices. The company expected favorable energy spreads between North America producers and marginal production in Europe to persist throughout 2022, but at lower levels than the highs experienced in 2021. Building on the strong nitrogen outlook, the company expected increased production from its network, based on a return to higher ammonia utilization rates and a more normal level of turnaround activity in 2022 after completing a record level of maintenance activity in 2021.
Actual financial results in 2022 greatly exceeded the company’s forecasts, driven by the company’s strong operational performance and underpinned by global nitrogen industry dynamics, including the impact of Russia’s invasion of Ukraine and the resulting war between Russia and Ukraine. Nitrogen product prices benefited from robust global nitrogen demand driven by the need to replenish global grain stocks, coupled with reduced global supply availability from lower operating rates due to high energy costs for marginal production in Europe and Asia. Although natural gas prices and energy costs were higher than planned as demand growth from both power generation and liquefied natural gas (LNG) exports exceeded production increases, the historically wide energy differentials between North America and marginal production in Europe and Asia drove record results for the company.

Additionally, the company continued to deliver on its strategic priorities and create long-term shareholder value.
Safety	As of December 31, 2022, the company’s 12-month rolling average recordable incident rate was 0.33 incidents per 200,000 work hours — an industry leading result
Operational Excellence	Long-term asset utilization over the last five years is approximately 10 percent higher than the average utilization rate of our North American competitors
Efficiency	SG&A costs as a percentage of sales remained among the lowest in both the chemicals and fertilizer industries in 2022
Return to Shareholders	Returned $1,649 million to shareholders in 2022 through $1,346 million in share repurchases and $303 million in dividend payments.
Clean Energy Commitment	We are taking significant steps to decarbonize our own production network and support a global hydrogen and clean fuel economy, through the production of green and blue ammonia
Comprehensive ESG Goals	In line with our commitment to the clean energy economy and our focus on sustainability, we have published comprehensive environmental, social and governance (“ESG”) goals covering critical environmental, societal, and workforce imperatives

(1)
EBITDA is defined as net earnings attributable to common stockholders plus interest expense-net, income taxes and depreciation and amortization. Adjusted EBITDA as reported is EBITDA adjusted for selected items as shown in Appendix A. See Appendix A for a reconciliation of EBITDA and adjusted EBITDA as reported to the most directly comparable GAAP measure.

(2)
See “— Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program — Our Metrics Defined” for the definition of Adjusted EBITDA for purposes of our annual incentive plan. Adjusted EBITDA as defined under our annual incentive plan may differ from the company’s adjusted EBITDA as reported due to further adjustments permitted under the terms of the annual incentive plan and approved by the compensation and management development committee.

(3)
The completion of specified Program Simplification milestones related to an enterprise-wide project to increase automation and better integrate the company’s processes, technology and reporting systems to strengthen and expand its capabilities for the company’s long-term growth and sustainability.

(4)
The Process Safety Metric has a behavioral safety gate threshold. If at least 95% of all individual safety scores of all employees at manufacturing sites were “80 points” or better for the year, the safety performance gating requirement would be achieved. If the safety performance gating requirement was not achieved, there would be no payout under the Process Safety Metric.

(5)
The completion of scheduled safety critical equipment inspections on schedule and timely management of changes (MOCs).

Shareholder Returns
The global nitrogen industry is inherently cyclical, and our financial results can be significantly impacted by the pronounced effects of highly volatile commodity prices for our products as well as for natural gas, which is our principal feedstock. Additionally, we execute our strategy and evaluate our performance over a full cycle for our industry, which typically occurs over multiple years. As a result, we believe it is important to view total shareholder return over a longer time horizon than just one year. The following table shows the cumulative total shareholder return (“TSR”), assuming the reinvestment of dividends, for our common stock and a peer group index for the 1-, 3-, 5-, 7-, and 10-year periods ended December 31, 2022.
Each of the peer group companies is or was a publicly traded manufacturer of agricultural chemical fertilizers. The companies comprising the peer group are:
• Agrium, Inc.*	• The Mosaic Company	• LSB Industries, Inc.
• Incitec Pivot Limited	• OCI N.V.**	• Potash Corporation of Saskatchewan Inc.*
• Nutrien Ltd.*	• CVR Partners LP	• Yara International ASA

*
Agrium, Inc. (“Agrium”) and Potash Corporation of Saskatchewan Inc. (“Potash Corp”) are included in the peer group from December 31, 2012 through December 31, 2017. On January 2, 2018, Agrium and Potash Corp completed a merger of equals transaction to form Nutrien, Ltd. The cumulative investment in each of Agrium and Potash Corp, assuming dividend reinvestments up to December 31, 2017, was converted into shares of Nutrien, Ltd. on January 2, 2018 using the exchange ratio in the merger of equals transaction consummated on that date. Nutrien, Ltd. is included in the peer group for the period from January 2, 2018 through December 31, 2022.

**
OCI N.V. has been excluded from the calculation of the 10-year total shareholder return because its shares had less than 10-years of trading history as of December 31, 2022.

For purposes of calculating the TSR of CF Industries and the peer group index for the 1-, 3-, 5-, 7-, and 10-year periods ending December 31, 2022, the beginning stock price for each peer group company was established by its respective closing price on the last trading day immediately preceding January 1 of the first fiscal year of the applicable measurement period. The returns of the peer group companies were weighted according to their respective market capitalizations as of the date used to establish the beginning stock price. For Yara International ASA, Incitec Pivot Limited and OCI N.V., we used their respective home exchange stock prices, converted into U.S. dollars, for TSR calculation purposes.

COMPENSATION PROGRAM OVERVIEW
Compensation Program Highlights
Our executive compensation practices are overseen and administered by the compensation and management development committee, which is composed exclusively of independent directors. The committee is responsible for designing an executive compensation program — including approving any changes to it — that effectively incentivizes our executives to create long-term value for our shareholders.
	Summary		More Details
Compensation Philosophy	Our compensation philosophy seeks to align the interests of our employees and our shareholders through focusing on the total compensation (base salary, short-term incentives, long-term incentives, and benefits) of our employees, including our executive officers. We seek to benefit from this strategy by attracting key talent, retaining strong performers, increasing productivity, and maximizing operational and financial results, while also implementing compensation programs that are cost effective, market competitive, and sustainable across business cycles.		P. 56
Key Elements of Compensation Program	Salary	Paid in line with individual performance and contribution to company goals and aligned to competitive market data	P. 57;61
Annual Cash Incentives
The amount of the actual incentive earned is determined based on our level of achievement of three performance metrics:
•
80%: level of achievement of Adjusted EBITDA* (Financial Metric)

•
10%: level of achievement of the completion of specified Program Simplification milestones related to an enterprise-wide project to increase automation and better integrate the company’s processes, technology and reporting systems to strengthen and expand its capabilities for the company’s long-term growth and sustainability (Strategic Initiative Metric)

•
10%: level of achievement of the completion of safety critical equipment inspections on schedule and timely management of changes, subject to first achieving a gating level of behavioral safety practices goals (Process Safety Metric)

P. 57; 60-66
Long-Term Equity Incentives
A specified cash value amount is split between two equity award types:
•
60%: performance vesting restricted stock units (“PRSUs”) (3-year cliff vesting based on average return on net assets (“RONA”)* over three one-year periods, and a TSR modifier that can decrease or increase payout by up to 20%)

•
40%: restricted stock units (“RSUs”) (3-year ratable vesting)

P. 57; 67-72
Rigorous Benchmarking and Incentive Target Setting	Benchmarking	Our total direct compensation is targeted at the 50th percentile of our Industry Reference Group, which is composed of 17 companies in related industries, and the overall general industry market data.	P. 59
Incentive Metrics and Performance Levels
•
We utilize performance metrics for our incentive compensation programs that align executive interests with those of our shareholders.

•
Executives are focused on achieving top performance across metrics that are directly tied to shareholder value creation and our core strategic objectives.

•
The compensation and management development committee considers the previous year’s financial performance, market trends and the company’s annual business plan when setting goals and targets for our incentive compensation programs.

•
The performance metrics and target performance levels reflect the inherent cyclicality of our business.

P. 57-60; 61-66; 67-71
Leading Compensation Governance Practices	Our leading compensation governance practices include:
	Strong pay-for-performance alignment	No employment agreements
	Robust clawback policy covering incentive awards	No repriced stock options
	Stock ownership guidelines	Minimal perquisites
	Performance metrics that align executive interests with interests of shareholders	Executive officers are prohibited from hedging or pledging our stock
	A majority of compensation for CEO and other executive officers is performance-based, at risk, and paid in equity	No new excise tax gross-ups after 2011 (CEO, chief financial officer and senior vice president, human resources, have no such gross-up)

*
For the definitions of Adjusted EBITDA and RONA, see “— Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program — Our Metrics Defined.” Adjusted EBITDA as defined under our annual incentive plan may differ from the company’s adjusted EBITDA as reported due to further adjustments permitted under the terms of the annual incentive plan and approved by the compensation and management development committee.

2022 Target Total Compensation
The compensation and management development committee believes the majority of compensation should be composed of awards that are performance-based, with direct ties to the company and individual employee performance. The significant majority of each NEO’s target compensation is at-risk based on company performance.
2022 Target Total Direct Compensation Mix
The following graphs illustrate the mix of total target direct compensation for our chief executive officer and for the other NEOs for 2022:
AIP: Annual Incentive Plan (annual bonus), cash settled
LTIP: Long-Term Incentive Plan, denominated in equity
2022 CEO Target Total Compensation
The compensation and management development committee approved our CEO’s base salary and target values of his annual incentive award and long-term incentive award for 2022. After remaining unchanged from 2020 to 2021, our CEO’s base salary and target annual incentive approved for 2022 were increased from those in effect for 2021. These new amounts for base salary and target annual incentive compensation continue to be in line with our Industry Reference Group (described in greater detail below) and the overall general industry survey data. The CEO’s target annual incentive level of 135% of base salary for 2022 is unchanged from the last six years. With respect to the CEO’s long-term incentive award, in order to further align pay delivery with long-term performance and to reflect trends in executive compensation generally, the compensation and management development committee increased our CEO’s long-term incentive award for 2022. This new amount is in line with our Industry Reference Group and the overall general industry survey data. The committee believes the minimal changes over several years underscore that our executive compensation program is appropriately aligned with performance and that salaries and the target value for incentive awards are appropriately benchmarked.
Pay Element	2022	2021	% Change
Salary	$1,300,000	$1,250,000	4%
Target Annual Incentive	$1,755,000	$1,687,500	4%
Target Long-Term Incentive	$6,500,000	$6,300,000	3%
Total	$9,555,000	$9,237,500	3%

Shareholder Engagement
The Board recognizes the importance of executive compensation decisions to our shareholders. The annual say-on-pay advisory vote provides our shareholders with the opportunity to:
•
Evaluate our executive compensation philosophy, policies and practices;

•
Evaluate the alignment of the compensation of our NEOs with our results; and

•
Cast an advisory vote to approve the compensation of our NEOs.

At the 2022 annual meeting of shareholders, the say-on-pay advisory vote received majority support, with approximately 95% of the votes cast in favor of our executive compensation policies, practices and determinations. The Board encourages an open and constructive dialogue with shareholders on compensation to ensure alignment on policies and practices.
We invite all shareholders to provide feedback to us on our compensation programs. As discussed in “Proposal 1: Election of Directors — Corporate Governance Shareholder Engagement,” we extended engagement requests to shareholders representing 75% of outstanding shares during both our spring and fall outreach campaigns. Shareholders who provided feedback on our compensation programs generally reported that executive compensation at CF Industries was reasonable and well-aligned to performance. No consistent or prevalent concerns were raised from our engagements.
We will continue to regularly review (along with our outside compensation consultant) our executive compensation programs to ensure alignment with our compensation philosophy, and we are committed to continuing our dialogue with shareholders so that we can be proactive in responding to emerging industry trends and be responsive to shareholder concerns.
COMPENSATION DISCUSSION AND ANALYSIS: IN DETAIL
Compensation Philosophy
Our compensation and management development committee has adopted a compensation philosophy that seeks to align the interests of our employees and our shareholders through focusing on the total compensation (base salary, short-term incentives, long-term incentives, and benefits) of our employees, including our NEOs. We seek to benefit from this strategy by attracting key talent, retaining strong performers, increasing productivity, and maximizing operational and financial results, while also implementing compensation programs that are cost effective, market competitive, and sustainable across business cycles.
Our executive compensation program is designed to reward executives for their contributions to our short-term and long-term results. Annual cash incentive compensation is based on the achievement of annual performance goals while the majority of executives’ long-term incentive opportunity is based on performance against criteria that are correlated with both annual and long-term shareholder value.
Our goal is to provide direct compensation to our NEOs that is market competitive with other comparable companies. To obtain a general understanding of current compensation practices, the compensation and management development committee received in 2022 a market assessment from its independent outside compensation consultant, Exequity LLP (“Exequity”), that was derived from published survey compensation data, which Exequity adjusted for variations in revenue among the included companies. To further gauge the competitiveness of our total compensation offering, we also compare ourselves against our Industry Reference Group, which is a group of 17 similar companies in related industries. Additional information regarding this group of companies is set forth below under the heading “Use of Industry Reference Group.”
Incentive opportunities are structured in a way that recognizes our cyclicality and emphasis on a team-based culture.

Key Elements of NEO Compensation Program
Component	Key Characteristics and Rationale
Salary
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We seek to pay salaries in line with individual performance and contribution to company goals.

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In the aggregate, base salaries of our NEOs are targeted at the median of the peer group companies in our Industry Reference Group and the overall general industry market data from the outside compensation consultant’s market assessment. Individual performance and potential, relative criticality of the individual position in relation to achievement of the company’s goals, and business affordability are also considered in determining base salaries.

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To maintain our desired market position, we conduct annual salary reviews.

Short-Term Incentives
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Variable compensation component that provides executive officers and other employees with the opportunity to earn additional annual cash compensation beyond base salary.

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The role of short-term incentives is to reward and encourage the achievement of annual financial results and other specified corporate performance goals.

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Short-term incentives are also targeted at the market median, and achievement of these awards depends on attaining corporate performance goals.

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Adjusted EBITDA has been a cornerstone of our annual short-term incentive program, comprising a 50% weighting of the performance metric in 2016, a 75% weighting in 2017 — 2020, and an 80% weighting in 2021 and 2022.

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The 2022 short-term incentive program also included a strategic initiative metric and a process safety metric, each comprising 10%.

Long-Term Incentives
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Variable compensation component that focuses on enterprise value creation and employee retention. Long-term incentives are provided through annual stock-based awards.

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Participation is extended to executive officers and other key employees. Eligibility guidelines with award ranges reflecting position responsibility levels and competitive market practices are updated annually. The guidelines allow for individual variation in long-term incentives based on performance level, potential contribution, and value to the business.

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In general, long-term incentives for our executive officers are targeted at the market median with the opportunity to receive above market awards for excellent performance.

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Long-term incentive awards granted to our NEOs in connection with setting target compensation are based on a specified cash value, which amount since 2018 has been split among two different award types — 60% PRSUs and 40% RSUs.

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PRSUs awards are subject to three-year vesting criteria based on:

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Average return on net assets (RONA) over three one-year periods

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A modifier pursuant to which the number of shares earned based on RONA performance may be increased or decreased by up to 20% based on our three-year TSR performance against a threshold, target, and maximum level of performance

Compensation Metrics Tie to Business Strategy
The compensation and management development committee selects performance metrics for our incentive compensation programs that align executive interests with those of our shareholders. Executives are focused on achieving top performance across metrics that are directly tied to shareholder value creation and our core strategic objectives, as indicated below:
Annual Incentives
Metric	Alignment
Adjusted EBITDA	Adjusted EBITDA is the primary metric by which we measure our profitability and by which investors measure our performance
Completion of Specified Program Simplification Milestones	Relates to an enterprise-wide project to increase automation and better integrate our processes, technology and reporting systems to strengthen and expand our capabilities for our long-term growth and sustainability
Timely Completion Percentage for Inspections and MOCs, Subject to Behavioral Safety Practices	Underscores our focus on safely operating our facilities, our commitment to CF Industries’ “Do It Right” culture, and our constant efforts to drive workplace safety. Operating in a safe and responsible manner is a core value and an integral part of what sets CF Industries apart to all our stakeholders.
Long-Term Incentives
Metric	Alignment
Return on Net Assets (RONA)	RONA is correlated with long-term TSR performance and is viewed as an indicator of the results of management’s operating decisions
Total Shareholder Return	Explicitly links executive incentives with shareholder value creation
Our Metrics Defined
As described above, our annual incentive plan uses Adjusted EBITDA as its primary performance metric and our long-term incentive program uses average return on net assets, or RONA, for the PRSU three-year performance criteria.
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EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income tax provision (benefit) and depreciation and amortization.

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Adjusted EBITDA is defined under the annual incentive plan as EBITDA as adjusted for certain items, including: (i) unrealized mark to market losses (gains) on hedges; (ii) unrealized and realized losses (gains) associated with foreign exchange on intercompany loan activity or foreign denominated intercompany payables and receivables; (iii) acquisition or disposition related transaction costs or fees; (iv) integration costs for acquisitions; (v) losses (gains) or costs on the disposition or formation of joint ventures; (vi) restructuring, exit, impairments, system implementation, or process reengineering costs or similar types of costs; (vii) non-capitalized expansion project costs; (viii) losses (gains) recognized due to the acquisition or disposal of a business or group of assets, that represents a major portion of the business; (ix) losses (gains) associated with regulatory changes (e.g. regulatory tax code changes); and (x) losses (profits) associated with divestitures (acquisitions) completed during the year.

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Average Return on Net Assets (RONA) is determined by reference to the ratio (expressed as a percentage) of Adjusted EBITDA divided by average operational assets. The “average operational assets” denominator of this metric is determined under the long-term incentive program essentially as the simple average of the beginning and year-end values for total assets as adjusted for certain items, including: (i) cash and cash equivalents; (ii) restricted cash; (iii) short-term investments; (iv) investments in marketable equity securities; (v) prepaid income taxes; (vi) total current liabilities; (vii) long-term deferred income taxes; (viii) other noncurrent liabilities; (ix) assets associated with major capital projects (as approved by the compensation and management development committee); (x) net assets associated with acquisitions and divestitures completed during the year; (xi) asset or liability changes associated with regulatory changes (e.g. regulatory tax code changes); (xii) short-term debt or notes payable included in current liabilities; and (xiii) short-term lease liabilities.

The Compensation Process
Allocation of Compensation Elements
We provide a mixture of cash compensation and non-cash compensation to our NEOs. The cash portion consists primarily of base salaries and short-term incentive awards. The non-cash portion consists primarily of stock-based long-term incentive awards.
Our allocation among base salary, short-term incentives, and long-term incentives varies significantly by management level, reflecting individual responsibility levels and competitive market practices. In general, our more senior executive officers receive a greater percentage of their total expected compensation in the form of incentives (particularly long-term incentives) and a correspondingly lower percentage in the form of salary.
In addition to using benchmark survey data, we also consider internal factors that may cause us to adjust particular elements of an individual executive officer’s compensation. These factors may include an individual’s operating responsibilities, management level, tenure, potential, and performance in the position.
To assist in its evaluation, our compensation and management development committee reviews the details of an executive’s historical and proposed compensation as described below, including a review of our NEOs’ existing base salaries and target annual incentive levels in connection with the approval of their new base salaries and target annual incentive levels for the following year.
In addition, four times per year the compensation and management development committee reviews reports regarding our NEOs’ holdings and transactions involving our stock, including our NEOs’ holdings of stock and long-term stock-based incentive awards, stock option exercises, purchases, sales and gifts of stock, and surrenders of vested shares of restricted stock in order to satisfy withholding tax requirements, as applicable.
Compensation Benchmarking
Our total direct compensation is targeted at the 50th percentile of our Industry Reference Group and the overall general industry market data from the outside compensation consultant’s market assessment. The compensation and management development committee considers skills, performance, capabilities, experience, criticality of the role, and the future potential of each NEO in setting actual compensation; therefore, total direct compensation can be above or below the 50th percentile for different NEOs.
Committee Process for Incentive Target-Setting
The compensation and management development committee considers the previous year’s financial performance, market trends and the company’s annual business plan when setting goals and targets for our incentive compensation programs. Management prepares the company’s annual business plan and reviews it in detail with the Board. Management prepares the annual business plan through a rigorous process utilizing a combination of factors, including management’s view of current industry conditions, recent historical performance, internal forecasts, as well as external public market indicators.
Our industry is inherently cyclical, and our financial results are significantly impacted by the pronounced effects of highly volatile commodity prices for our nitrogen products as well as for natural gas, which is our principal feedstock. As a result, the industry conditions in existence during any given fiscal year can be dramatically different from, and have no significant bearing on, the conditions that will exist in the following year. Accordingly, the target performance levels set by the compensation and management development committee for our annual incentive program for any given year may be higher or lower or unchanged from the levels set in the prior year.
In addition to cyclicality, the calendar timing of the compensation and management development committee’s decision-making process around target-setting for our incentive compensation programs is particularly important to understanding its limited visibility into certain external factors that have the potential to significantly impact our financial and operating results, including natural gas prices, international trade policies, geopolitics, currency fluctuations, weather, etc.
Illustrative Timeline for Compensation and Management Development Committee Process
May	October	December – January
• Review of current compensation trends and issues • Independent compensation consultant provides an analysis of current and potential peers based on strategy, business structure, and industry
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Evaluation of STI and LTI program outcomes against overall program design, stated goals, and alignment with strategy

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Review of current/future compensation program objectives, design, and goals

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Review of proxy peer analysis and overall general industry benchmark market data against our NEOs

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STI and LTI metrics for upcoming year established

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Completion of internal budget forecasting, incorporating supply-demand forecasts with external market prices such as natural gas futures strips

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Setting STI and LTI performance goals and targets taking into account the previous year’s financial performance, market trends and the company’s annual business plan

Review and Approval of 2022 Cash Compensation
In setting cash compensation levels for 2022, the compensation and management development committee reviewed the base salaries and target annual incentives for our NEOs that had been in effect for 2021.
In connection with its review, the compensation and management development committee reviewed several reports from Exequity to obtain a general understanding of current compensation practices. In performing its market assessment, Exequity used published survey compensation data, and adjusted for variations in revenue among the included companies.
In addition, the compensation and management development committee reviewed information provided by the compensation consultant regarding the publicly reported cash compensation of NEOs of the group of companies in our Industry Reference Group, which is composed of 17 companies in related industries. Additional information regarding this group of companies is set forth below under the heading “Use of Industry Reference Group.”
The compensation and management development committee also considered cash compensation recommendations from our chief executive officer for each of the NEOs other than himself. These recommendations took into account the chief executive officer’s assessment of each individual’s operating responsibilities, management level, tenure and performance in the position, and potential.
Review of Base Salary Compensation
During its review of NEO’s base salaries, the compensation and management development committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, we seek to pay salaries in line with individual performance and contribution to company goals.
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In the aggregate, base salaries are targeted at the median of the peer group companies in our Industry Reference Group and the overall general industry market data from the outside compensation consultant’s market assessment.

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Individual performance, relative criticality of the individual position in relation to achievement of the company’s goals, and business affordability are also considered in determining base salaries.

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We conduct annual salary reviews and make salary adjustments as necessary to maintain our desired market position.

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Additional information regarding these goals and objectives is set forth above under the headings “Compensation Philosophy” and “Components of Compensation.”

Review of the Short-term Incentive Program
The compensation and management development committee seeks to ensure that the compensation program aligns with the company’s financial performance and strategic objectives. Our primary metric for each of the last six years prior to 2022 was Adjusted EBITDA at a weighting of 50% to 80%. Over time, the committee has refined the program, notably the incentive plan metrics, to align executives’ focus areas with strategic imperatives that have evolved along with market conditions and our operations. The secondary metric, for years 2018 through 2020, was a level of achievement of an ammonia production goal, subject to first achieving a gating level of behavioral safety practices goals. The compensation and management development committee believed a focus on operational excellence would drive the company to safely maximize operational execution and asset utilization. The “safety gate” also demonstrated our commitment to safety and the “Do It Right” culture. The behavioral safety gate has continued to be a focus of our annual incentive plan and in 2021, we incorporated this element as part of our process safety metric. In 2021, the company also had an additional secondary metric relating to greenhouse gas (GHG) emission reduction opportunities, which aligned with our long-term corporate ESG goals and reflected our continued commitment to improving energy efficiency and reducing GHG emissions intensity.
During its review of our short-term incentive program for 2022, the compensation and management development committee considered the following general goals:
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The use of properly structured short-term incentives in order to align the interests of management and shareholders, provide context for management decisions, reward management for decisions that drive short-term results and support long-term strategy, and focus all members of management on the same corporate goals (financial, operational, and strategic); and

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The need to create a framework for the program that can remain in effect for a significant period of time, while ensuring the compensation and management development committee has the flexibility to revise the secondary metric(s) to reflect our evolving strategic priorities.

For 2022, Adjusted EBITDA — the primary metric we use and that is used by our investors to evaluate our profitability — was retained as our primary metric. The compensation and management development committee also retained the process safety metric introduced in 2021, which reflects our continued focus on safely operating our facilities and our constant efforts to drive workplace safety. In addition, the compensation and management development committee decided to emphasize the importance and impact of Program Simplification, the company’s enterprise-wide project to increase automation and better integrate the company’s processes, technology and reporting systems, by introducing a secondary metric relating to the achievement of specified Program Simplification milestones.
The compensation and management development committee also considered the following factors specific to our company:
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The difficulty in establishing appropriate short-term performance measures for CF Industries, given the inherent cyclicality in our industry as well as the pronounced effects that highly volatile commodity prices for raw materials and nitrogen products have upon our operating results; and

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The outlook for our short-term performance and the broad range of possible actual outcomes.

In addition, the compensation and management development committee reviewed a report from Exequity, the committee’s outside compensation consultant, regarding competitive market practices with respect to the use of short-term incentives.
The compensation and management development committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, we use short-term incentives to provide executive officers and other employees with the opportunity to earn additional annual compensation beyond base salary. The role of short-term incentives is to reward and encourage the achievement of annual financial results and other specified corporate performance goals. In the aggregate our short-term incentive awards are targeted at the median of the peer group companies in our Industry Reference Group and the overall general industry market data from the outside compensation consultant’s market assessment. Additional information regarding these goals and objectives is set forth above under the headings “Compensation Philosophy” and “Components of Compensation.”
Selection of Primary and Secondary Performance Metrics for 2022
Based on its review and the other factors discussed above, the compensation and management development committee determined that the annual incentive awards to our NEOs for 2022 would be based upon our level of achievement of the following three performance metrics:
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80% of each executive’s annual incentive payment opportunity was based upon our level of achievement of Adjusted EBITDA for 2022 (the “Financial Metric”);

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10% of each executive’s annual incentive payment opportunity was based upon our level of achievement of the completion of specified Program Simplification milestones related to an enterprise-wide project to increase automation and better integrate our processes, technology and reporting systems to strengthen and expand our capabilities for our long-term growth and sustainability (the “Strategic Initiative Metric”); and

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10% of each executive’s annual incentive payment opportunity was based upon our level of achievement of the completion of safety critical equipment inspections on schedule and timely management of changes (MOCs), subject to first achieving a gating level of behavioral safety practices goals (the “Process Safety Metric”).

Our Adjusted EBITDA or Financial Metric, which has been part of our annual incentive performance metrics since 2016 at a weighting of 50% to 80%, maintained an 80% weighting for 2022. In addition, the Process Safety Metric, which was introduced as a performance metric in 2021, retains our “behavioral safety gate,” which has been an element of our annual incentive performance metrics since 2018. The Strategic Initiative Metric and the Process Safety Metric were selected by the compensation and management development committee for 2022 to emphasize the extensive resources and employee effort that will be focused on the Program Simplification implementation and to align with our corporate values of safety and our “Do It Right” culture.

Selection of Performance Levels for Financial Performance Metric for 2022
The compensation and management development committee established the following performance levels and corresponding percentages of target opportunity earned with respect to the Financial Metric for 2022:
Performance Level	Financial Metric Adjusted EBITDA Achieved	Percentage of Financial Metric Target Award Earned
Below Threshold	Less than $2.6 billion	0%
Threshold	$2.6 billion	50%
Target	$3.2 billion	100%
Maximum	$3.8 billion	200%
Straight line interpolation is used to determine the achievement percentage for the Financial Metric between threshold and target and between target and maximum performance levels. If the Threshold Performance Level is not met, there is no payout under the Financial Metric.
Selection of Performance Levels for Strategic Initiative Performance Metric for 2022
The Strategic Initiative Metric reflects the importance of an enterprise-wide strategic project to increase automation and better integrate our processes, technology and reporting systems to strengthen and expand our capabilities for our long-term growth and sustainability, and the extensive resources and employee effort that will be focused on the implementation. Payout under the Strategic Initiative Metric was determined by completion of specified Program Simplification milestones relating to preparedness for “go-live” of new software systems in 2022, elimination and simplification of business reports, improvement of critical business processes through automation, and training of relevant employees on new software systems.
The compensation and management development committee established the following performance levels relating to completion of the specified Program Simplification milestones and corresponding percentages of target opportunity earned with respect to the Strategic Initiative Metric for 2022:
Performance Level	Strategic Initiative Program Simplification Milestone Completion	Percentage of Environmental Metric Target Award Earned
Below Threshold	Less than 1 milestone	0%
Threshold	1 milestone	50%
Target	2 milestones	100%
Intermediate	3 milestones	150%
Maximum	4 milestones	200%
If the Program Simplification milestone completion is less than the 1 milestone threshold performance level, there is no payout under the Strategic Initiative Metric.
Selection of Performance Levels for Process Safety Performance Metric for 2022
The Process Safety Metric has a behavioral safety gate, whereby each of our production and distribution facilities develops and implements specific behavioral safety objectives that are pertinent and meaningful to each work group at the site. Each employee is involved in developing and taking ownership for completing objectives that make their workplace safer and effect a positive change in the safety culture.
Each quarter, evaluations are conducted and an overall achievement score (0-100 points) for each hourly group and individual manager is assigned. Under the Process Safety Metric, the quarterly scores issued to all site employees were aggregated. If at least 95% of all individual safety scores were “80 points” or better for the year, the safety performance gating requirement would be achieved. If the safety performance gating requirement was not achieved, there would be no payout under the Process Safety Metric.
The compensation and management development committee established the following completion percentages for the completion of safety critical equipment inspections on schedule and timely management of changes performance (MOCs) levels and corresponding percentages of target opportunity earned with respect to the Process Safety Metric for 2022, subject to first achieving the safety performance gating requirement:
Performance Level	Process Safety Metric Timely Completion Percentage for Inspections and MOCs	Percentage of Process Safety Metric Target Award Earned
Below Threshold	<90%	0%
Threshold	90%	50%
Target	95%	100%
Maximum	98%	200%
For 2022, the 90% threshold, 95% target and 98% maximum levels of timely completion percentages increased from the 70% threshold, 80% target and 90% maximum levels established for the Process Safety Metric in 2021. Straight line interpolation is used to determine the achievement percentage for the Process Safety Metric between threshold and target and between target and maximum performance levels. If the safety performance gating requirement is not achieved, or if the completion percentage of safety critical equipment inspections on schedule and timely MOCs is less than the 90% threshold performance level, there is no payout under the Process Safety Metric.
Additional Target-Setting Considerations for the Short-Term Incentive Program
As described above, when setting performance levels for the short-term incentive program, the compensation and management development committee considers the previous year’s financial performance, market trends and the company’s annual business plan. Going into 2022, positive nitrogen industry fundamentals were projected to continue. High crop prices and the need to replenish global grain stocks were expected to drive strong global fertilizer demand, while global nitrogen supply was expected to remain constrained with production in Europe and Asia affected by high energy prices. The company expected favorable energy spreads between North America producers and marginal production in Europe to persist throughout 2022, but at lower levels than the highs experienced in 2021. Building on the strong nitrogen outlook, the company expected increased production from its network, based on a return to higher ammonia utilization rates and a more normal level of turnaround activity in 2022 after completing a record level of maintenance activity in 2021. As a result, the compensation and management development committee set the target performance level for the Financial Metric at nearly 17% higher than the actual results achieved in 2021. Maximum performance for all three performance metrics were set at a level judged to be difficult to achieve and threshold performance was set at the lowest level that would justify a payout.
Measured over an extended period, the objective of the committee is to select financial performance levels such that we have a roughly (i) 80% probability of exceeding the threshold level, (ii) 50% probability of exceeding the target level, and (iii) 20% probability of exceeding the maximum level.
Although the compensation and management development committee considers management’s outlook as one of several factors in evaluating financial performance levels each year, the committee also recognizes that the outlook for any particular year represents only a single scenario from among a broad range of plausible alternatives, given the pronounced effects of highly volatile commodity prices upon our operating results.
In general, the compensation and management development committee aims to achieve a larger payout under the program for years when our performance is superior by long-term industry standards, and a smaller payout (or none at all) for years when our performance is relatively weak, while creating incentives for improved performance under all conditions given the inherent cyclicality in our industry.
Target levels of Adjusted EBITDA associated with our annual incentive program and our actual performance relative to these targets are consistent with expectations for a cyclical company. We have a track record of paying for performance and achieve this through setting targets that are rigorous and challenging. The chart below of our Adjusted EBITDA targets, actual results and percentage payouts for 2016 through 2022 demonstrates our pay for performance linkage in the annual incentive program.
Adjusted EBITDA Targets, Actual Results, and Percentage Payouts(1)

(1)
Reflects payout percentage on the annual incentive program metric associated with Adjusted EBITDA.
For 2016-2022, Adjusted EBITDA was the primary metric under the company’s annual incentive program (with a weighting of 50% in 2016, 75% in 2017 through 2020, and 80% in 2021 and 2022).

When considering appropriate performance metrics for the short-term incentive program, the compensation and management development committee also considers alternative metrics for measuring company performance, such as achievement of operating efficiency goals, continued emphasis on the establishment of a behavioral-based safety culture, progress towards strategic objectives, or performance relative to a variable budget, as well as alternative plan designs that emphasize the personal accomplishment of individual or shared goals. The objective in each case is to incentivize strong operational performance in an inherently cyclical business.
The compensation and management development committee determined for 2022 that using our Financial Metric, Strategic Initiative Metric and Process Safety Metric for performance goals in our annual incentive plan would align the interests of our executive officers with the interests of our shareholders and reflect our team-based culture. The committee considered that the Strategic Initiative Metric would reflect the importance of Program Simplification to strengthen and expand our capabilities for our long-term growth and sustainability. The committee also determined that the Process Safety Metric, including to condition payout on the Process Safety Metric to first achieving the “safety gate”, and to measure the completion percentage of safety critical equipment inspections on schedule and the timely management of changes, underscores the company’s commitment to our “Do It Right” culture and complements our efforts to drive workplace safety.

Operating in a safe and responsible manner is a core value and an integral part of what sets CF Industries apart to all our stakeholders. Our safety culture permeates our business in three key ways:
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Engaged culture that empowers consistent behaviors that drive toward excellence.

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Robust systems that provide a clear, repeatable direction toward excellence.

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Superior performance that aligns effective and efficient environmental, health, and safety activities with operations.

Our commitment to safety never takes a day off, and we have demonstrated that our focus on this priority is yielding positive results. We believe that focusing on leading indicators such as the process safety metrics we have incorporated into our annual incentive plan to drive and measure activities that prevent and control safety incidents, results in our industry-leading safety record. During 2022, our trailing 12 month recordable injury rate was 0.33 for the twelve months ended December 31, 2022, an industry-leading result and one of the lowest year-end rates we have ever achieved as a company.
Approval of Base Salaries and Target Annual Incentive Awards for 2022
Based on its review of the general, company-specific, and competitive considerations described above, in December 2021, the compensation and management development committee approved base salaries and target annual incentive awards for our NEOs for calendar year 2022. In setting compensation levels for 2022, the compensation and management development committee considered a competitive market assessment performed by Exequity and the goals and objectives for our executive compensation plans. These new amounts are in line with our Industry Reference Group (described in greater detail below) and the overall general industry survey data. Mr. Will’s base salary and the average base salaries of all other named executive officers as a group, increased by 4% from 2021 to 2022. There were no changes in the target annual incentive levels for any named executive officers from 2021 to 2022.
The table below shows the base salaries and target annual incentive levels, as a percentage of base salary, for our NEOs for 2022 and 2021:
	Base Salary			Target Annual Incentive Level
Name	2022	2021	Increase	2022	2021	Increase
W. Anthony Will	$1,300,000	$1,250,000	4%	135%	135%	0%
Christopher D. Bohn	$660,000	$625,000	6%	80%	80%	0%
Douglas C. Barnard	$585,000	$575,000	2%	80%	80%	0%
Bert A. Frost	$640,000	$625,000	2%	80%	80%	0%
Susan L. Menzel	$550,000	$525,000	5%	80%	80%	0%
Approval of Annual Incentive Payments for 2022
Following the end of 2022, management prepared a report on our level of achievement of the Financial Metric (Adjusted EBITDA), Strategic Initiative Metric (Program Simplification milestone completion), the threshold gate of behavioral safety performance, and the Process Safety Metric (Timely Completion Percentage for Inspections and MOCs) under the short-term incentive plan. The compensation and management development committee reviewed the report and approved final performance results. Based on the results, the committee determined that each of our NEOs earned 200% of the executive’s target opportunity with respect to the executive’s annual incentive award for 2022. This result is based on our attainment of Adjusted EBITDA of $5.88 billion, which resulted in a payout percentage for the Financial Metric of 200%, the achievement of the completion of 4 Program Simplification milestones, which resulted in a payout percentage for the Strategic Initiative Metric of 200% and, after first achieving the gating level of behavioral safety practices goals, our completion of 100% of safety critical equipment inspections on schedule and timely MOCs, which resulted in a payout percentage for the Process Safety Metric of 200%.

Review and Approval of 2022 Long-Term Incentives
The compensation and management development committee reviewed our long-term incentive program during 2021 and granted long-term stock-based incentive awards to our NEOs in January 2022.
During its review of our long-term incentive program, the compensation and management development committee considered the following general factors:
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the use of properly structured long-term incentives in order to align the interests of senior management and shareholders;

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the advantages and disadvantages of using stock options, shares of restricted stock, RSUs, and/or PRSUs for such purposes; and

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the array of available vesting parameters for each type of long-term incentive award and the treatment of death, disability, retirement, resignation, and termination, with or without cause.

The compensation and management development committee also considered the difficulty in establishing appropriate long-term performance measures for the company, other than stock price appreciation and total shareholder return (including dividends), given the inherent cyclicality in our industry as well as the pronounced effects of highly volatile commodity prices for raw materials and nitrogen products upon our operating results.
In addition, the compensation and management development committee reviewed a report from Exequity regarding competitive market practices with respect to the use of long-term incentives.
The compensation and management development committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, our long-term incentives focus on enterprise value creation and employee retention. Long-term incentives are provided through annual awards that vest over a period of subsequent years. Our 2014 Equity and Incentive Plan, under which the 2022 long-term stock-based incentive awards were granted, and our 2022 Equity and Incentive Plan, the successor to the 2014 Equity and Incentive Plan approved by our Board and our shareholders in 2022, allow the use of stock options, stock appreciation rights, restricted stock and restricted stock units and other stock-based awards, which in each case may be conditioned on performance criteria. Participation is extended to executive officers and other key employees. Participation guidelines with award ranges related to position responsibilities levels are updated annually. In consideration of these guidelines, there is individual variation in long-term incentives based on performance level, potential contribution, and value to the business.
Design of Target Awards for 2022
Based on its review of general, company-specific, and competitive considerations, the compensation and management development committee determined that, consistent with the practice since 2018, the long-term incentive awards granted to our NEOs for 2022 would again be composed of 60% PRSUs and 40% RSUs. In selecting a mixture of PRSUs and RSUs for our target long-term incentive awards, the compensation and management development committee noted that:
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RSU and PRSU awards align the executive officers’ interests with those of shareholders;

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RSU and PRSU awards provide value for executive officers that fluctuates with total shareholder return (including dividends);

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RSU and PRSU awards foster stock ownership by executive officers; and

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RSU and PRSU awards are subject to time vesting provisions and therefore create an additional retention mechanism for executive officers.

The compensation and management development committee also approved the metrics used for measuring performance with respect to the PRSUs granted in 2022:
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Return on net assets (RONA) measured over three one-year periods against a threshold, target and maximum level of performance (with payouts determined based on the average of the three years); and

•
TSR modifier adjusting the number of shares earned based on RONA up or down by 20% based on our three-year TSR performance against a threshold, target and maximum level of performance.

These metrics are consistent with the metrics measured for the PRSUs granted annually since 2018 and reflect the committee’s view that RONA serves as an indicator of the results of management’s operating decisions and its expected correlation with long-term TSR performance.
The target TSR performance level for the modifier in the 2022 PRSUs was set to reflect a compound annual TSR equal to 7%, which is the approximate average annual real total return for the S&P 500 Index since inception. Maximum performance was set at a level well above the average, and threshold performance was set at a level below which a maximum reduction was appropriate.
In structuring the TSR modifier, the compensation and management development committee determined not to use a relative TSR benchmark because there are not enough similarly sized companies with comparable business lines from which the committee could assemble a peer group for meaningful TSR performance purposes, and the committee considered that basing the TSR modifier on a broad market comparison (e.g., the S&P 500) over a three-year period would not be appropriate given the pronounced cyclicality of our business.
How We Determine the Number of PRSUs Earned
The number of PRSUs earned is determined based the company’s average RONA performance over three one-year periods and subject to a three-year TSR modifier, as follows:
•
At the beginning of each year (e.g., 2022, 2023, and 2024) during the three-year performance period, the compensation and management development committee establishes RONA performance levels for that year and the corresponding percentage payout of the target number of PRSUs based on our performance.

•
The threshold, target and maximum performance levels that are set will result in a payout percentage ranging from 50% to 200% of the target number of PRSUs. Straight line interpolation is used to determine the applicable payout percentage between threshold and target and between target and ceiling performance levels. RONA performance levels below the threshold performance level have a payout percentage of 0%.

•
Following the completion of each fiscal year, the compensation and management development committee will determine the payout percentage that was attained for such year and following the completion of the third fiscal year, the committee will determine the 3-year average payout percentage attained for the three-year performance period. For fiscal 2022, our actual RONA performance of 68.0% resulted in a 200% payout percentage.

•
Once the total number of PRSUs earned based on our RONA performance is determined at the end of the third year, the total is multiplied by a percentage ranging from 80% to 120% depending on our TSR performance for the three-year performance period. For the 2020 PRSUs, our TSR performance for the three-year performance period ending December 31, 2022 was 120.7%, resulting in a TSR modifier percentage of 120%.

•
The combined impact of these performance criteria is that the final payout percentages range from 0% to 240% of target PRSUs.

The number of PRSUs earned at the end of the three-year performance period will be determined as follows for the 2020, 2021 and 2022 PRSU awards:

2020 PRSUs (2020-2022)	FY 2020			FY 2021			FY 2022			FY 2023			FY 2024		
	Thres-hold	Target	Max	Thres-hold	Target	Max	Thres-hold	Target	Max						
Payout Percentage	50%	100%	200%	50%	100%	200%	50%	100%	200%						
RONA Performance Levels	10.2%	16.3%	≥18.4%	11.8%	14.5%	≥17.2%	30.5%	37.6%	≥44.7%						
Actual RONA and Payout %	14.4% = 85%			31.1% = 200%			68.0% = 200%								
3-Year Average Payout Percentage	162%														
Actual 3-year TSR	120.7%														
TSR Modifier Percentage(1)	120%														
Final 2020 PRSU Payout	194% (range 0% - 240%)														

2021 PRSUs (2021-2023)	FY 2020			FY 2021			FY 2022			FY 2023			FY 2024		
				Thres-hold	Target	Max	Thres-hold	Target	Max	Thres-hold	Target	Max			
Payout Percentage				50%	100%	200%	50%	100%	200%	50%	100%	200%			
RONA Performance Levels				11.8%	14.5%	≥17.2%	30.5%	37.6%	≥44.7%	TBD in 2023					
Actual RONA and Payout %				31.1% = 200%			68.0% = 200%			TBD in 2024					
3-Year Average Payout Percentage				TBD in 2024											
Actual 3-year TSR				TBD in 2024											
TSR Modifier Percentage(1)				TBD in 2024											
Final 2021 PRSU Payout				TBD in 2024 (range 0% - 240%)											

2022 PRSUs (2022-2024)	FY 2020			FY 2021			FY 2022			FY 2023			FY 2024		
							Thres-hold	Target	Max	Thres-hold	Target	Max	Thres-hold	Target	Max
Payout Percentage							50%	100%	200%	50%	100%	200%	50%	100%	200%
RONA Performance Levels							30.5%	37.6%	≥44.7%	TBD in 2023			TBD in 2024		
Actual RONA and Payout %							68.0% = 200%			TBD in 2024			TBD in 2025		
3-Year Average Payout Percentage							TBD in 2025								
Actual 3-year TSR							TBD in 2025								
TSR Modifier Percentage(1)							TBD in 2025								
Final 2022 PRSU Payout							TBD in 2025 (range 0% - 240%)

(1)
The TSR Modifier Percentage is determined in accordance with the following table. Straight line interpolation is used to determine the TSR Modifier Percentage between threshold and target and between target and maximum TSR performance levels.

TSR Performance Level	TSR Modifier Percentage
Threshold: Less than 15.5%	80%
Target: 22.5%	100%
Max: At or Above 29.5%	120%

Approval of Target Awards for 2022
On January 4, 2022, the compensation and management development committee approved long-term incentive awards for our NEOs for 2022 as set forth in the table below.
	Target Performance RSUs		Time Vesting RSUs		Total Target Grant Value
Name	Number	Grant Value	Number	Grant Value
W. Anthony Will	58,787	$3,900,000	39,191	$2,600,000	$6,500,000
Christopher D. Bohn	13,566	$900,000	9,044	$600,000	$1,500,000
Douglas C. Barnard	10,853	$720,000	7,235	$480,000	$1,200,000
Bert A. Frost	13,566	$900,000	9,044	$600,000	$1,500,000
Susan L. Menzel	8,818	$585,000	5,879	$390,000	$975,000
On the grant date, the compensation and management development committee approved dollar-denominated RSU and PRSU awards for each of our individual NEOs. The 2022 total target grant value for our CEO’s long-term incentive awards increased by 3% as compared to 2021 in dollar value and represented the same percentage (68%) of the CEO’s total direct compensation mix as in 2021. The total target grant value for our other NEO’s long-term incentive awards decreased as compared to 2021, both in dollar value and as a percentage of each other NEO’s total direct compensation mix. In setting the dollar-denominated values of the individual awards, the committee considered our Industry Reference Group and the competitive general industry survey data presented by Exequity.
The committee also considered the recommendations from our chief executive officer for the long-term incentive awards to each of the NEOs other than himself. These recommendations took into account the chief executive officer’s assessment of each individual’s operating responsibilities, management level, tenure and performance in the position, and potential.
On the grant date, the dollar-denominated awards were translated into an actual number of RSUs and PRSUs using the unweighted average of the NYSE closing price for the twenty (20) trading days preceding the grant date. The number of PRSUs represented 60% of the total value on the grant date and the number of RSUs represented 40%.
Target Values versus Accounting Values
Because of the accounting rules governing preparation of the Summary Compensation Table on page 81, the grant date value for RSUs and PRSUs awarded in 2022 as reported in the Summary Compensation Table are different than the target award values set forth in the table above. As discussed above, the compensation and management development committee approves dollar-denominated target award values, which are translated into an actual number of RSUs and PRSUs using the unweighted average of the NYSE closing price for the twenty (20) trading days preceding the grant date.
With respect to RSUs, the values reflected in the Summary Compensation Table are computed as the product of the number of RSUs awarded multiplied by the closing stock price on the date of grant.
As described above with respect to PRSUs, at the beginning of each year of the PRSUs’ three-year performance period, the compensation and management development committee establishes RONA performance levels for such year. The target grant values set forth in the table above reflect the value of the entire 2022 PRSUs, without regard for when the performance goals are established.
Under the applicable accounting rules, the Summary Compensation Table only reflects the value of grants made during the year for which applicable performance goals have been set. With respect to the 2022 PRSUs, only the RONA performance goals for the 2022 fiscal year, the first of three one-year periods, were approved at the time the PRSUs were awarded in 2022. As a result, for the 2022 PRSUs, the Summary Compensation Table does not include the value of the PRSUs based on the annual RONA goals for fiscal 2023 or fiscal 2024. Such amounts will be included as equity compensation in the Summary Compensation Table for fiscal 2023 and fiscal 2024, respectively, when the RONA goals are established. With respect to the 2020 PRSUs and the 2021 PRSUs, the RONA performance goals for the 2022 fiscal year, the third of three one-year periods and the second of three one-year periods, respectively, were also approved in 2022. As a result, the Summary Compensation Table also includes the value of the portion of the 2020 PRSUs and the 2021 PRSUs that is based on the annual RONA goals for the 2022 fiscal year.
Vesting and Other Terms of RSUs and PRSUs
The target RSUs granted to our NEOs in 2022 will vest in three equal annual installments following the date of grant, subject to earlier forfeiture or accelerated vesting (as described below). Until vested, the RSUs may not be sold, assigned, transferred, donated, pledged, or otherwise disposed of (except by will or the laws of descent and distribution). At the vesting dates, the RSUs give the holder the right to receive one share of common stock with respect to each vested RSU. We will pay dividend equivalents in cash with respect to the RSUs to our NEOs during the vesting period.
The PRSUs granted to our NEOs in 2022 will vest upon the certification by the compensation and management development committee of the attainment of the performance goals following the end of the three-year performance period, subject to earlier forfeiture or accelerated vesting (as described below). The PRSUs are settled in shares of our common stock. The PRSUs accrue dividend equivalents during the performance and vesting period. Upon vesting, holders of PRSUs will be paid a cash equivalent of the dividends paid on our common stock during the performance and vesting period based on the number of shares of stock, if any, delivered in settlement of the PRSUs.
As discussed below under the heading “Change in Control, Severance, and Retirement Benefits,” upon a change in control, the restrictions, limitations, and conditions applicable to RSUs and PRSUs will lapse, the performance goals with respect to the PRSUs will be deemed fully achieved at the greater of target or actual performance to-date (as determined under the award agreement), and all of the awards will become fully vested. Upon death or disability, RSUs become fully vested and the PRSUs become fully vested at the target level of performance. NEOs who retire upon having reached age 60 with at least five years of service at the time of retirement will receive a pro-rated number of RSUs and PRSUs based on their length of service between the grant date of such award and the NEO’s retirement date, provided that, in each case, the NEO has provided us with at least six months’ notice prior to such retirement.
Additional information with respect to the compensation and management development committee’s grants of RSUs and PRSUs to our NEOs during 2022 is set forth below under the heading “Executive Compensation — Grants of Plan-based Awards.”

Determination of 2020-2022 Performance Period PRSU Awards
The three-year performance period for PRSU awards granted in 2020 ended on December 31, 2022. The performance metrics for PRSUs granted in 2020 were (i) return on net assets (RONA) measured over three one-year periods (with payouts determined based on the average payout percentage of the three years) and (ii) TSR modifier adjusting the number of shares earned based on RONA up or down by 20% based on our three-year TSR performance against a threshold, target and maximum level of performance. The payout percentages for the first, second and third one-year performance periods were 85%, 200% and 200%, respectively, resulting in a 3-year average payout performance of 162% attained for the three-year performance period. As shown in the “How We Determine the Number of PRSUs Earned” graphic above, our TSR performance of 120.7% for the three-year performance period was greater than 29.5%, resulting in a TSR modifier percentage of 120%. As a result, in accordance with the terms of the awards, the committee approved a payout of 194% of the PRSUs from these grants.
	Original 2020 PRSU Grant		PRSUs Earned
Name	Target #	Value at Grant	#	Value(1)
W. Anthony Will	77,769	$3,600,000	150,794	$12,951,697
Christopher D. Bohn	16,850	$780,000	32,672	$2,806,198
Douglas C. Barnard	14,258	$660,000	27,646	$2,374,515
Bert A. Frost	18,146	$840,000	35,185	$3,022,040
Susan L. Menzel	10,369	$480,000	20,105	$1,726,818

(1)
This column represents the value of the shares earned based on a stock price of $85.89, which was the closing price on the vesting date of February 28, 2023.

2023 Compensation Actions
In December 2022, the compensation and management development committee approved base salaries and target annual incentive awards for our NEOs for calendar year 2023. In addition, on January 3, 2023, the compensation and management development committee approved long-term incentive awards for our NEOs for 2023. In setting compensation levels for 2023, the compensation and management development committee considered a competitive market assessment performed by Exequity and the goals and objectives of our executive compensation plans. The following table shows the base salaries, target annual incentives as a percentage of base salary, and the grant date value of target long-term incentive awards for our named executive officers for 2023.
Name	Base Salary	Target Annual Incentive Level	Target PRSUs	Target RSUs
W. Anthony Will	$1,350,000	150%	$4,200,000	$2,800,000
Christopher D. Bohn	$700,000	80%	$1,080,000	$720,000
Douglas C. Barnard	$600,000	80%	$780,000	$520,000
Bert A. Frost	$670,000	80%	$1,020,000	$680,000
Susan L. Menzel	$580,000	80%	$720,000	$480,000
Performance Metrics for Annual Incentive Payments for 2023
The annual incentive awards to our NEOs for 2023 will be determined based upon our level of achievement of the following performance metrics:
•
60% of each executive’s annual incentive payment opportunity is based upon our level of achievement of adjusted EBITDA for 2023 (the “Adjusted EBITDA Metric”);

•
20% of each executive’s annual incentive payment opportunity is based upon our level of achievement of specified clean energy goals (the “Clean Energy Metric”);

•
10% of each executive’s annual incentive payment opportunity is based upon our level of achievement of the completion of specified sustainability goals related to key initiatives that continue to advance efforts to streamline, automate and integrate process technology and reporting capabilities (the “Sustainability Initiative Metric”); and

•
10% of each executive’s annual incentive payment opportunity is based upon our level of achievement of the completion of safety critical equipment inspections on schedule and timely management of changes, subject to first achieving a gating level of behavioral safety practices goals (the “Process Safety Metric”).

Our Adjusted EBITDA Metric, which has been a part of our annual incentive performance metrics since 2016, remains the cornerstone of our annual incentive plan with a weighting of 60% for 2023. The new Clean Energy Metric aligns with the company’s focus on decarbonizing its existing ammonia production network, creating low-carbon ammonia capacity and supporting and accelerating the global transition to a clean energy economy. The Sustainability Initiative Metric reflects the continued importance of, and the extensive resources and employee effort involved with, key initiatives that continue to advance efforts to streamline, automate and integrate process technology and reporting capabilities for our long-term growth and sustainability. The Process Safety Metric, which was added to our annual incentive performance metrics in 2021 and maintains a behavioral safety practice goal that was since 2018 also part of our annual incentive performance metrics as a gating standard (“safety gate”), reflects our focus on safely operating our facilities in a way that benefits a broad set of stakeholders: employees, shareholders, customers and the communities in which we operate. The inclusion of the Clean Energy Metric, the Sustainability Initiative Metric and the Process Safety Metric with the safety gate component in our performance metrics for the annual incentive payment opportunity demonstrate our commitment to our “Do It Right” culture and further integrate strategic corporate goals into executive compensation. The performance levels and corresponding percentages of target opportunity earned with respect to the 2023 performance metrics established by the compensation and management development committee will be disclosed in the proxy statement for our 2024 annual meeting of shareholders.
Performance Metrics for PRSUs Granted in 2023
The performance metrics for the PRSUs granted in 2023 are structured in the same manner as the PRSUs granted every year since 2018. The number of PRSUs earned under the PRSUs granted in 2023 will be determined based on the company’s average RONA performance over three one-year periods and subject to a three-year TSR modifier. The RONA performance levels for fiscal 2023 and corresponding payout percentages for the year established by the compensation and management development committee will be disclosed in the proxy statement for our 2024 annual meeting of shareholders.
Change in Control, Severance, and Retirement Benefits
The compensation and management development committee reviewed our change in control, severance, and retirement benefits during 2022 as described below. Based on its review, the changes to the retirement benefits adopted in 2022, and after considering the factors noted below, the compensation and management development committee determined that our change in control, severance, and retirement benefits continue to serve the best interests of the company and our shareholders and are consistent with competitive market practices.
Change in Control Benefits
With respect to our change in control benefits, the compensation and management development committee noted that we have change in control agreements with our executive officers, as well as certain change in control benefits for all of the participants (including the executive officers) under our annual incentive plans and our equity and incentive plans. Additional information regarding these benefits is set forth below under the heading “Executive Compensation — Potential Payments Upon Termination or Change in Control.”
In connection with its review, the compensation and management development committee noted that the change in control agreements with our executive officers are:
•
Intended to provide some level of income continuity for an executive officer should his or her employment be terminated by us without cause or by him or her for good reason in connection with a change in control;

•
Designed to avoid unwanted management turnover in the event of a potential change in control; and

•
Designed to ensure that the executive officer’s personal interests will remain aligned with the interests of our shareholders in the event of a potential change in control.

The compensation and management development committee also noted that our change in control agreements require both (i) a change in control and (ii) a qualifying termination of the executive officer’s employment (sometimes referred to as a “double trigger”), before any benefits will be owing to the executive officer under the agreement.
The compensation and management development committee noted that our annual incentive plan and our equity and incentive plans also include provisions in the event of a change in control. Our annual incentive plan, a short-term cash based incentive program, provides that in the event of a change in control the performance goals applicable to any annual incentive plan bonus payment will be determined based on the greater of actual and target level of performance and the performance period will be deemed to end on the date of the change in control and the annual incentive plan bonuses will be deemed vested and earned. Our 2014 Equity and Incentive Plan and 2022 Equity and Incentive Plan provide that the restrictions, limitations, and conditions applicable to all outstanding awards will lapse, performance goals will be deemed fully achieved at the greater of target or actual performance to-date, and the awards will become fully vested (and in the case of stock options, exercisable) upon a change in control (sometimes referred to as a “single trigger”), unless the committee determines otherwise with respect to a particular award at the time of grant and reflects this determination in the applicable award agreement. In this regard, the compensation and management development committee noted it would be difficult to preserve the original performance and vesting goals in our plan-based awards following a change in control, given the fundamental changes in our organization, capital structure, and operations that would typically result from such a transaction. Accordingly, all of our plan-based awards have included this change in control provision for the benefit of our executive officers and the other participants. In addition, the 2022 Equity and Incentive Plan provides that for stock-based awards granted pursuant to the plan, our compensation and management development committee may, in its discretion, provide such holders the consideration provided to similarly situated shareholders in such change in control.
As part of its review, the compensation and management development committee reviewed “tally sheets,” estimating these benefits for our chief executive officer and the other NEOs under various assumptions and scenarios.
Based on its review, and the other factors noted above, the compensation and management development committee determined that our change in control benefits serve the best interests of the company and our shareholders and are consistent with competitive market practices.
Excise Tax Gross-Ups
In December 2014, the Board adopted a policy whereby the company will not in the future enter into any new agreements with its NEOs that include Internal Revenue Code Section 280G excise tax “gross-up” provisions with respect to payments contingent on a change in control of the company.
Severance Benefits
With respect to our severance benefits, the compensation and management development committee noted that none of our executive officers has any employment or severance agreement, and none of our executive officers is entitled to receive any other severance benefits, except for (i) the change in control agreements and change in control benefits discussed above, (ii) such severance benefits as we may provide under our standard policies applicable to all employees, (iii) such severance benefits as we may be required to pay under applicable law in certain jurisdictions, and (iv) such additional severance benefits as our compensation and management development committee may approve in certain instances. Based on its review, and the other factors noted above, the compensation and management development committee determined that our severance benefits serve the best interests of the company and our shareholders and are consistent with competitive market practices.
Retirement Benefits
With respect to our retirement benefits, the compensation and management development committee noted that we maintain tax-qualified and nonqualified defined benefit, defined contribution, and deferred compensation plans. Additional information regarding these benefits is set forth below under the headings “Executive Compensation — Pension Benefits” and “Executive Compensation — Nonqualified Deferred Compensation.”
We maintain a defined benefit pension plan named the CF Industries Holdings, Inc. Pension Plan (the “Pension Plan”). Supplement A of the Pension Plan, which we refer to herein as the “New Retirement Plan,” is the cash balance pension formula in which all NEOs participated until December 31, 2022 as discussed below. Under the New Retirement Plan, we credited the notional account of each NEO an amount between 4% and 7% (depending on years of service) of the NEO’s eligible compensation, which was limited to base salary. Each NEO’s notional account is also credited with an annual interest credit based on the greater of (i) the annual yield on 10-year treasury nominal securities and (ii) 3% annual interest.
The company also maintains a defined contribution 401(k) plan and a nonqualified deferred compensation plan, our Supplemental Benefit and Deferral Plan, which in each case provide eligible employees, including our NEOs, with company-funded matching benefits for 100% of the first 6% of an employee’s eligible earnings contributed to the applicable plans.
The compensation and management development committee also reviewed “tally sheets,” estimating these benefits for our chief executive officer and the other NEOs under various assumptions and scenarios.
Commencing with equity grants made in 2014, our NEOs who retire upon having reached age 60 with at least five years of service at the time of retirement will receive a pro-rated number of RSUs and PRSUs based on their length of service between the grant date of such award and the NEO’s retirement date, provided that, in each case, the NEO has provided us with at least six months’ notice prior to such retirement. In addition, such eligible retirees will have four years from their retirement date to exercise any vested options.
In 2022, the company announced changes to its defined benefit pension plan, defined contribution 401(k) plan and its Supplemental Benefit and Deferral Plan. To align the company’s retirement programs to the market and to provide all North American employees with more control over the investment of their employer-funded retirement benefits, the company will transition away from defined benefit plans to an enhanced defined contribution retirement savings plan. Beginning on December 31, 2022, the New Retirement Plan was closed to new hires and frozen with respect to active participants, including all NEOs, which means that such participants will no longer earn annual pay credits equal to a percentage (determined by years of service) of their eligible compensation, but such participants will continue to earn annual interest credits (as required by law). The employee participants will not lose any benefits accrued under the New Retirement Plan and will have the opportunity to continue to vest in those benefits to the extent not yet fully vested.
On January 1, 2023, each of the participants in the New Retirement Plan whose pension benefit was frozen effective December 31, 2022, including our NEOs, began participating in the company’s enhanced defined contribution 401(k) plan. Under the enhanced defined contribution 401(k) plan design, (i) the company will continue to provide employees with company-funded matching benefits on the first 6% of an employee’s eligible earnings contributed each year to the new 401(k) plan and (ii) the company will credit an employee’s account (including each NEO) with an automatic annual employer contribution equal to an amount between 4% and 7% (depending on years of service) of the employee’s eligible earnings. Under the enhanced 401(k) plan, the eligible earnings for NEOs and other executive officers remains limited to base salary. In addition, due to the freeze of the New Retirement Plan and the changes adopted in the enhanced 401(k) plan, the Supplemental Benefit and Deferral Plan was amended effective January 1, 2023 to freeze future supplemental pay credits and add supplemental automatic annual employer contributions on eligible earnings in excess of the limit under Section 401(a)(17) of the Internal Revenue Code.
Based on its review, the changes and enhancements to the retirement benefits for employees beginning in 2023 and the other factors noted above, the compensation and management development committee determined that our retirement benefits serve the best interests of the company and our shareholders and are consistent with competitive market practices.
Use of Industry Reference Group
As noted above, the compensation and management development committee has adopted an Industry Reference Group for use in establishing compensation and incentive levels. The compensation and management development committee’s consultant, Exequity, leads a review of the companies in the peer group annually and proposes changes based on quantitative and qualitative assessments of comparability. There were no changes from our 2021 Industry Reference Group. The 17 companies in our Industry Reference Group for 2022 are listed in the following table:
Global Industry Classification Standard Subindustry Description	Company Name
Fertilizers and Agricultural Chemicals	• The Mosaic Company • Nutrien Ltd. • The Scotts Miracle-Gro Company
Specialty Chemicals	• Albemarle Corporation • Ashland Global Holdings, Inc. • Celanese Corporation • Ecolab Inc. • International Flavors & Fragrances Inc. • Avient Corporation • RPM International Inc.
Commodity Chemicals	• Cabot Corporation • Westlake Chemical Corporation
Diversified Chemicals	• Eastman Chemical Company • FMC Corporation • Huntsman Corporation • Olin Corporation
Industrial Gases	• Air Products and Chemicals, Inc.
Other Compensation Governance Practices and Considerations
Role of the Compensation Consultant
The compensation and management development committee has authority under its charter to retain, approve fees for, and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities. Pursuant to this authority, the compensation and management development committee engaged Exequity, an independent executive compensation consulting firm, to assist the committee in making recommendations and decisions regarding compensation for our directors and executive officers based on market and industry practices. Exequity provides no other services to the company.
The compensation consultant regularly attends meetings of our compensation and management development committee and meets regularly with the committee in executive sessions without management present. The compensation and management development committee reviews the materials and recommendations provided by Exequity, but exercises independent judgment in determining the compensation payable to our NEOs. Any recommendations of the compensation and management development committee with respect to non-employee director compensation are subject to approval by the Board.
The compensation and management development committee has determined, after appropriate inquiry, including consideration of Exequity’s independence in light of the factors set forth under Rule 10C-1 of the Exchange Act, that no conflicts of interest exist with respect to the firm’s engagement as the committee’s independent compensation consultant.
Stock Ownership Guidelines
The Board believes that our directors and officers should be shareholders of CF Industries and, based on the recommendation of the compensation and management development committee, has established guidelines for stock ownership.

•
Directors will have five years from the date of their appointment or election to achieve stock ownership with a market value equal to five times their annual cash retainer.

•
Officers will have five years from their date of hire or promotion to achieve stock ownership with a market value equal to (i) five times annual base salary in the case of the chief executive officer, (ii) two times annual base salary in the case of the other NEOs and several other executive officers, and (iii) one times annual base salary in the case of the other officers.

As of December 31, 2022, each of our directors and officers was in compliance with the stock ownership guideline requirements. Their financial interests are aligned with those of our shareholders and our directors and officers are incentivized to take actions that create sustainable value.
For purposes of these guidelines, any of the following may be used to satisfy the ownership requirements: (i) shares purchased by the individual, (ii) shares retained upon the exercise of a vested stock option, (iii) shares acquired upon the vesting of restricted shares or units, (iv) shares acquired upon the vesting of performance shares or units, (v) shares (including “phantom” shares) held within our qualified and nonqualified deferred compensation and retirement plans, (vi) shares purchased through an employee stock purchase plan, (vii) restricted shares or units, (viii) earned performance shares or units (i.e., shares or units under a performance award for which the primary performance criteria has been achieved, but which remain subject to time-based vesting requirements, without regard to any potential subsequent modification based on additional performance criteria such as a TSR modifier), and (ix) the difference in value between the exercise price and current market price for vested but unexercised options, net of taxes at an assumed maximum tax rate. Non-vested stock options and unearned non-vested performance shares or units are specifically excluded in meeting the ownership requirements.
It is expected that an individual who is subject to the stock ownership guidelines will not sell any shares unless he or she has satisfied the ownership guidelines both before the sale and after giving effect to the shares sold. An individual who has initially satisfied the guidelines but as a result of a subsequent decline in stock prices no longer meets the guidelines is precluded from selling any shares until such time as he or she again satisfies the guidelines. Surrendering shares to the company in order to pay withholding or other taxes on compensation income or pay the exercise price of stock options is not considered a sale of shares for purposes of the guidelines.
We may facilitate stock ownership by directors and officers through grants of equity-based compensation under our 2022 Equity and Incentive Plan.
Clawback Policy
We have in place an executive compensation recoupment policy, or “clawback” policy, which applies to our executive officers (referred to as “covered officers”), including the NEOs. Under the policy, in the event that the specified financial results upon which a cash or equity-based incentive award was predicated become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the compensation and management development committee will conduct a review of awards covered by the policy and will, to the extent permitted by governing law, have the sole and absolute authority to make adjustments to the awards to ensure that the ultimate payout gives retroactive effect to the financial results as restated, including the authority to seek recoupment of any excess cash or equity that has already been paid to or received by a covered person. The policy covers any cash or equity-based incentive compensation award that was paid, earned or granted to a covered officer during the last completed three fiscal years immediately preceding the date the financial restatement is publicly announced. Our executive officers have each signed a form acknowledging the applicability of the policy in order to enhance the enforceability of these provisions.
In 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The Company intends to review and revise its current recoupment policies and/or adopt a new recoupment policy, as necessary to comply with the new requirements, once the NYSE listing standards become effective.
Trading, Hedging and Pledging Restrictions
We have a Policy on Insider Trading, which prohibits our directors, officers, and employees from engaging in speculative transactions in our securities. Specifically, it is against our policy to trade in options, warrants, puts and calls, or similar derivatives on our stock, sell our stock “short,” or hold our stock in margin accounts. In addition, our policy prohibits our directors and executive officers from pledging our stock as collateral for a loan.
Compensation and Benefits Risk Analysis
The compensation and management development committee reviewed the potential effects of the various components of our compensation and benefits program for 2022 upon individual and collective behavior and, ultimately, upon our risk profile and our overall approach to risk management. The compensation and management development committee reviewed the following relevant features of:
•
Our annual incentive program, including (i) the selection of appropriate performance metrics, (ii) the focus on collective rather than individual behaviors, (iii) the process by which the compensation and management development committee establishes target bonus opportunities as well as threshold, target, and maximum performance levels, (iv) the consistency of our short-term incentive practices with the practices at comparable companies, (v) the control environment within which business decisions are made, (vi) the periodic reporting to the compensation and management development committee regarding corporate performance, (vii) the discretion the compensation and management development committee has retained to adjust annual incentive payments under appropriate circumstances, and (viii) the provisions of our “clawback” policy;

•
Our long-term incentive program, including (i) the levels of common stock ownership and equity-based awards held by our executive officers, (ii) the use of RSUs and PRSUs in making stock-based awards to executive officers, (iii) the consistency of our long-term incentive practices with the practices at comparable companies, and (iv) the limitations on trading, hedging, and pledging our stock imposed by our stock ownership guidelines and our Policy on Insider Trading;

•
Our change in control benefits, including the facts that the change in control agreements with our executive officers are (i) intended to provide some level of income continuity for an executive officer should his or her employment be terminated by us without cause or by him or her for good reason in connection with a change in control, (ii) designed to avoid unwanted management turnover in the event of a potential change in control, and (iii) designed to ensure that the executive officer’s personal interests will remain aligned with the interests of our shareholders in the event of a potential change in control; and

•
Our other awards, plans, programs, policies, and practices, including (i) the appropriateness of the incentives created thereby, (ii) the focus on collective rather than individual behaviors, (iii) the control environment, and (iv) the absence of personal objectives and direct financial incentives with respect to sales, raw materials procurement and transactions involving natural gas derivatives.

Based on this review, the compensation and management development committee determined that the company’s compensation and benefits program balances risk and potential reward in a manner that is appropriate to the circumstances and in the best interests of the company’s shareholders over the long term.

COMPENSATION COMMITTEE REPORT
The compensation and management development committee oversees our compensation and employee benefit plans and practices, including our executive compensation plans, director compensation plans, and other incentive compensation and equity-based plans. The compensation and management development committee is composed of five non-employee directors and operates under a written charter adopted by the Board. Each member of the compensation and management development committee is independent under the corporate governance standards of the NYSE applicable to compensation committee members. The Board has also determined that all of the members of the committee qualify as “non-employee directors,” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and “outside directors,” within the meaning of Section 162(m) of the Internal Revenue Code.
The compensation and management development committee held seven meetings during the year ended December 31, 2022 and met in executive session at three of the meetings. The compensation and management development committee also reviewed and discussed with management the compensation discussion and analysis section of this Proxy Statement.
Based on its review and the foregoing meetings and discussions, the compensation and management development committee recommended to the Board that the compensation discussion and analysis section be included in this Proxy Statement and in our Annual Report on Form 10-K.
John W. Eaves (Chair)
Javed Ahmed
Stephen J. Hagge
Anne P. Noonan
Michael J. Toelle

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the total compensation we provided with respect to the years ended December 31, 2020, 2021, and 2022 for (i) our principal executive officer, (ii) our principal financial officer and (iii) our three other most highly compensated executive officers (as determined on the basis of their total compensation for 2022 other than changes in pension value and nonqualified deferred compensation earnings). We refer to these individuals in this Proxy Statement as our “named executive officers.”
Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2)(3) ($)	Non-equity Incentive Plan Compen- sation(1)(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)(6) ($)	All Other Compensation(7) ($)	Total ($)
W. Anthony Will President and Chief Executive Officer	2022	1,300,000	9,198,580	3,510,000	40,080	230,366	14,279,027
	2021	1,250,000	6,767,986	3,375,000	72,771	219,913	11,685,670
	2020	1,250,000	6,260,802	1,846,700	124,968	222,537	9,705,007
Christopher D. Bohn Senior Vice President and Chief Financial Officer	2022	660,000	2,166,292	1,056,000	8,714	76,842	3,967,848
	2021	625,000	1,619,154	1,000,000	34,919	72,491	3,351,564
	2020	625,000	1,301,944	547,739	62,268	68,513	2,605,464
Douglas C. Barnard Senior Vice President, General Counsel, and Secretary	2022	585,000	1,733,295	936,000	45,426	77,782	3,377,503
	2021	575,000	1,307,681	920,061	45,279	75,698	2,923,719
	2020	565,000	1,159,012	495,102	54,111	62,528	2,335,753
Bert A. Frost Senior Vice President, Sales, Market Development and Supply Chain	2022	640,000	2,203,206	1,024,000	16,049	88,859	3,972,114
	2021	625,000	1,686,754	1,000,000	37,051	73,918	3,422,723
	2020	625,000	1,481,806	547,739	62,439	73,336	2,790,320
Susan L. Menzel Senior Vice President, Human Resources	2022	550,000	1,366,959	880,000	18,771	56,594	2,872,324
	2021	525,000	999,090	840,000	20,945	53,275	2,438,310
	2020	525,000	800,080	431,792	27,564	59,073	1,843,509

(1)
Amounts in these two columns represent base salary and non-equity incentive plan compensation earned in 2020, 2021, and 2022 regardless of when such amounts are paid in cash.

(2)
Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 of the RSU and PRSU awards that we granted to the named executive officers pursuant to our 2014 Equity and Incentive Plan in 2020, 2021 and 2022. As described in footnote 3 below and consistent with the applicable accounting rules, the amounts shown in the table above in 2022 represent (x) the value of one-third of the target number of 2022 PRSUs awarded at grant, as only the first-year goal of the three-year performance period beginning in 2022 was communicated to award holders in 2022, (y) the value of one-third of the target number of 2021 PRSUs, as the second-year goal of the three-year performance period beginning in 2021 was communicated to grant holders in 2022 and (z) the value of one-third of the target number of 2020 PRSUs, as the third-year goal of the three-year performance period beginning in 2020 was communicated to grant holders in 2022. The compensation and management development committee considered the full value of the 2022 PRSU award when making the 2022 PRSU grant and the amounts shown below represent the grant date fair (full) values for the 2022 RSU and PRSU awards using a fair value of $71.13 per RSU and $73.74 per PRSU at target level of performance (computed as the product of the number of shares of stock to be delivered assuming target level performance multiplied by $73.74 per share, the grant date fair value) and $71.13 per PRSU at maximum level of performance

(computed as the product of the number of shares of stock to be delivered assuming maximum level of performance multiplied by $71.13 per share, the closing price on the NYSE on the grant date):
	Will	Bohn	Barnard	Frost	Menzel
RSUs ($)	2,787,656	643,300	514,626	643,300	418,173
PRSUs at Target Level of Performance ($)	4,334,953	1,000,357	800,300	1,000,357	650,239
2022 Stock Awards (Full Grant Date Fair Value) ($)	7,122,609	1,643,657	1,314,926	1,643,657	1,068,413
PRSUs at Maximum Level of Performance ($)	10,035,646	2,315,879	1,852,737	2,315,879	1,505,338

(3)
Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2022. Additional information with respect to the outstanding RSU and PRSU awards is set forth below under the headings “Grants of Plan-based Awards” and “Outstanding Equity Awards at Fiscal Year End.” In accordance with SEC rules, the aggregate grant date fair value of the RSUs in the Summary Compensation Table is calculated as the product of the number of RSUs multiplied by the closing price for our stock ($71.13 per share) on the NYSE on the grant date. Because the grant date for the PRSUs under accounting rules occurs when the applicable performance goals are set and our 2020 PRSUs (awarded in 2020 for the performance period 2020-2022), 2021 PRSUs (awarded in 2021 for the performance period 2021-2023) and 2022 PRSUs (awarded in 2022 for the performance period 2022-2024) are composed of three one-year periods with performance goals set annually, the “target” amount shown in 2022 represents one-third of the total 2020 PRSUs, one-third of the total 2021 PRSUs and one-third of the total 2022 PRSUs. In accordance with SEC rules, the aggregate grant date fair value of the PRSUs is calculated based on the probable outcome of the performance conditions as of the grant date, which, for the PRSUs reflected in this table, was target level performance. Therefore, values in the table for PRSU awards are computed as the product of the number of shares of stock to be delivered assuming target level performance multiplied by the grant date fair value of each PRSU ($85.45 for the 2020 PRSUs, $83.00 for the 2021 PRSUs and $73.74 for the 2022 PRSUs). If maximum level performance were assumed to be achieved, based on the units included here (1/3 of the total target number of 2020 PRSUs awarded, 1/3 of the total target number of 2021 PRSUs awarded and 1/3 of the 2022 PRSUs awarded), then the grant date fair value of the PRSUs with an accounting grant date in 2022 (computed as the product of the number of shares of stock to be delivered assuming maximum level performance multiplied by the closing price for our stock ($71.13 per share) on the NYSE on the grant date) would have been as follows: $13,428,377 for Mr. Will; $3,190,266 for Mr. Bohn, $2,551,462 for Mr. Barnard; $3,264,013 for Mr. Frost; and $1,989,990 for Ms. Menzel.

(4)
Amounts in this column represent amounts that the named executive officers earned with respect to the years ended December 31, 2020, 2021, and 2022 as the result of annual incentive awards we granted to the named executive officers pursuant to our non-equity incentive plan. Additional information with respect to these annual incentive awards for 2022 is set forth above under the heading “Compensation Discussion and Analysis — Review and Approval of 2022 Cash Compensation” and below under the heading “Grants of Plan-based Awards.”

(5)
Amounts in this column represent only the change during the particular year in the actuarial present value of the named executive officer’s accumulated pension benefits under our New Retirement Plan (a tax-qualified defined benefit pension plan) and our Supplemental Benefit and Deferral Plan (a nonqualified benefits restoration and deferred compensation plan). Our assumptions with respect to the determination of this value are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2022. For this purpose, we have also assumed retirement at age 65. Additional information with respect to our defined benefit pension plans is set forth below under the heading “Pension Benefits.”

(6)
This column does not include any above-market or preferential earnings with respect to nonqualified deferred compensation, since all earnings were determined by a third-party plan administrator and set to equal the published total return on notional capital market investments selected in advance by the named executive officers. Additional information with respect to the named executive officers’ nonqualified deferred compensation earnings is set forth below under the heading “Nonqualified Deferred Compensation.”

(7)
Amounts in this column for 2022 represent (i) employer contributions and credits to the company 401(k) plan and to our Supplemental Benefit and Deferral Plan, (ii) employer-paid term life insurance premiums, (iii) dividend equivalents on RSUs, and (iv) in the case of Mr. Barnard and Mr. Frost, perquisites consisting of an executive physical and certain financial advisory services, in each case as set forth in the following table:

Name	Employer Contributions and Credits to Retirement Plans ($)	Employer- paid Life Insurance Premiums ($)	Dividend Equivalents on RSUs ($)	Perquisites and Other Personal Benefits* ($)	Total ($)
W. Anthony Will	78,000	1,370	150,996	—	230,366
Christopher D. Bohn	39,600	960	36,282	—	76,842
Douglas C. Barnard	35,100	823	28,758	13,101	77,782
Bert A. Frost	38,400	919	36,714	12,826	88,859
Susan L. Menzel	33,000	796	22,799	—	56,594

*
For each named executive officer, excludes perquisites and other personal benefits unless the total value of all perquisites and other personal benefits for that named executive officer is $10,000 or more.

Mr. Will received no additional compensation for service as a director.

Grants of Plan-based Awards
The following table shows all plan-based awards that we granted for the year ended December 31, 2022 to each of the named executive officers. Additional information regarding these awards is set forth above under the heading “Summary Compensation Table.”
2022 Grants of Plan-based Awards Table
			Estimated Future Payouts Under Non-equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	Grant Date Fair Value of Stock Awards(5) ($)
Name	Type of Award(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
W. Anthony Will	STI	12/8/2021	877,500	1,755,000	3,510,000	—	—	—	—	—
	PRSU1	1/4/2022	—	—	—	7,838	19,595	47,028	—	1,444,935
	PRSU2	1/4/2022	—	—	—	13,257	33,143	79,543	—	2,750,869
	PRSU3	1/4/2022	—	—	—	10,369	25,923	62,215	—	2,215,120
	RSU	1/4/2022	—	—	—	—	—	—	39,191	2,787,656
Christopher D. Bohn	STI	12/8/2021	264,000	528,000	1,056,000	—	—	—	—	—
	PRSU1	1/4/2022	—	—	—	1,809	4,522	10,853	—	333,452
	PRSU2	1/4/2022	—	—	—	3,420	8,549	20,518	—	709,567
	PRSU3	1/4/2022	—	—	—	2,247	5,617	13,481	—	479,973
	RSU	1/4/2022	—	—	—	—	—	—	9,044	643,300
Douglas C. Barnard	STI	12/8/2021	234,000	468,000	936,000	—	—	—	—	—
	PRSU1	1/4/2022	—	—	—	1,447	3,617	8,681	—	266,718
	PRSU2	1/4/2022	—	—	—	2,630	6,576	15,782	—	545,808
	PRSU3	1/4/2022	—	—	—	1,901	4,753	11,407	—	406,144
	RSU	1/4/2022	—	—	—	—	—	—	7,235	514,626
Bert A. Frost	STI	12/8/2021	256,000	512,000	1,024,000	—	—	—	—	—
	PRSU1	1/4/2022	—	—	—	1,809	4,522	10,853	—	333,452
	PRSU2	1/4/2022	—	—	—	3,420	8,549	20,518	—	709,567
	PRSU3	1/4/2022	—	—	—	2,420	6,049	14,518	—	516,887
	RSU	1/4/2022	—	—	—	—	—	—	9,044	643,300
Susan L. Menzel	STI	12/8/2021	220,000	440,000	880,000	—	—	—	—	—
	PRSU1	1/4/2022	—	—	—	1,176	2,939	7,054	—	216,722
	PRSU2	1/4/2022	—	—	—	2,104	5,261	12,626	—	436,663
	PRSU3	1/4/2022	—	—	—	1,383	3,457	8,297	—	295,401
	RSU	1/4/2022	—	—	—	—	—	—	5,879	418,173

(1)
All awards included in this table were granted under the 2014 Equity and Incentive Plan. The types of awards granted include:

STI
Short-Term Incentive Plan

PRSU1
Performance Vesting Restricted Stock Unit, Year 1 of 2022-2024 PRSU Award

PRSU2
Performance Vesting Restricted Stock Unit, Year 2 of 2021-2023 PRSU Award

PRSU3
Performance Vesting Restricted Stock Unit, Year 3 of 2020-2022 PRSU Award

RSU
Restricted Stock Unit

(2)
In December 2021, Messrs. Will, Bohn, Barnard and Frost and Ms. Menzel were assigned target award opportunities equal to 135%, 80%, 80%, 80% and 80% of their respective base salaries for 2022. The threshold level shown is the minimum amount payable if the threshold level of both performance metrics are met. The terms and conditions of these awards are described above under the heading “Compensation Discussion and Analysis — Review and Approval of 2022 Cash Compensation.” We recently determined the amounts that each of the named executive officers had earned with respect to these awards, based on our corporate performance for 2022, as set forth above under the heading “Compensation Discussion and Analysis — Review and Approval of 2022 Cash Compensation — Approval of Annual Incentive Payments for 2022” and “Summary Compensation Table.”

(3)
The amounts in the “Threshold,” “Target,” and “Maximum” columns with the January 4, 2022 grant date reflect the PRSU opportunity granted during 2022 for the 2022 performance period (the first of three one-year performance periods for the 2022 PRSUs, the second of three one-year performance periods for the 2021 PRSUs and the third of three one-year performance periods for the 2020 PRSUs). The terms and conditions of these PRSU awards are described above under the heading “Compensation Discussion and Analysis — Review and Approval of 2022 Long-term Incentives.” As stated in that section, on the award grant date, the compensation and management development committee approved dollar-denominated 2022 PRSU awards for the individual executive officers and then the dollar-denominated awards were translated into an actual number of PRSUs by dividing the award values by the unweighted average closing price of our stock on the NYSE for the twenty trading days preceding the award grant date. As further described in that section, subject to earlier forfeiture or accelerated vesting, these awards will vest upon the certification by the compensation and management development committee of the attainment of the performance goals following the end of the applicable three-year performance period. The performance metrics for each of the 2020 PRSUs, the 2021 PRSUs and the 2022 PRSUs are composed of two measures: average return on net assets (“RONA”) over three one-year periods and a modifier pursuant to which the number of shares earned based on RONA performance may be increased or decreased by up to 20% based on our three-year TSR performance. The PRSUs accrue dividend equivalents during the performance and vesting period. Upon vesting, holders of PRSUs will be paid a cash equivalent of the dividends paid on our common stock during the performance and vesting period based on the number of shares of stock, if any, delivered upon the settlement of the PRSUs. Because the grant date for the PRSUs under accounting rules occurs when the applicable performance goals are set, the “target” amount shown represents one-third of the total 2020 PRSUs awarded in 2020 for the performance period 2020-2022, one-third of the total 2021 PRSUs awarded in 2021 for the performance period 2021-2023 and one-third of the total 2022 PRSUs awarded in 2022 for the performance period 2022-2024. See the Summary Compensation Table footnote 2 for further information on the full value of the 2022 PRSU grant.
(4)
The amounts shown in this column represent the RSUs granted to our named executive officers in 2022. Subject to earlier forfeiture or accelerated vesting, all of the RSUs with a January 4, 2022 grant date will vest in three equal annual installments following the date of grant. We will pay dividend equivalents in cash on the RSUs to the named executive officers during the vesting period. The terms and conditions of these RSU awards are described above under the heading “Compensation Discussion and Analysis — Review and Approval of 2022 Long-term Incentives.”

(5)
Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 of the RSU and PRSU awards that we granted to the named executive officers during 2022. The grant date fair value for the RSUs is calculated using the closing price of our stock on the NYSE on the date of grant ($71.13 per share). The grant date fair value for the PRSUs are calculated using a Monte Carlo simulation valuation performed as of the date of grant by an independent third party. The dollar value of the PRSU1s at the time of grant was $73.74 per unit, the dollar value of the PRSU2s at the time of grant was $83.00 per unit and the dollar value of the PRSU3s at the time of grant was $85.45 per unit. The aggregate grant date fair value of the PRSUs is calculated based on the probable outcome of the performance conditions as of the grant date. Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2022.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information concerning the outstanding equity awards held as of December 31, 2022 by each of the named executive officers. Additional information with respect to the equity awards granted during 2022 is set forth above under the heading “Grants of Plan-based Awards.”
2022 Outstanding Equity Awards at Fiscal Year End Table
Name	Grant Date/ Performance Period(1)	Stock Awards(2)(3)
		Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
W. Anthony Will	1/2/2020	17,282	1,472,426	—	—
	1/4/2021	44,191	3,765,073	—	—
	1/4/2022	39,191	3,339,073	—	—
	1/1/20-12/31/22	150,794	12,847,657	—	—
	1/1/21-12/31/23	—	—	238,630	20,331,242
	1/1/22-12/31/24	—	—	141,089	12,020,766
Christopher D. Bohn	1/2/2020	3,745	319,074	—	—
	1/4/2021	11,399	971,195	—	—
	1/4/2022	9,044	770,549	—	—
	1/1/20-12/31/22	32,672	2,783,667	—	—
	1/1/21-12/31/23	—	—	61,550	5,244,094
	1/1/22-12/31/24	—	—	32,558	2,773,976
Douglas C. Barnard	1/2/2020	3,169	269,999	—	—
	1/4/2021	8,768	747,034	—	—
	1/4/2022	7,235	616,422	—	—
	1/1/20-12/31/22	27,646	2,355,462	—	—
	1/1/21-12/31/23	—	—	47,347	4,033,981
	1/1/22-12/31/24	—	—	26,047	2,219,221
Bert A. Frost	1/2/2020	4,033	343,612	—	—
	1/4/2021	11,399	971,195	—	—
	1/4/2022	9,044	770,549	—	—
	1/1/20-12/31/22	35,185	2,997,770	—	—
	1/1/21-12/31/23	—	—	61,550	5,244,094
	1/1/22-12/31/24	—	—	32,558	2,773,976
Susan L. Menzel	1/2/2020	2,305	196,386	—	—
	1/4/2021	7,015	597,678	—	—
	1/4/2022	5,879	500,891	—	—
	1/1/20-12/31/22	20,105	1,712,988	—	—
	1/1/21-12/31/23	—	—	37,877	3,227,103
	1/1/22-12/31/24	—	—	21,163	1,803,105

(1)
This column includes the grant dates of RSU awards and the performance periods for the PRSU awards. The performance metrics for each of the 2020 PRSUs, the 2021 PRSUs and the 2022 PRSUs are composed of two measures: average return on net assets (“RONA”) over three one-year periods and a modifier pursuant to which the number of shares earned based on RONA performance may be increased or decreased by up to 20% based on our three-year TSR performance. Because the grant date for the PRSUs under accounting rules occurs when the applicable performance goals are set, each of our 2020 PRSUs, 2021 PRSUs and 2022 PRSUs will have three “grant dates,” one for each year of the three-year performance period. At each such grant date one-third of the full PRSU award will be granted. Amounts shown in this table represent the full awards for each of the 2020 PRSUs, the 2021 PRSUs and the 2022 PRSUs.

(2)
RSUs and PRSUs have been granted to our executive officers since 2014. Commencing in 2018 and for each year thereafter, the compensation and management development committee has determined that stock options would not be awarded and that the long-term incentive awards to our named executive officers should be composed 60% in PRSUs and 40% in RSUs. None of the named executive officers have any options outstanding as of December 31, 2022.

(3)
Subject to earlier forfeiture or accelerated vesting, all of the RSU awards granted in 2020, 2021 and 2022 will vest in three equal annual installments following the date of grant. Subject to earlier forfeiture or accelerated vesting, the PRSU awards granted in 2020, 2021 and 2022 will vest upon the certification by the compensation and management development committee of the attainment of the performance goals following the end of the three-year performance period. Dividend equivalents will be paid in cash on the RSUs during the vesting period. The PRSUs accrue dividend equivalents during the performance and vesting period and upon vesting, holders of PRSUs will be paid a cash equivalent of the dividends paid on our common stock during the performance and vesting period based on the number of shares of stock, if any, delivered in settlement of the PRSUs. The accelerated vesting provisions and the other terms and conditions of the stock awards granted in 2022 are described above under the heading “Compensation Discussion and Analysis — Review and Approval of 2022 Long-term Incentives.”

(4)
Reflects RSUs awarded in 2020, 2021 and 2022 and PRSUs awarded in 2020 (for which the performance period ended on December 31, 2022). In accordance with SEC rules, the number of PRSUs reported is based on the actual number of shares underlying the PRSUs that were earned at the end of the three-year performance period, subject to continued time vesting until the certification of the attainment of the performance goals no later than the last day of the fiscal quarter immediately following the end of the three-year performance period. The performance goals actually attained were above the target level, resulting in the vesting of 194% of the target PRSUs awarded in 2020.

(5)
Reflects PRSUs awarded in 2021 (for which the performance period ends on December 31, 2023) and 2022 (for which the performance period ends on December 31, 2024). With respect to the units awarded in 2021, actual performance through December 31, 2022 was above the target level and, in accordance with SEC rules, the number of 2021 units reported assumes achievement of the maximum performance level. With respect to the units awarded in 2021, the amount shown represents the full 2021 PRSU award. For the 2022 PRSUs, actual performance through December 31, 2022 was above the target level and, in accordance with SEC rules, the number of 2022 units reported assumes achievement of the maximum performance level. With respect to the units awarded in 2022, the amount shown represents the full 2022 PRSU award. See the Summary Compensation Table footnote 2 for further information on the full value of the 2022 PRSU grant.

(6)
The value shown is based on the closing price for our stock ($85.20 per share) on the NYSE on December 30, 2022 (the last trading day of 2022).

Option Exercises and Stock Vested
The following table sets forth certain information concerning stock option exercises by each of the named executive officers and the vesting of RSUs and PRSUs held by each of the named executive officers during the year ended December 31, 2022.
2022 Option Exercises and Stock Vested Table
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
W. Anthony Will	1,098,645	44,688,613	216,763	16,994,572
Christopher D. Bohn	110,740	3,748,110	45,521	3,558,361
Douglas C. Barnard	278,160	12,544,196	40,624	3,183,479
Bert A. Frost	124,410	3,486,244	51,823	4,060,226
Susan L. Menzel	—	—	28,361	2,217,635

(1)
The value realized on the exercise of stock options was calculated based on the difference between the exercise price of the stock options and the closing price for our stock on the NYSE on the exercise date.

(2)
The value realized on vesting of stock awards was computed by multiplying the number of shares of stock vesting by the closing price for our stock on the NYSE on the vesting date and, if the vesting date was not a trading day, the first trading day after the vesting date.

Pension Benefits
The following table sets forth certain information concerning accumulated retirement benefits as of December 31, 2022, for each of the named executive officers.
2022 Pension Benefits Table
Name	Plan Name(1)	Number of Years Credited Service(2) (#)	Present Value of Accumulated Benefit(2)(3) ($)
W. Anthony Will	New Retirement Plan	15.7	163,971
	Supplemental Benefit and Deferral Plan	15.7	479,126
Christopher D. Bohn	New Retirement Plan	13.3	148,286
	Supplemental Benefit and Deferral Plan	13.3	121,525
Douglas C. Barnard	New Retirement Plan	19	195,234
	Supplemental Benefit and Deferral Plan	19	180,853
Bert A. Frost	New Retirement Plan	14.1	159,776
	Supplemental Benefit and Deferral Plan	14.1	173,308
Susan L. Menzel	New Retirement Plan	5.2	63,140
	Supplemental Benefit and Deferral Plan	5.2	47,148

(1)
We maintain a defined benefit pension plan named the CF Industries Holdings, Inc. Pension Plan (the “Pension Plan”). Supplement A of the Pension Plan, which we refer to herein as the New Retirement Plan, is a tax qualified defined benefit pension plan. Effective December 31, 2022, the New Retirement Plan was closed to new hires and frozen with respect to active participants, including the NEOs. Our Supplemental Benefit and Deferral Plan is a nonqualified benefits restoration and deferred compensation plan.

(2)
The annual pension benefit under our New Retirement Plan assuming retirement at age 65 is equal to the actuarial equivalent of a participant’s cash balance account expressed as a single-life annuity payable monthly. The company provides an annual credit to each participant’s cash balance account equal to a percentage of the participant’s eligible compensation (which is limited to base salary for the NEOs) determined based on a participant’s years of service (as set forth in the table below). Each participant’s cash balance account will earn an annual return based on the greater of (i) the annual yield on 10-year treasury nominal securities and (ii) 3% annual interest.

Completed Years of Cash Balance Service as of the Last Day of the Plan Year for Which the Pay Credit is Credited	Pay Credit as a Percentage of Compensation for the Plan Year
Fewer than 5	4%
At least 5 but fewer than 10	5%
At least 10 but fewer than 15	6%
At least 15	7%
Benefits under our New Retirement Plan are paid in a straight life annuity or qualified joint and survivor annuity for unmarried and married participants, respectively, unless the participant has elected another form of annuity payment permitted under our New Retirement Plan or a lump sum payment. In the event of a participant’s death while an active employee, a benefit is payable to a participant’s beneficiary as a lump sum to the extent the beneficiary is not the participant’s spouse and solely with respect to spousal beneficiaries, either a lump sum or an annuity. A participant who has not reached the age of 65, but has completed three years of vesting service may be eligible to receive a monthly retirement benefit under the New Retirement Plan.

(3)
Amounts in this column represent the actuarial present value of the named executive officers’ accumulated pension benefits under our New Retirement Plan and our Supplemental Benefit and Deferral Plan. Our assumptions with respect to the determination of this value are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2022. For this purpose, we have also assumed retirement at age 65. Additional information with respect to the aggregate change over the past year in the actuarial present value of the named executive officers’ accumulated pension benefits under these plans is set forth above under the heading “Summary Compensation Table.”

Nonqualified Deferred Compensation
The following table sets forth certain information concerning nonqualified deferred compensation arrangements under our Supplemental Benefit and Deferral Plan for each of the named executive officers with respect to fiscal year 2022.
2022 Nonqualified Deferred Compensation Table
Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
W. Anthony Will	59,700	59,700	425,482	—	2,938,049
Christopher D. Bohn	221,300	21,300	(189,437)	—	1,277,648
Douglas C. Barnard	16,800	16,800	(262,969)	—	1,170,919
Bert A. Frost	170,100	20,100	(215,315)	—	1,185,438
Susan L. Menzel	14,700	14,700	(26,012)	—	145,869

(1)
Under our Supplemental Benefit and Deferral Plan, each of the named executive officers may elect to defer (i) up to 6% of his or her base salary in excess of the annual compensation limit under Section 401(a)(17) of the Internal Revenue Code and (ii) up to 100% of his or her annual incentive payment. Amounts in this column represent the amounts we credited to the accounts of the named executive officers during 2022. There is typically an administrative delay between the time when a participant defers income under the plan and the time when we subsequently credit the participant’s account. As a result of this delay, the amounts that we credited to the named executive officers’ accounts during 2022 differ slightly from the amounts that the named executive officers deferred during 2022. All amounts included under “Executive Contributions” are also included in the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 81.

(2)
For 2022, for each named executive officer who elects to defer any of his or her base salary in excess of the annual compensation limit, we match (through further such credits to his or her deemed account) the portion (up to 6%) of his or her excess base salary that he or she elects to defer. Amounts in this column represent the amounts we credited to the accounts of the named executive officers during 2022. These credits are also reported in the “All Other Compensation” column of the Summary Compensation Table on page 81.

(3)
Under our Supplemental Benefit and Deferral Plan, each of the named executive officers makes notional investments of his or her account balance from time to time in shares of (i) our common stock or (ii) the public mutual funds we offer to our employees as investment alternatives under our 401(k) plan. In order to make these notional investments, the named executive officer notifies the third-party plan administrator of his or her selections. The plan administrator then tracks the published total return on the actual securities underlying the named executive officer’s notional investments, and we credit or debit the named executive officer’s deemed account balance accordingly. Since all such credits and debits are determined by a third-party plan administrator and set to equal the published total return on notional capital market investments selected in advance by the named executive officers, none of the amounts shown in this column are reported as above-market or preferential earnings on nonqualified deferred compensation in the Summary Compensation Table.
(4)
In general, deferred amounts are paid out in a lump sum upon the termination of the named executive officer’s employment. The aggregate balance consists of executive contributions, company matching credits, and credits (or debits) reflecting returns on the notional investments. The following amounts of the reported aggregate balance were compensation for 2020 or 2021 and are included in the “Salary” or “Non-Equity Incentive Plan Compensation” columns (in the case of executive contributions) or the “All Other Compensation” column (in the case of company matching credits) of the Summary Compensation Table on page 81 for those years for the named executive:

Name	Executive Contributions in 2020 ($)	Registrant Contributions in 2020 ($)	Executive Contributions in 2021 ($)	Registrant Contributions in 2021 ($)
W. Anthony Will	57,739	57,739	57,600	57,600
Christopher D. Bohn	165,074	20,360	129,648	20,100
Douglas C. Barnard	16,760	16,760	17,102	17,102
Bert A. Frost	135,665	20,360	102,261	20,100
Susan L. Menzel	14,400	14,400	14,100	14,100
Potential Payments Upon Termination or Change in Control
We have change in control agreements in effect with each of the named executive officers. Under the terms of the change in control agreements, the named executive officer is entitled to receive certain payments and benefits from us upon a qualifying termination, specifically if we terminate his or her employment without cause (other than by reason of his or her death or disability) or if he or she resigns because of good reason, in either case within the period of 24 months following (or in certain cases prior to) a change in control (as such terms are defined in the agreements).
Under the change in control agreements, a named executive officer will be deemed to have good reason if we:
•
fail to pay his or her specified annual salary or reduce such salary, or provide certain benefits;

•
assign duties inconsistent with such officer’s current position or substantially and adversely alter his or her responsibilities;

•
fail to continue any compensation plan that constitutes a material portion of his or her compensation; or

•
change his or her primary employment location by more than 35 miles.

Following a qualifying termination, the change in control agreements for each named executive officer provide for (i) a lump sum payment to the named executive officer equal to two times (or, in the case of Mr. Will, three times) the sum of the officer’s base salary and target annual incentive payment; (ii) welfare benefit continuation for a period of two years (or, in the case of Mr. Will, three years) and outplacement services for a period of up to two years; and (iii) a pro-rata annual incentive payment for the year of termination, assuming target levels of performance or, if higher, actual year-to-date performance.
The named executive officer will also receive a cash payment equal to the contributions that we would have made on his or her behalf for a period of two years (or, in the case of Mr. Will, three years) under our defined contribution 401(k) plan and the related amounts that we would have credited to his or her account balance under our Supplemental Benefit and Deferral Plan. If the named executive officer is not fully vested in his or her benefits under these plans, the officer will also receive a cash payment equal to his or her unvested benefits.

In addition, the named executive officers (other than Messrs. Barnard and Frost who are ineligible for this benefit because of their legacy excise tax gross-up benefits as described below) will receive a cash payment equal to the actuarial value of two additional years (or, in the case of Mr. Will, three additional years) of age and service credit under our defined benefit New Retirement Plan and will be credited with two additional years (or, in the case of Mr. Will, three additional years) of age and service credit under our Supplemental Benefit and Deferral Plan. If the named executive officer is not fully vested in his or her benefits under these plans, the officer will also receive a cash payment equal to his or her unvested benefits.
The change in control agreements for Messrs. Barnard and Frost, which were entered into in 2007 and 2008, respectively, further provide that, if any of the payments to the named executive officer become subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code, the named executive officer will be entitled to receive an additional gross-up payment such that, after payment by him of all taxes, including any excise tax imposed upon the gross-up payment, he will receive the net after-tax benefit that he would have received had the excise tax not been imposed. The change of control agreements for Messrs. Will and Bohn and Ms. Menzel do not provide for a gross-up payment. The change in control agreements for each of these three named executive officers provide that payments that would be subject to the excise tax will be reduced to the greatest amount that he or she may receive without becoming subject to the excise tax, unless he or she would be better off on an after-tax basis (including following application of the excise tax) receiving the full amount of such payments, in which case no such reduction will be applied.
In December 2014, the Board adopted a policy whereby the company will not in the future enter into any new agreements with its named executive officers that include Internal Revenue Code Section 280G excise tax “gross-up” provisions with respect to payments contingent on a change in control of the company.
Each of the named executive officers will be required to sign a release of claims at the time of the qualifying termination as a condition to receiving any such payments or benefits from us under his or her change in control agreement.
The named executive officer will not be obligated to seek other employment in mitigation of the payments and benefits to be provided, and no such other employment will reduce our obligation to make such payments and to provide such benefits to him or her under the agreements.
In addition, under our 2022 Equity and Incentive Plan and our prior plan (the 2014 Equity and Incentive Plan), which governs awards granted prior to May 2022 (including all of the outstanding equity awards held by the named executive officers on December 31, 2022), upon a change in control the restrictions, limitations, and conditions applicable to outstanding RSUs, PRSUs, stock options, and other plan-based awards will lapse, any performance goals will be deemed fully achieved at the greater of target and actual performance to-date, and the awards will become fully vested (and in the case of stock options, exercisable); provided, that under our 2022 Equity and Incentive Plan, our compensation and management development committee may, in its discretion, provide such holders the consideration provided to similarly situated shareholders in such change in control. In addition, under our annual incentive plan, in the event of a change in control, the performance goals applicable in the performance year in which the change in control occurs will be deemed fully achieved at the target or actual performance level, whichever is higher.
Assuming a change in control had occurred on December 31, 2022, with a transaction price equal to the closing price for our stock ($85.20 per share) on the NYSE as of December 30, 2022

(the last trading day of 2022), each of the named executive officers would have been entitled to receive the following estimated severance benefits upon a qualifying termination of his or her employment on such date:
Name	Severance Amount(1) ($)	Defined Benefit Pension Plan Enhancement(2) ($)	Retirement Savings Plan Enhancement(3) ($)	Early Vesting of RSUs and PRSUs(4) ($)	Other Change in Control Benefits(5) ($)	Estimated Excise Tax Gross Up(6) ($)	Total ($)
W. Anthony Will	10,920,000	273,000	234,000	28,682,495	102,124	N/A	40,211,619
Christopher D. Bohn	2,904,000	85,800	79,200	6,837,300	79,049	N/A	9,985,349
Douglas C. Barnard	2,574,000	—	70,200	5,453,737	66,950	—	8,164,887
Bert A. Frost	2,816,000	—	76,800	6,972,257	78,401	—	9,943,458
Susan L. Menzel	2,420,000	55,000	66,000	4,274,314	65,614	N/A	6,880,928

(1)
This amount represents a cash payment to the named executive officer equal to (i) two times (or, in the case of Mr. Will, three times) the sum of his or her base salary and target annual incentive payment plus (ii) an annual incentive payment for the year of termination, assuming target level of performance.

(2)
This amount represents a cash payment to the named executive officer equal to the contributions that we would have made on his or her behalf for a period of two years (or, in the case of Mr. Will, three years), determined as if the named executive officer earned compensation during such period at a rate equal to his or her compensation during the twelve months immediately preceding the termination date.

(3)
This amount represents a cash payment to the named executive officer equal to the contributions that we would have made on his or her behalf for a period of two years (or, in the case of Mr. Will, three years), assuming each named executive officer contributed the maximum allowable amount under our 401(k) plan and the related amounts we would have credited to his or her account balance under our Supplemental Benefit and Deferral Plan.

(4)
This amount represents the value attributable to the accelerated vesting of outstanding awards of RSUs and PRSUs held by the named executive officer, which is deemed to equal the market value on December 30, 2022 (the last trading day of 2022) of the RSUs and PRSUs that would otherwise have been unvested as of such date. Payout value of PRSUs granted during 2020, 2021, and 2022 assumes target performance level. Each named executive officer would also receive accelerated vesting of such awards in the event of their death or disability, in the same amounts as set forth above. For a discussion of the vesting and other terms of the RSU and PRSU awards, see “Compensation Discussion and Analysis —  Compensation Discussion and Analysis: In Detail — Review and Approval of 2022 Long-Term Incentives — Vesting and Other Terms of RSUs and PRSUs.”

(5)
This amount represents the present value of the continuation of certain welfare benefits for the named executive officer for a period of two years (or, in the case of Mr. Will, three years) and the value of outplacement services for the named executive officer for a period of up to two years.

(6)
The change in control agreements for Messrs. Barnard and Frost, which were entered into in 2007 and 2008, respectively, provide that, if any of the payments to the named executive officer become subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code, the named executive officer will be entitled to receive an additional gross-up payment such that, after payment by him of all taxes, including any excise tax imposed upon the gross-up payment, he will receive the net after-tax benefit he would have received had the excise tax not been imposed. As reflected in the table, the named executive officers would not have received any gross-up payment in connection with a change of control assuming a transaction price equal to the closing price for our stock as of December 30, 2022 (the last trading day of 2022). The change of control agreements for Messrs. Will and Bohn and Ms. Menzel do not provide for a gross-up payment.

(7)
Mr. Barnard meets the conditions for “special retirement” contained in certain of his equity award agreements. As a result, a pro-rated number of RSUs and PRSUs would vest assuming a termination due to retirement had occurred on December 31, 2022. If Mr. Barnard had retired on such date, he would have been entitled to receive an estimated $3,492,547, representing the value attributable to the pro-rata vesting of outstanding awards of RSUs and PRSUs held by Mr. Barnard, which is deemed to equal the market value on December 30, 2022 (the last trading day of 2022). The payout value of PRSUs granted during 2020, 2021, and 2022 assumes target performance level. For a discussion of the retirement vesting terms of the RSU and PRSU awards, see “Compensation Discussion and Analysis —  Compensation Discussion and Analysis: In Detail — Change in Control, Severance, and Retirement Benefits.”

CEO Pay Ratio
In 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd — Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer. The company’s principal executive officer is Mr. Will.
Mr. Will had 2022 annual total compensation of $14,279,027, as reflected in the Summary Compensation Table included under the heading “Executive Compensation.” We calculated the 2022 annual total compensation for our median employee using the same methodology we use for our named executive officers as required to be set forth in the Summary Compensation Table included in this Proxy Statement. Our median employee’s 2022 annual total compensation was $133,455. As a result, we estimate that Mr. Will’s 2022 annual total compensation was approximately 107 times that of our median employee. Due to the variability of Mr. Will’s performance-based compensation, the CEO pay ratio can differ significantly from year to year.
The SEC rule permits a company to identify its median employee only once every three years, unless there has been a change in its employee population or employee compensation arrangements that the company reasonably believes would result in a significant change in the pay ratio disclosure. There has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. Therefore, we elected to use the same median employee we identified in 2020 for purposes of calculating the CEO pay ratio for 2022. We identified our median employee in 2020 by examining the 2020 total cash compensation (base salary and cash bonus) for all individuals, excluding our chief executive officer, who were employed by us on November 1, 2020. We included all employees, whether employed on a full-time, temporary or part-time basis. We did not make any assumptions, adjustments (including cost-of-living adjustments) or use any estimates with respect to determining total cash compensation, except that we annualized the compensation for our full-time and part-time permanent employees who were not employed by us for all of 2020.

Pay for Performance
In accordance with SEC rules adopted in 2022, pursuant to the Dodd-Frank Act, we are providing the following disclosure regarding executive compensation and Company performance for the fiscal years listed below. The compensation information presented in this table is intended to be provided in accordance with SEC rules, and may be different from the compensation information presented in “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail” beginning on page 56.
Pay Versus Performance
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)(2)(4) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income(6) ($, in millions)	Adjusted EBITDA(7) ($, in millions)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return(5) ($)
2022	14,279,027	33,759,455	3,547,447	7,453,688	192.66	169.63	3,937	5,884
2021	11,685,670	31,665,177	3,034,079	6,990,851	157.58	160.73	1,260	2,743
2020	9,705,007	2,779,133	2,393,762	1,125,081	84.22	103.42	432	1,341

(1)
Our principal executive officer (PEO) for each of the fiscal years 2022, 2021 and 2020 is Mr. Will. Our other named executive officers for each of the fiscal years 2022, 2021 and 2020 are Mr. Bohn, Mr. Barnard, Mr. Frost and Ms. Menzel.

(2)
The amounts shown as compensation actually paid have been calculated in accordance with SEC rules and do not reflect compensation actually realized or received by the company’s named executive officers. As described in footnote 3 of the summary compensation table, our assumptions with respect to the FASB ASC Topic 718 valuation of our equity awards granted in 2022 are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2022. In accordance with SEC rules, the aggregate grant date fair value of the PRSUs is calculated based on the probable outcome of the performance conditions as of the grant date, which, for the PRSUs reflected in the summary compensation table for each of the fiscal years 2020, 2021 and 2022, was target level performance. In accordance with SEC rules, the change in fair value of the PRSUs as of the end of each of the fiscal years 2020, 2021 and 2022 is based upon the probable outcome of the performance conditions as of the last day of the applicable fiscal year. The amounts included in the columns in footnotes 3 and 4 below identified as “Year-End Fair Value of Equity Awards Granted During Applicable Year,” “Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End,” and “Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year,” are based on the probable outcome, as of the last day of the applicable fiscal year, of the PRSU performance conditions, reflecting the actual outcome of the performance conditions of the applicable PRSU awards to date as of the last day of such fiscal year. For more information regarding how we determine the number of PRSUs earned, see “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Review and Approval of 2022 Long-Term Incentives — How We Determine the Number of PRSUs Earned.”

(3)
The following table discloses the amounts deducted from and added to the total compensation of our principal executive officer in determining our principal executive officer’s compensation actually paid (determined as described in footnote 2 above) for each fiscal year shown in the pay for performance table:
Year	Summary Compensation Table Total ($)	Minus: Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Plus: Pension Service Costs Attributable to the Applicable Year ($)	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year ($)	Plus: Year-End Fair Value of Equity Awards Granted During Applicable Year ($)	Plus: Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End ($)	Plus: Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($)	Compensation Actually Paid ($)
2022	14,279,027	40,080	81,498	9,198,580	18,434,354	5,027,737	5,175,500	33,759,455
2021	11,685,670	72,771	73,194	6,767,986	18,506,213	7,552,436	688,411	31,665,177
2020	9,705,007	124,968	70,767	6,260,802	5,198,095	(3,581,626)	(2,227,296)	2,779,133

(4)
The following table discloses the amounts deducted from and added to the average total compensation of our named executive officers, other than our principal executive officer, in determining those named executive officers’ average compensation actually paid (determined as described in footnote 2 above) for each fiscal year shown in the pay for performance table:

Year	Summary Compensation Table Total ($)	Minus: Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Plus: Pension Service Costs Attributable to the Applicable Year ($)	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year ($)	Plus: Year-End Fair Value of Equity Awards Granted During Applicable Year ($)	Plus: Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End ($)	Plus: Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($)	Compensation Actually Paid ($)
2022	3,547,447	22,240	31,035	1,867,438	3,769,427	1,019,332	976,124	7,453,688
2021	3,034,079	34,549	32,057	1,403,170	3,805,073	1,430,716	126,645	6,990,851
2020	2,393,762	51,596	31,215	1,185,711	982,623	(662,964)	(382,248)	1,125,081

(5)
Each of the peer group companies is a publicly traded manufacturer of agricultural chemical fertilizers. The companies comprising the peer group are CVR Partners LP, Incitec Pivot Limited, LSB Industries, Inc., Nutrien Ltd., OCI N.V., The Mosaic Company and Yara International ASA. For Yara International ASA, Incitec Pivot Limited and OCI N.V., we used their respective home exchange stock prices, converted into U.S. dollars, to calculate their total shareholder return.

(6)
We have a strategic venture with CHS Inc. (CHS) under which CHS owns an equity interest in CF Industries Nitrogen, LLC (CFN), an indirect subsidiary of CF Industries Holdings, Inc., which represents approximately 11% of the membership interests of CFN. Net income represents our net earnings, which includes net earnings attributable to CHS’s noncontrolling interest in the company. Our net earnings attributable to common stockholders for the years ended December 31, 2022, 2021 and 2020 was $3,346 million, $917 million and $317 million, respectively. For more information regarding our strategic venture with CHS, see Note 17 — Noncontrolling Interest in Notes to Consolidated Financial Statements in Item 8 of our 2022 Annual Report.

(7)
See “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program — Our Metrics Defined” on page 58 for the definition of Adjusted EBITDA and a description of how Adjusted EBITDA is calculated from net earnings attributable to common stockholders in our audited financial statements.
Relationship Between Pay and Performance
The graphs presented below describe the relationship between compensation actually paid (calculated in accordance with SEC rules), on the one hand, and our net income, Adjusted EBITDA, and cumulative total shareholder return, on the other hand, over the three-year period from 2020 to 2022.
Compensation Actually Paid vs. Net Income
Compensation Actually Paid vs. Adjusted EBITDA
Compensation Actually Paid vs. Total Shareholder Return

The graph presented below presents a comparison of the cumulative total shareholder return on the company’s common stock with the cumulative total return of a peer group of publicly traded manufacturers of agricultural chemical fertilizers (“Peer Group”), over the three-year period from 2020 to 2022.
Comparison of Total Shareholder Return
Most Important Financial Performance Measures
Our compensation and management development committee selects performance metrics for our incentive compensation programs that align executive interests with those of our shareholders. See “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program” on page 57 for the definition of these metrics and further explanation of how our compensation metrics in our annual incentive plan and long-term incentive plan tie to our business strategy. Below in an unranked order, are the most important financial performance measures used for the fiscal year ended December 31, 2022.
Metric	Alignment
Adjusted EBITDA	Adjusted EBITDA is a cornerstone of our annual short-term incentive program. It is the primary metric by which we measure our profitability and by which investors measure our performance.
Return on Net Assets (RONA)	Our PRSU awards are subject to three-year vesting criteria based on RONA over three one-year periods. RONA is correlated with long-term total shareholder return and is viewed as an indicator of the results of management’s operating decisions.
Total Shareholder Return (TSR)	Our PRSU awards have a modifier pursuant to which the number of shares earned based on RONA may be increased or decreased by up to 20% based on our three-year TSR as compared to threshold, target and maximum levels of performance. Use of TSR as a performance measure establishes a clear linkage between executive incentives and shareholder value creation.

PROPOSAL 4: APPROVAL AND ADOPTION OF
AN AMENDMENT AND RESTATEMENT OF
THE COMPANY’S CERTIFICATE OF
INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS AND MAKE VARIOUS CONFORMING AND TECHNICAL REVISIONS
Upon the unanimous recommendation of the nominating and corporate governance committee, the Board has unanimously adopted resolutions approving and declaring advisable, and recommending that the company’s shareholders approve and adopt, an amended and restated certificate of incorporation (the “Third Amended and Restated Certificate of Incorporation”) to add to the company’s certificate of incorporation a provision authorized under the corporation law of Delaware (the company’s state of incorporation) limiting the liability of certain officers of the company and to make various conforming and technical revisions to the company’s certificate of incorporation.
Addition of Provision Limiting Liability of Officers
Article VI of the company’s certificate of incorporation currently includes a provision, authorized under the General Corporation Law of the State of Delaware (the “DGCL”), that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Prior to 2022, the DGCL did not allow for similar elimination or limitation of officers’ personal liability. Consequently, plaintiff shareholders of some Delaware corporations employed a tactic of bringing certain claims that would be subject to dismissal if brought against exculpated directors against individual officers to avoid dismissal of such claims. In 2022, to address this inconsistent treatment of officers and directors, the DGCL was amended to enable Delaware corporations to eliminate or limit the liability of certain of their officers in limited circumstances. In light of this change in Delaware law, the Board is proposing that Article VI of the company’s certificate of incorporation be amended to add a provision exculpating the company’s officers from liability for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.
The DGCL’s authorization of officer exculpation provisions of the type proposed by the Board limits the scope of the liability protections afforded by such provisions. As a result:
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the proposed officer exculpation provision would eliminate officers’ personal liability only for monetary damages associated with breaches of the duty of care and only in connection with direct claims, including class actions, brought by shareholders;

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consistent with the liability protection currently provided to directors under the company’s certificate of incorporation, the proposed exculpation provision would not eliminate an officer’s monetary liability for any breach of the fiduciary duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction from which the officer derived an improper personal benefit;

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the proposed exculpation provision would not limit officers’ liability in actions brought by the company itself or in derivative actions brought by shareholders in the name of the company; and

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the liability protections provided by the proposed exculpation provision would apply only to any officer of the company who (i) is or was the company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer at any time during the course of the alleged wrongful conduct, (ii) is or was identified in the company’s public filings with the SEC because such officer is or was one of the most highly compensated executive officers of the company at any time during the course of the alleged wrongful conduct or (iii) has, by written agreement with the company, consented to being identified as an officer for purposes of being deemed to have consented to service of process in Delaware by the delivery of process to the registered agent of the company.
Under the officer exculpation provision proposed to be added to the company’s certificate of incorporation in the Third Amended and Restated Certificate of Incorporation, if the DGCL were amended to authorize the further elimination or limitation of the liability of officers, then the liability of officers of the company would be eliminated or limited to the fullest extent authorized by the DGCL as so amended.
As opportunities and challenges for the company arise, the company’s officers frequently must make time-sensitive decisions that can create substantial risk of lawsuits seeking to impose personal liability on the basis of hindsight and regardless of merit. The Board believes that the proposed officer exculpation provision, by mitigating officers’ concern about undue personal risk, would empower officers to best exercise their business judgment in furtherance of shareholder interests. The proposed officer exculpation provision would also more closely align the protections for the company’s officers with those currently afforded to the company’s directors. The Board’s conclusion as to the advisability of the proposed officer exculpation provision reflects the Board’s belief that officers of the company should not face potential financial ruin as a result of an unintentional misstep and that the proposed officer exculpation provision strikes a balance between shareholders’ interest in management accountability and their interest in the company’s ability to attract and retain highly-qualified officers to work on their behalf. The Board further believes that other companies will provide for officer liability protection as permitted by the recently-amended DGCL and that failure by the company to do so could put the company at a disadvantage in recruiting and retaining executives.
Conforming and Technical Revisions
The Third Amended and Restated Certificate of Incorporation would also make various conforming and technical revisions to the company’s certificate of incorporation, including, among others, updating the address of the company’s registered office; removing obsolete provisions relating to classification of the Board (which is no longer classified); and replacing the reference to “Chairman” with a reference to “Chair.”
Third Amended and Restated Certificate of Incorporation
The changes to the company’s certificate of incorporation that would be effected by the Third Amended and Restated Certificate of Incorporation are shown in the form of the Third Amended and Restated Certificate of Incorporation set forth in Appendix B to this Proxy Statement, in which deletions are indicated by red, strike-through text, and additions are indicated by blue, underlined text. The foregoing summary of such changes is qualified in its entirety by reference to Appendix B to this Proxy Statement.
If the company’s shareholders approve and adopt the Third Amended and Restated Certificate of Incorporation by the requisite vote at the Annual Meeting, we intend to file the Third Amended and Restated Certificate of Incorporation with the Delaware Secretary of State promptly thereafter, and the Third Amended and Restated Certificate of Incorporation would become effective upon such filing. If shareholders do not approve and adopt the Third Amended and Restated Certificate of Incorporation by the requisite vote, the Third Amended and Restated Certificate of Incorporation would not be filed with the Delaware Secretary of State, and the addition of the proposed officer exculpation provision and proposed conforming and technical revisions to the company’s certificate of incorporation would not take effect. In addition, even if shareholders approve and adopt the Third Amended and Restated Certificate of Incorporation by the

requisite vote, the Board may abandon the Third Amended and Restated Certificate of Incorporation at any time prior to the effectiveness of its filing with the Delaware Secretary of State without further action by shareholders, in which case, the addition of the proposed officer exculpation provision and proposed conforming and technical revisions to the company’s certificate of incorporation would not take effect.
BOARD RECOMMENDATION
The Board unanimously recommends that you vote FOR this proposal to approve and adopt an amendment and restatement of the company’s certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions.

PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2023
The audit committee has selected KPMG LLP as the independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for 2023. KPMG was our independent registered public accounting firm for the year ended December 31, 2022.
KPMG representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.
We are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm for 2023. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification as a matter of good corporate governance practice. Should the shareholders fail to provide such ratification, the audit committee will reconsider its approval of KPMG as our independent registered public accountants for 2023. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of CF Industries and its shareholders.
Unless otherwise instructed, we will vote all proxies we receive FOR ratifying the selection of KPMG as the company’s independent registered public accounting firm for 2023.
BOARD RECOMMENDATION
The Board unanimously recommends that you vote FOR the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2023.
AUDIT AND NON-AUDIT FEES
On behalf of CF Industries and its affiliates, the audit committee retained KPMG to audit our consolidated financial statements for 2022. In addition, the audit committee retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2022.
The aggregate fees for professional services provided by KPMG with respect to these various services for 2022 and 2021 were:
	2022	2021
Audit Fees(1)	$4,999,000	$4,299,123
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$4,999,000	$4,299,123

(1)
Audit fees consisted principally of audit and review work performed on the consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits and review of documents filed with the SEC.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting the compensation of, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the audit committee for approval.
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Audit services include audit and review work performed on the financial statements and audit work related to internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits and review of documents filed with the SEC.

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Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and consultation regarding financial accounting and reporting standards.

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Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax compliance, tax planning, and other tax advice.

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All other services are those services not captured in the audit, audit-related, or tax categories. The company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.
The audit committee has delegated specific pre-approval authority to the chair of the audit committee provided that the estimated fee for any such engagement does not exceed $100,000. The chair of the audit committee must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.
AUDITOR INDEPENDENCE
We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our audit committee has restricted the non-audit services that KPMG may provide to us primarily to audit-related services and tax services. The committee also has determined that we will only obtain these non-audit services from KPMG when the services offered by KPMG are more effective or economical than services available from other service providers, and, to the extent possible, only after competitive bidding. It is the audit committee’s goal that the fees we pay KPMG for non-audit services should not exceed the audit fees paid to KPMG.
Our audit committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional, and any other persons having responsibility for providing audit assurance on any aspect of their certification of our financial statements.

AUDIT COMMITTEE REPORT
The audit committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, and the independence and performance of our internal and independent auditors. The audit committee is also responsible for the selection, evaluation, and oversight of our independent auditors. The audit committee is composed of four non-employee directors and operates under a written charter adopted by the Board. Each member of the audit committee is independent under the corporate governance standards of the NYSE applicable to audit committee members.
Management is responsible for the financial reporting process, including establishing and maintaining adequate internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. KPMG, our independent auditor, is responsible for auditing the financial statements. The audit committee’s responsibility is to monitor and review these processes. The audit committee relies on the accuracy and completeness of the information provided to it and on the representations made by management and KPMG.
During 2022, the audit committee held nine meetings and met in executive session at five of the meetings. The audit committee reviewed and discussed with management and KPMG the audited consolidated financial statements of CF Industries for the year ended December 31, 2022 and KPMG’s evaluation of the company’s internal control over financial reporting. The audit committee also discussed with KPMG the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee received the written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and the audit committee discussed with KPMG that firm’s independence. The audit committee also considered whether the provision of non-audit services by KPMG was compatible with maintaining its independence.
Based on its review and the foregoing meetings, discussions, and reports, and subject to the limitations on its role and responsibilities referred to above and in the audit committee charter, the audit committee recommended to the Board that the audited consolidated financial statements of CF Industries for the year ended December 31, 2022, as audited by KPMG, be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC. The audit committee selected KPMG as our independent auditor for 2023 and recommended to the Board that the Board seek shareholder ratification of the selection of KPMG.
Theresa E. Wagler (Chair)
Robert C. Arzbaecher
Deborah L. DeHaas
John W. Eaves

PROPOSAL 6: SHAREHOLDER PROPOSAL
REGARDING AN INDEPENDENT BOARD
CHAIR
Information regarding a shareholder proposal submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, is set forth below. CF Industries disclaims any responsibility for the content of this proposal and statement of support, which is presented as received from the shareholder. The shareholder has advised us that he owns no fewer than 100 shares of our common stock and has given us notice that this proposal will be presented at the Annual Meeting. This proposal will be voted on during the Annual Meeting only if properly presented by or on behalf of the shareholder.
Proposal 6 — Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:
Whenever possible, the Chairman of the Board shall be an Independent Director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.
It is a best practice to adopt this proposal soon. However this policy could be phased in when there is a leadership transition.
This proposal topic won 52% support at Boeing and 54% support at Baxter International. Boeing then adopted this proposal topic in June 2020. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.
According to the 2022 CF Industries proxy the CF Lead Director has 3 duties and then 2 more duties if the Chairman is incapacitated. This is nothing compared to the duties of the independent Chairman of the Board called for in this proposal.
A lead director is no substitute for an independent board chairman. With the current CEO serving as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman. A lead director cannot call a special shareholder meeting. If a lead director disagrees with a CEO/Chairman, the CEO/Chairman prevails.
A lead director can delegate many details of his lead director duties to others and then simply rubber-stamp it. Management has not explained how shareholders can be sure of what goes on in regard to lead director delegation.
The increased complexities of companies of more than $20 Billion in market capitalization, like CF Industries, demand that 2 persons fill the 2 most important jobs in the company.
Please vote yes:
Independent Board Chairman — Proposal 6

THE BOARD’S STATEMENT IN OPPOSITION
The Board unanimously recommends a vote AGAINST this proposal.
The Board has given careful consideration to the shareholder proposal and is recommending that shareholders vote AGAINST the proposal for the following reasons:
The Chair of the Board of Directors is currently independent. Our chief executive officer does not serve as Board chair.
The company currently has, and since May 2014 has had, an independent Board chair. Our governance documents provide the Board with the flexibility to select the leadership structure that it deems best for the company at any given point in time, and the Board has determined that the most effective leadership structure at this time is to maintain an independent Board chair role separate from that of the chief executive officer.
Board flexibility in determining its leadership structure is in the best interests of the company and our shareholders.
While the Board intends to continue to maintain an independent Board chair separate from the chief executive officer, the Board believes that the best leadership structure for the company may vary depending on the circumstances from time to time. The Board is in the best position to determine who should serve as Board chair and should have the flexibility to make that determination. Our directors bring to bear diverse backgrounds, experiences and perspectives that enable the Board to assess and address our key challenges and needs, including the most appropriate board leadership structure. The Board carefully considers the appropriate leadership structure for the company on an annual basis and determines whether the roles of Board chair and chief executive officer should be combined or separated. This process allows the Board to choose what it determines to be the optimal leadership structure for the company under the circumstances prevailing from time to time. The proposal would remove the Board’s current flexibility to maintain a leadership structure that best serves the interests of the Company and its shareholders.
As part of our shareholder engagement efforts, we regularly discuss with shareholders general governance matters, including board leadership structure. In these discussions, shareholder feedback, including that from many of our largest shareholders, has generally been supportive of the Board’s retaining flexibility to select the most appropriate board leadership structure.
Our corporate governance guidelines provide for designation of a lead independent director if the Board chair is not an independent director.
The Board firmly supports having an independent director in a Board leadership position at all times. Accordingly, our corporate governance guidelines provide that, if the Board chair is not an independent director (e.g., if the roles of Board chair and chief executive officer were ever to be combined), the independent directors will designate an independent director to serve as a lead independent director. Under the guidelines, the lead independent director’s duties include coordinating the activities of the independent directors, coordinating the agenda for and moderating sessions of the Board’s independent directors and other non-management directors and facilitating communications between the other members of the Board. If, as is currently the case, the Board chair is an independent director, the Board chair also serves as lead independent director.
Our board leadership structure is supported by a strong, independent Board and by corporate governance structures and practices that promote independent oversight and accountability.
We have a strong, independent Board, consisting of highly-qualified directors reflecting a diversity of experiences, skills and backgrounds, that provides effective oversight of management and plays an active role in reviewing and approving our strategy and overseeing the successful execution of our strategy. With the exception of Mr. Will, our chief executive officer, the Board is composed entirely of independent directors. Independent directors make up 90.9% of the Board. At each regularly scheduled meeting of the Board, the Board conducts an executive session, presided over by the Board chair or other lead independent director, involving only the non-employee directors.
Other practices the Board believes help ensure effective oversight of management, irrespective of whether two separate individuals serve as Board chair and chief executive officer, include the following:
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Each of the Board’s four standing committees consists solely of independent directors.

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The Board plays an integral oversight role in succession planning for the chief executive officer and other senior officers of the company.

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Independent directors oversee all executive compensation matters, including compensation of our chief executive officer.

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Our independent Board chair (or, if the Board chair were not an independent director, the lead independent director) and the chair of the corporate governance and nominating committee, who is an independent director, lead an active process to regularly review the overall composition of the Board and each Board committee and assess whether each reflects the appropriate mix of experience, qualifications, attributes and skills that are relevant to our current and future global strategy, business and governance. We have a strong track record of board refreshment, with six of our 10 current independent director nominees having joined the Board during the period from and after 2017.

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Our corporate governance and nominating committee sponsors an annual self-assessment of the Board’s performance and the performance of each committee of the Board as well as director peer evaluations.

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The Board regularly reviews its policies and committee charters to ensure that they are appropriate and support effective corporate governance.

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All directors are elected annually.

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A majority vote standard applies in uncontested director elections. Under our corporate governance guidelines, an incumbent director who fails to receive a majority vote in an uncontested election must tender his or her resignation for consideration by the corporate governance and nominating committee.

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Our bylaws include proxy access provisions under which eligible shareholders can include their own nominees for director in our proxy materials.

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One or more holders of our common stock representing at least 25% of the voting power of our common stock may require the calling of a special meeting of shareholders.

For these reasons, the Board unanimously recommends that you vote AGAINST the proposal.
THE PROPOSAL IS ADVISORY IN NATURE, AND APPROVAL OF THE PROPOSAL WOULD NOT IN ITSELF ESTABLISH A BOARD POLICY OR AMEND OUR GOVERNING DOCUMENTS. APPROVAL OF THE PROPOSAL WOULD SERVE ONLY AS A RECOMMENDATION TO THE BOARD. IF THE PROPOSAL IS NOT PROPERLY PRESENTED BY OR ON BEHALF OF THE PROPONENT AT THE ANNUAL MEETING, IT WILL NOT BE VOTED UPON.

ANNUAL MEETING INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive these proxy materials?
We are providing these proxy materials in connection with the solicitation by the board of directors of CF Industries Holdings, Inc. of proxies to be voted at our 2023 Annual Meeting of Shareholders and at any adjournment or postponement of such meeting.
You are invited to attend the Annual Meeting on Wednesday, May 3, 2023, commencing at 10:00 a.m., Central time, via the Internet at www.virtualshareholdermeeting.com/CF2023. The Annual Meeting will be held in a virtual meeting format only, via the Internet. There will not be a physical location for the Annual Meeting and you will not be able to attend the meeting in person.
Shareholders will be able to attend the Annual Meeting, and vote and submit questions at the Annual Meeting, via the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, the company has elected to provide access to its proxy materials via the Internet. Accordingly, the company is sending a Notice of Internet Availability of Proxy Materials to the company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. In addition, shareholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis. The company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the expenses incurred by the company with respect to its annual meetings.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to:
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view on the Internet the company’s proxy materials for the Annual Meeting; and

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instruct the company to send future proxy materials to you by email.

Choosing to receive future proxy materials by email will save the company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
How can I attend the Annual Meeting?
To be admitted to the Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/CF2023 using the 16-digit control number on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials for the Annual Meeting. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote at the meeting. We recommend you carefully review the procedures needed to gain admission in advance.

Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device’s audio system. We encourage you to access the Annual Meeting in advance of the designated start time.
Shareholders encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by the company through Broadridge Financial Solutions, Inc. Technical support information is provided on the login page for all shareholders beginning 15 minutes prior to the start of the Annual Meeting. If you have difficulties accessing the virtual Annual Meeting during sign-in or during the meeting, please call the technical support number listed on the Annual Meeting login page.
Shareholders eligible to participate in the Annual Meeting may submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/CF2023.
What will be voted on at the Annual Meeting?
At the Annual Meeting, shareholders will be asked to:
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elect the eleven director nominees named in this Proxy Statement;

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consider and approve an advisory resolution regarding the compensation of our named executive officers (“Say on Pay”);

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consider and act upon an advisory vote regarding the frequency of future Say on Pay votes;

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approve and adopt an amendment and restatement of our certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions;

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ratify the selection of KPMG LLP as our independent registered public accounting firm for 2023;

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act upon one shareholder proposal regarding an independent board chair, if properly presented at the Annual Meeting; and

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consider any other business properly brought before the Annual Meeting.

How many votes do I have?
You will have one vote for every share of CF Industries common stock you owned on March 10, 2023 (the record date). If you were a shareholder of record as of the record date, you will retain your right to vote, even if you sell your shares after the record date.
How many votes can be cast by all shareholders?
As of the record date (March 10, 2023), 195,974,241 shares of our common stock were outstanding. The total number of votes that can be cast by all shareholders is 195,974,241, consisting of one vote for each share of common stock that was outstanding on the record date. There is no cumulative voting.
How many votes must be present to hold the Annual Meeting?
A majority of the votes that can be cast must be present for us to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present.
How do I vote?
If you are a shareholder of record that holds shares as of the record date, you have three options for delivering your proxy to vote your shares:

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if you request printed copies of the proxy materials, fill out the proxy card, date and sign it, and return it in the postage-paid envelope included with the printed materials;

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use the Internet site listed on the Notice of Internet Availability of Proxy Materials and proxy card; or

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call the toll-free telephone number listed on the proxy card.

The Internet and telephone voting procedures set forth on the Notice of Internet Availability of Proxy Materials and proxy card are designed to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions, and to confirm that their instructions have been properly recorded. If you vote through the Internet or by telephone, you should not return your proxy card.
To ensure that your vote is counted, please remember to submit your vote so that we receive it at least one business day prior to the Wednesday, May 3, 2023 Annual Meeting.
If you hold your shares of CF Industries common stock in an account at a bank, brokerage firm, dealer, trust company, or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and only they can exercise your right to vote with respect to your shares. You should have received a Notice of Internet Availability of Proxy Materials or voting instruction form and voting instructions with these proxy materials from that organization rather than from us. Please follow the instructions provided to you by your bank, brokerage firm, dealer, trust company, or other nominee to authorize a proxy to vote your shares. To vote during the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or voting instruction form.
You may vote your shares at the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/CF2023 during the meeting.
Can I change my vote?
Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting by either:
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sending a new proxy card with a later date;

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sending a written notice of revocation to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement; or

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voting through the Internet or by telephone at a later date, including by voting online during the Annual Meeting (up until the closing of the polls).

What if I don’t specify how my shares are to be voted?
Whether you vote by mail, telephone, or the Internet, your shares will be voted in accordance with your instructions. If you return a signed proxy card without indicating your vote or when voting on the Internet or by telephone you indicate that you wish to vote as recommended by the Board, your shares will be voted:
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FOR the election of the eleven director nominees named in this Proxy Statement,

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FOR the advisory resolution on the compensation of our named executive officers (Say on Pay),

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for 1 YEAR as the frequency of future Say on Pay votes,

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FOR the approval and adoption of an amendment and restatement of our certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions,

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FOR ratification of the selection of KPMG as our independent registered public accounting firm for 2023, and

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AGAINST the shareholder proposal regarding an independent board chair.

What vote is required to elect directors and to approve the other proposals?
With respect to Proposal 1, director nominees receiving a majority of votes cast (number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee) will be elected as a director.
For each of Proposals 2, 5 and 6 and any other matter (other than Proposals 1, 3 and 4) properly brought before the Annual Meeting, the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve such proposal.
For Proposal 3, the frequency (1 year, 2 years or 3 years) receiving the highest number of votes cast will be deemed to be the frequency of future Say on Pay votes selected by the shareholders. Because this vote is advisory, it will not be binding on the Board or the compensation and management development committee. However, the compensation and management development committee will consider the outcome of the shareholder vote, along with other relevant factors, in recommending a frequency of future Say on Pay votes to the Board.
For Proposal 4, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to approve such proposal.
Can my shares be voted if I don’t vote by proxy and don’t attend the Annual Meeting?
If you are a shareholder of record, you can vote by proxy using the Internet, as described on your Notice of Internet Availability of Proxy Materials and proxy card, calling the toll-free telephone number listed on your proxy card or completing, signing, dating and returning your proxy card.
If you don’t vote your shares held in street name, your broker can vote your shares on the ratification of the selection of KPMG as our independent registered public accounting firm. Your broker is not permitted to vote your shares on the election of the director nominees or any other matter on the agenda, other than the ratification of the selection of KPMG as our independent registered public accounting firm, without receiving instructions from you. This is referred to as a “broker non-vote.”
If you hold your shares in your own name with our transfer agent and you do not vote, your shares will not be voted at all.
How are my votes counted?
With respect to Proposal 1, you may either vote for or against or you may abstain with respect to the election of each nominee for the Board. If you abstain with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will not be counted as votes cast with respect to the election of such nominee and, accordingly, will have no effect on the election of that nominee.
For each of Proposals 2, 4, 5 and 6, you may vote for or against or you may abstain with respect to the approval of the applicable proposal. If you abstain with respect to any of these proposals, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.
For Proposal 3, you may either vote for a frequency of 1 year, 2 years or 3 years or abstain with respect to the frequency of the advisory votes to approve the compensation of our named executive officers. If you abstain with respect to Proposal 3, your shares will be counted as present for purposes of establishing a quorum, but will not be counted as a vote for any of the three frequency options, and the Board shall determine the impact of such votes.

Broker non-votes on any matter will be counted for purposes of establishing a quorum. Broker non-votes will have no effect on the outcome of the voting on Proposals 1, 2, 3, 5 and 6. Broker non-votes will have the same effect as a vote against Proposal 4.
Could other matters be decided at the Annual Meeting?
We don’t know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the persons named in the proxy.
What happens if the Annual Meeting is postponed, adjourned, or delayed?
Your proxy will still be good and may be voted at the postponed, adjourned or delayed meeting. You will still be able to change or revoke your proxy until it is voted.
IMPORTANT ADDITIONAL INFORMATION
Cost of Annual Meeting and Proxy Solicitation
We pay the cost of the Annual Meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, and similar means. None of our directors, officers, and employees will be specially compensated for these activities. We also intend to request that brokers, banks, and other nominees solicit proxies from their principals, and we will reimburse the brokers, banks, and other nominees for certain expenses they incur for such activities.
We have also retained Innisfree M&A Incorporated (“Innisfree”) for consulting and solicitation services in connection with the Annual Meeting, for which Innisfree is anticipated to receive a fee of approximately $25,000. We have also agreed to reimburse Innisfree for out-of-pocket expenses and to indemnify Innisfree against certain liabilities and expenses, including legal fees and related charges.
Available Information
CF Industries makes available free of charge on or through the Investor Relations section of its website, www.cfindustries.com, its Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and forms of proxy and all amendments to those reports as soon as reasonably practicable after such material is filed electronically with, or furnished to, the SEC. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.
CF Industries will provide without charge to any shareholder, upon written request to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, a copy of its Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and forms of proxy and all amendments to those reports.
Shareholders Sharing the Same Address
SEC rules permit the delivery of only one copy of a company’s Notice of Internet Availability of Proxy Materials, annual report to shareholders and proxy statement, as applicable, to multiple shareholders who share the same address (or, in the case of the Notice of Internet Availability of Proxy Materials, the delivery in a single envelope of separate notices for each such shareholder sharing the same address), unless contrary instructions have been received from one or more of those shareholders. This delivery method, called “householding,” can reduce the costs associated with printing and mailing of proxy materials. We will not be using householding in delivering proxy materials for the Annual Meeting to our shareholders of record, but a number of intermediaries, such as brokers, with account holders that own shares of our common stock held in street name will be householding our proxy materials for the Annual Meeting to their account holders that have given their express or implied consent to that method of delivery.
We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials for the Annual Meeting, our 2022 Annual Report or this Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of such document or documents was delivered. To receive a separate copy, please call Broadridge Financial Solutions, Inc. at (866) 540-7095 or write to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
Generally, if your shares of our common stock are held in street name, once you have received notice from your broker or other intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Notices of Internet Availability of Proxy Materials, annual reports to shareholders or proxy statements, as applicable, in the future, please notify your broker or other intermediary.
Shareholders that own shares of our common stock held in street name and that share an address and are receiving multiple copies of our annual reports to shareholders, proxy statements or Notices of Internet Availability of Proxy Materials, but would like to receive a single copy, may request delivery of a single copy of those documents by contacting their broker or other intermediary.
DEADLINES FOR SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS, SHAREHOLDER NOMINATED DIRECTOR CANDIDATES AND OTHER BUSINESS OF SHAREHOLDERS
Proposals to be Considered for Inclusion in CF Industries’ Proxy Materials
Under SEC rules, a shareholder who intends to present a proposal at the 2024 annual meeting of shareholders and who wishes the proposal to be included in our proxy statement for that meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. The proposal must be received no later than November 23, 2023 (120 days before March 22, 2024, the one year anniversary of the anticipated mailing date of this Proxy Statement).
Director Nominations for Inclusion in CF Industries’ Proxy Materials (Proxy Access)
Under the proxy access provisions of our bylaws, certain shareholders and/or shareholder groups will be permitted to include shareholder nominated director candidates in our proxy materials for the 2024 annual meeting of shareholders. Requests pursuant to such proxy access provisions to include shareholder nominated director candidates in our proxy materials for an annual meeting in 2024 must be delivered to, or mailed to and received by, our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement no earlier than October 24, 2023 (150 days before March 22, 2024, the one year anniversary of the anticipated mailing date of this Proxy Statement) and no later than November 23, 2023 (120 days before March 22, 2024, the one year anniversary of the anticipated mailing date of this Proxy Statement). See the discussion in Proposal 1 under the heading “Proxy Access” and refer to our bylaws for details about the process to include shareholder nominated director candidates in our proxy materials.
Other Shareholder Proposals and Director Nominations (Advance Notice Provisions)
Under our bylaws, written notice of (i) proposals intended to be presented by a shareholder at the 2024 annual meeting of shareholders, but that are not intended for inclusion in our proxy statement for that meeting pursuant to Rule 14a-8, and (ii) nominees for the election of directors intended to be made by a shareholder at the 2024 annual meeting of shareholders, must be delivered to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement no earlier than January 4, 2024 and no later than February 3, 2024. Such advance notice deadline will also be the deadline for a proposal to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act. To be in proper written form, such a notice must set forth the information prescribed in our bylaws. You can obtain a copy of our bylaws by writing our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

OTHER MATTERS
The Board of Directors knows of no other business to be presented at the Annual Meeting. If, however, any other business should properly come before the meeting, or any adjournment or postponement thereof, the proxies will be voted at the discretion of the persons named in the proxy.
By order of the board of directors,
Douglas C. Barnard
Senior Vice President, General Counsel, and Secretary
March 22, 2023

Appendix A
NON-GAAP DISCLOSURE ITEMS
The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA and free cash flow, which are non-GAAP financial measures, provide additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA and free cash flow included in this Proxy Statement may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA and free cash flow to the most directly comparable GAAP measures are provided below.
EBITDA is defined as net earnings attributable to common stockholders plus interest expense — net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization and the portion of depreciation that is included in noncontrolling interests.
The company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry.
Adjusted EBITDA is EBITDA adjusted for selected items as shown in the table below. The company has presented adjusted EBITDA because management uses this measure, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance.
Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interests. The company has presented free cash flow because management uses this measure and believes it is useful to investors as an indication of the strength of the company and its ability to generate cash and to evaluate the company’s cash generation ability relative to its industry competitors. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

A-1

Reconciliation of net earnings attributable to common stockholders (a GAAP measure) to EBITDA and adjusted EBITDA (non-GAAP measures):
Year ended December 31, 2022
(in millions)
Net earnings	$3,937
Less: Net earnings attributable to noncontrolling interest	(591)
Net earnings attributable to common stockholders	3,346
Interest expense — net	279
Income tax provision	1,158
Depreciation and amortization	850
Less other adjustments:
Depreciation and amortization in noncontrolling interest	(87)
Loan fee amortization(1)	(4)
EBITDA	5,542
Unrealized net mark-to-market loss on natural gas derivatives	41
Loss on foreign currency transactions, including intercompany loans	28
U.K. long-lived and intangible asset impairment	239
U.K. operations restructuring	19
Unrealized gain on embedded derivative liability	(14)
Pension settlement loss and curtailment gains — net	17
Loss on debt extinguishment	8
Total adjustments	338
Adjusted EBITDA	$5,880

(1)
Loan fee amortization is included in both interest expense — net and depreciation and amortization.

Reconciliation of net cash provided by operating activities (a GAAP measure) to free cash flow (a non-GAAP measure):
Year ended December 31, 2022
(in millions)
Net cash provided by operating activities(1)	$3,855
Capital expenditures	(453)
Distributions to noncontrolling interest	(619)
Free cash flow(1)	$2,783

(1)
Includes the impact of $491 million in tax and interest payments made to Canadian tax authorities in relation to an arbitration decision covering tax years 2006 through 2011 and transfer pricing positions between Canada and the United States for open years 2012 and after. The company is filing amended tax returns in the U.S. seeking refunds of related taxes paid.

A-2

Appendix B
~~SECOND~~THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CF INDUSTRIES HOLDINGS, INC.

Pursuant to Sections 242 and 245 of the
Delaware General Corporation Law

CF Industries Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
1.   The name of the corporation is CF Industries Holdings, Inc. (the “Corporation”). The Corporation was originally incorporated under the name CF Industries Holdings, Inc. The original ~~Certificate of Incorporation~~certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 15, 2005.
2.   This ~~Second~~Third Amended and Restated Certificate of Incorporation (~~the~~this “Amended and Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL.
3.   This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.
4.   The text of the ~~Certificate of Incorporation~~certificate of incorporation of the Corporation, as heretofore amended or supplemented, is hereby amended and restated in its entirety to read as follows:
ARTICLE I
The name of the ~~Corporation~~corporation is CF Industries Holdings, Inc. (the “Corporation”).
ARTICLE II
The address of the registered office of the Corporation in the State of Delaware is ~~2711 Centerville Road, Suite 400~~251 Little Falls Drive, City of Wilmington~~19808~~, County of New Castle, 19808. The name of its registered agent ~~is the~~at that address is Corporation Service Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
(A)   Authorized Capital Stock.   The total number of shares of stock which the Corporation shall have authority to issue is 550,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).
(B)   Preferred Stock.   Except as provided in Article IV(C) with respect to Series A Junior Participating Preferred Stock (as hereinafter defined), the board of directors of the Corporation (the “Board of Directors”) is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
(C)   Series A Junior Participating Preferred Stock.   There is hereby created a series of Preferred Stock, designated Series A Junior Participating Preferred Stock having the terms, rights and privileges set forth in Exhibit A attached hereto.
(D)   Power to Sell and Purchase Shares.   Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.
ARTICLE V
The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
(A)   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(B)   The Board of Directors shall consist of not less than 3 or more than 15 members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.
~~(C)   The Board of Directors shall be and is divided into three classes designated: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. Notwithstanding the foregoing, (1) at the 2013 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2014 annual meeting of stockholders; (2) at the 2014 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2015 annual meeting of stockholders; and (3) at the 2015 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, effective as of the 2015 annual meeting of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the DGCL and directors shall no longer be divided into three classes. Prior to the 2015 annual meeting of stockholders,~~

~~if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.~~
(~~D~~C)   A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
(~~E~~D)   Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may only be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may only be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. ~~Until the 2015 annual meeting of stockholders, (i) any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class, and (ii) any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.~~ Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding~~,(x) until the 2015 annual meeting of stockholders and in accordance with Section 141(k)(1) of the DGCL, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors and (y) from and after the 2015 annual meeting of stockholders~~, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. ~~Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.~~
(~~F~~E)   In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Third Amended and Restated Certificate of Incorporation, and any ~~By-Laws~~bylaws adopted by the stockholders; provided, however, that no ~~By-Laws~~bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such ~~By-Laws~~bylaws had not been adopted.
ARTICLE VI
(A)   No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article VI(A) shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
(B)   No officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article VI(B) shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
ARTICLE VII
The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.
The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.
The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Third Amended and Restated Certificate of Incorporation, the ~~By-Laws~~bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
Any repeal or modification of this Article VII shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
ARTICLE VIII
Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.
ARTICLE IX
(A)   Meetings of stockholders may be held within or without the State of Delaware, as the ~~By-Laws~~bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the ~~By-Laws~~bylaws of the Corporation.
(B)   Unless otherwise required by law, special meetings of stockholders may be called by (i) the ~~Chairman~~Chair of the Board of Directors, if there be one, (ii) the President or (iii) the Board of Directors, and (iv) subject to the provisions of the Corporation’s ~~By-Laws~~bylaws, a special meeting of stockholders shall be called by the Secretary of the Corporation upon written request of the holders of record of at least twenty-five percent (25%) of the voting power of all outstanding shares of Common Stock entitled to vote at such meeting, such voting power to be calculated and determined in the manner specified, and with any limitations as may be set forth, in the Corporation’s ~~By-Laws~~bylaws. Subject to the rights of the holders of any shares of Preferred Stock, special meetings of stockholders may not be called by any other person or persons. At such special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as were specified in the notice thereof.
ARTICLE X
In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter, change or repeal the Corporation’s ~~By-Laws~~bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter, change or repeal the Corporation’s ~~By-Laws~~bylaws. The Corporation’s ~~By-Laws~~bylaws also may be adopted, amended, altered, changed or repealed by the affirmative vote of the holders of a majority of the voting power of the Corporation’s then issued and outstanding capital stock entitled to vote generally at an election of directors of the Corporation.
ARTICLE XI
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Third Amended and Restated Certificate of Incorporation, the Corporation’s ~~By-Laws~~bylaws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this ~~14th~~     day of ~~May, 2014~~            2023.
CF INDUSTRIES HOLDINGS, INC.
By:

Name:
Title:

Exhibit A
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
Section 1.   Designation and Amount.   The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 500,000.
Section 2.   Dividends and Distributions.
(a)   Subject to the prior and superior rights of the holder of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of May, August, November and February in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after August 10, 2005 (the “Effective Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b)   The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(c)   Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend

B-A-1

Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.
Section 3.   Voting Rights.   The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:
(A)   Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Effective Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B)   Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
(C)   (i)    If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.
(ii)   During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required

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number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.
(iii)   Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.
(iv)   In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.
(v)   Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.
(D)   Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

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Section 4.   Certain Restrictions.
(A)   Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not
(i)   declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;
(ii)   declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii)   redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or
(iv)   purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(B)   The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
Section 5.   Reacquired Shares.   Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
Section 6.   Liquidation, Dissolution or Winding Up.   (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred

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Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.
(B)   In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.
(C)   In the event the Corporation shall at any time after the Effective Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 7.   Consolidation, Merger, etc.   In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Effective Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8.   No Redemption.   The shares of Series A Junior Participating Preferred Stock shall not be redeemable.
Section 9.   Ranking.   The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
Section 10.   Amendment.   At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Amended and Restated Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights

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of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.
Section 11.   Fractional Shares.   Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

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CF INDUSTRIES HOLDINGS, INC.4 PARKWAY NORTHDEERFIELD, IL 60015 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time on May 2, 2023. Have your proxy card in hand whenyou access the website and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CF2023You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on May 2, 2023. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CF INDUSTRIES HOLDINGS, INC.1. Election of DirectorsNominees:The Board of Directors recommends you vote FOR thefollowing nominees:1b. Robert C. Arzbaecher1a. Javed Ahmed1c. Deborah L. DeHaas1e. Stephen J. Hagge1d. John W. Eaves1h. Michael J. Toelle1f. Jesus Madrazo Yris1g. Anne P. Noonan1i. Theresa E. Wagler1j. Celso L. White1k. W. Anthony Will2. Advisory vote to approve the compensation of CF IndustriesHoldings, Inc.'s named executive officers.3. Advisory vote on the frequency of future advisoryvotes to approve the compensation of CF IndustriesHoldings, Inc.'s named executive officers.4. Approval and adoption of an amendment and restatementof CF Industries Holdings, Inc.'s certificate of incorporationto limit the liability of certain officers and make variousconforming and technical revisions.5. Ratification of the selection of KPMG LLP as CF IndustriesHoldings, Inc.'s independent registered public accountingfirm for 2023.The Board of Directors recommends you vote FOR proposal 2:The Board of Directors recommends you vote1 YEAR on proposal 3:The Board of Directors recommends you vote FOR proposal 4:The Board of Directors recommends you vote FOR proposal 5:6. Shareholder proposal regarding an independent board chair,if properly presented at the meeting.The Board of Directors recommends you vote AGAINSTproposal 6:NOTE: Such other business as may properly come before the meetingor any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners shouldeach sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.For Against AbstainFor Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !For Against Abstain CF INDUSTRIES HOLDINGS, INC.1. Election of DirectorsNominees:The Board of Directors recommends you vote FOR thefollowing nominees:1b. Robert C. Arzbaecher1a. Javed Ahmed1c. Deborah L. DeHaas1e. Stephen J. Hagge1d. John W. Eaves1h. Michael J. Toelle1f. Jesus Madrazo Yris1g. Anne P. Noonan1i. Theresa E. Wagler1j. Celso L. White1k. W. Anthony Will2. Advisory vote to approve the compensation of CF IndustriesHoldings, Inc.'s named executive officers.3. Advisory vote on the frequency of future advisoryvotes to approve the compensation of CF IndustriesHoldings, Inc.'s named executive officers.4. Approval and adoption of an amendment and restatementof CF Industries Holdings, Inc.'s certificate of incorporationto limit the liability of certain officers and make variousconforming and technical revisions.5. Ratification of the selection of KPMG LLP as CF IndustriesHoldings, Inc.'s independent registered public accountingfirm for 2023.The Board of Directors recommends you vote FOR proposal 2:The Board of Directors recommends you vote1 YEAR on proposal 3:The Board of Directors recommends you vote FOR proposal 4:The Board of Directors recommends you vote FOR proposal 5:6. Shareholder proposal regarding an independent board chair,if properly presented at the meeting.The Board of Directors recommends you vote AGAINSTproposal 6:NOTE: Such other business as may properly come before the meetingor any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners shouldeach sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.For Against AbstainFor Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !For Against Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice of Annual Meeting of Shareholders and Proxy Statement for the 2023 Annual Meeting of Shareholders and the 2022 Annual Report are available at www.proxyvote.com. P86586CF INDUSTRIES HOLDINGS, INC.Annual Meeting of ShareholdersMay 3, 2023, 10:00 a.m. Central TimeThis proxy is solicited by the Board of DirectorsThe undersigned hereby constitutes and appoints Douglas C. Barnard and Christopher D. Bohn, and each of them, as proxies, each with the power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this proxy card and in their discretion upon such other business as may properly come before the meeting, all the shares of common stock of CF Industries Holdings, Inc., registered in the name of the undersigned, as of March 10, 2023, at theAnnual Meeting of Shareholders of CF Industries Holdings, Inc., to be held May 3, 2023 at 10:00 a.m., Central Time, via the Internet at www.virtualshareholdermeeting.com/CF2023, and any and all adjournments or postponements of that meeting. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees listed in proposal 1, FOR proposals 2, 4 and 5, 1 YEAR on proposal 3 and AGAINST proposal 6.Continued and to be signed on reverse side